                                 OPERATING AGREEMENT

                                          OF

                            ALADDIN GAMING HOLDINGS, LLC,
                          A NEVADA LIMITED LIABILITY COMPANY





                                  TABLE OF CONTENTS

                                                                            PAGE
                                      ARTICLE I

                                     DEFINITIONS

1.1    Above Limits Gaming . . . . . . . . . . . . . . . . . . . . . . . . . .2
1.2    Above Limits Gaming Losses. . . . . . . . . . . . . . . . . . . . . . .2
1.3    Above Limits Gaming Period. . . . . . . . . . . . . . . . . . . . . . .2
1.4    Above Limits Gaming Wins. . . . . . . . . . . . . . . . . . . . . . . .2
1.5    Accepting Members . . . . . . . . . . . . . . . . . . . . . . . . . . .2
1.6    Adjusted Capital Account Deficit. . . . . . . . . . . . . . . . . . . .2
1.7    Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
1.8    Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
1.9    Aladdin Development . . . . . . . . . . . . . . . . . . . . . . . . . .3
1.10   Aladdin Gaming. . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
1.11   Aladdin Holdings. . . . . . . . . . . . . . . . . . . . . . . . . . . .3
1.12   Applicable Percentage . . . . . . . . . . . . . . . . . . . . . . . . .3
1.13   Articles. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
1.14   Assumed Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
1.15   Available Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
1.16   Bank Financing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
1.17   Bank Lenders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
1.18   Bankruptcy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
1.19   Bazaar. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
1.20   Bazaar Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
1.21   Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
1.22   Board Member. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
1.23   Board Supermajority . . . . . . . . . . . . . . . . . . . . . . . . . .4
1.24   Call. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
1.25   Capital Account . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
1.26   Capital Contribution. . . . . . . . . . . . . . . . . . . . . . . . . .5
1.27   Caused. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
1.28   Certificate of Shares . . . . . . . . . . . . . . . . . . . . . . . . .5
1.29   Change in Control . . . . . . . . . . . . . . . . . . . . . . . . . . .5
1.30   Code. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
1.31   Common Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
1.32   Completion Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . .5
1.33   Completion Guaranty Loan. . . . . . . . . . . . . . . . . . . . . . . .5
1.34   Completion Guaranty Payment . . . . . . . . . . . . . . . . . . . . . .5
1.35   Completion Guaranty Payment Due Date. . . . . . . . . . . . . . . . . .6


                                          i
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1.36   Contributing Obligor. . . . . . . . . . . . . . . . . . . . . . . . . .6
1.37   Contribution Agreement. . . . . . . . . . . . . . . . . . . . . . . . .6
1.38   Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
1.39   Covered Person. . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
1.40   Credit Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . .6
1.41   Cumulative Tax Liability Account. . . . . . . . . . . . . . . . . . . .6
1.42   Delinquent Amount . . . . . . . . . . . . . . . . . . . . . . . . . . .6
1.43   Dilution Fraction . . . . . . . . . . . . . . . . . . . . . . . . . . .6
1.44   Disassociated Member. . . . . . . . . . . . . . . . . . . . . . . . . .7
1.45   Discount Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
1.46   Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
1.47   EBITDA Factor . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
1.48   EBITDA Shortfall Due Date.. . . . . . . . . . . . . . . . . . . . . . .7
1.49   EBITDA Shortfall Loan.. . . . . . . . . . . . . . . . . . . . . . . . .7
1.50   EBITDA Shortfall Payments.. . . . . . . . . . . . . . . . . . . . . . .7
1.51   Employment and Consulting Agreements. . . . . . . . . . . . . . . . . .7
1.52   Equity Participation Agreement. . . . . . . . . . . . . . . . . . . . .8
1.53   Event of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . .8
1.54   Exchange Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
1.55   Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
1.56   Gaming Problem. . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
1.57   Gross Asset Value . . . . . . . . . . . . . . . . . . . . . . . . . . .8
1.58   Hotel and Casino EBITDA Difference. . . . . . . . . . . . . . . . . . .9
1.59   Hotel and Casino Percentage . . . . . . . . . . . . . . . . . . . . . .9
1.60   Hotel and Casino Projected EBITDA . . . . . . . . . . . . . . . . . . .9
1.61   Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
1.62   IPO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
1.63   IPO Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
1.64   Keep Well Agreement . . . . . . . . . . . . . . . . . . . . . . . . . 10
1.65   Keep Well Due Date. . . . . . . . . . . . . . . . . . . . . . . . . . 10
1.66   Keep Well Loan. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
1.67   Keep Well Payment . . . . . . . . . . . . . . . . . . . . . . . . . . 10
1.68   LCI Parent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
1.69   LCI Purchase Agreement. . . . . . . . . . . . . . . . . . . . . . . . 10
1.70   Majority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
1.71   Majority Member . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
1.72   Member. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
1.73   Member Nonrecourse Debt . . . . . . . . . . . . . . . . . . . . . . . 11
1.74   Member Nonrecourse Debt Minimum Gain. . . . . . . . . . . . . . . . . 11
1.75   Member Nonrecourse Deductions . . . . . . . . . . . . . . . . . . . . 11
1.76   Minimum Gain. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11


                                          ii
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1.77   Mountain Spa Resort . . . . . . . . . . . . . . . . . . . . . . . . . 11
1.78   Net Above Limits Gaming Losses. . . . . . . . . . . . . . . . . . . . 11
1.79   Nevada Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
1.80   Nevada Commission . . . . . . . . . . . . . . . . . . . . . . . . . . 11
1.81   Nevada Gaming Authorities . . . . . . . . . . . . . . . . . . . . . . 11
1.82   Non-Contributing Obligor. . . . . . . . . . . . . . . . . . . . . . . 12
1.83   Non-Default Keep Well Trigger . . . . . . . . . . . . . . . . . . . . 12
1.84   Non-Exercise Notice . . . . . . . . . . . . . . . . . . . . . . . . . 12
1.85   Nonrecourse Deductions. . . . . . . . . . . . . . . . . . . . . . . . 12
1.86   Normal Gaming Limits. . . . . . . . . . . . . . . . . . . . . . . . . 12
1.87   Notice of Offer . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
1.88   NRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
1.89   Offer Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
1.90   Offered Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
1.91   Offeror . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
1.92   Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
1.93   Opening Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
1.94   Oversubscribed Tag Along Member . . . . . . . . . . . . . . . . . . . 12
1.95   Parking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
1.96   Percentage Interest . . . . . . . . . . . . . . . . . . . . . . . . . 13
1.97   Permitted Transferee. . . . . . . . . . . . . . . . . . . . . . . . . 13
1.98   Person. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
1.99   Preferred Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . 13
1.100  Profits and Losses. . . . . . . . . . . . . . . . . . . . . . . . . . 13
1.101  Prohibited Transferee . . . . . . . . . . . . . . . . . . . . . . . . 14
1.102  Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
1.103  Proportionate Percentage. . . . . . . . . . . . . . . . . . . . . . . 15
1.104  Purchase Option . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
1.105  Purchasing Member . . . . . . . . . . . . . . . . . . . . . . . . . . 15
1.106  Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
1.107  Reciprocal Easement Agreement . . . . . . . . . . . . . . . . . . . . 15
1.108  Records Office. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
1.109  Redevelopment . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
1.111  Refusal Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
1.112  Related Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
1.113  Restricted Membership Interests . . . . . . . . . . . . . . . . . . . 16
1.114  Remaining Tag Along Shares. . . . . . . . . . . . . . . . . . . . . . 16
1.115  Salle Privee Agreement. . . . . . . . . . . . . . . . . . . . . . . . 16
1.116  Salle Privee Amount . . . . . . . . . . . . . . . . . . . . . . . . . 16
1.117  Salle Privee EBITDA Difference. . . . . . . . . . . . . . . . . . . . 16
1.118  Salle Privee Facilities . . . . . . . . . . . . . . . . . . . . . . . 16


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1.119  Salle Privee Percentage . . . . . . . . . . . . . . . . . . . . . . . 16
1.120  Salle Privee Projected EBITDA . . . . . . . . . . . . . . . . . . . . 17
1.121  Second Hotel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
1.122  Secretary of State. . . . . . . . . . . . . . . . . . . . . . . . . . 17
1.123  Securities Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
1.124  Selling Member. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
1.125  Series A Invested Capital.. . . . . . . . . . . . . . . . . . . . . . 17
1.126  Series A Preferred Return . . . . . . . . . . . . . . . . . . . . . . 17
1.127  Series B Preferred Shares . . . . . . . . . . . . . . . . . . . . . . 17
1.128  Series B Invested Capital . . . . . . . . . . . . . . . . . . . . . . 17
1.129  Series B Preferred Rate.. . . . . . . . . . . . . . . . . . . . . . . 17
1.130  Series B Preferred Return . . . . . . . . . . . . . . . . . . . . . . 18
1.131  Share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
1.132  Shopping Center . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
1.133  Stockholders and Registration Rights Agreement. . . . . . . . . . . . 18
1.134  Subsidiary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
1.135  Substituted Member. . . . . . . . . . . . . . . . . . . . . . . . . . 18
1.136  Supermajority . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
1.137  Tag Along Members . . . . . . . . . . . . . . . . . . . . . . . . . . 18
1.138  Tag Along Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . 19
1.139  Tag Along Offer . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
1.140  Tag Along Period. . . . . . . . . . . . . . . . . . . . . . . . . . . 19
1.141  Tag Along Price Per Share . . . . . . . . . . . . . . . . . . . . . . 19
1.142  Tag Along Sale. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
1.143  Tag Along Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . 19
1.144  Tag Along Transferee. . . . . . . . . . . . . . . . . . . . . . . . . 19
1.145  Tax Matters Partner . . . . . . . . . . . . . . . . . . . . . . . . . 19
1.146  Timeshare Parcel. . . . . . . . . . . . . . . . . . . . . . . . . . . 19
1.147  Total Common Shares . . . . . . . . . . . . . . . . . . . . . . . . . 19
1.148  Transfer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
1.149  Transferor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
1.150  Treasury Regulations. . . . . . . . . . . . . . . . . . . . . . . . . 19
1.151  Trigger Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
1.152  Triggering Member . . . . . . . . . . . . . . . . . . . . . . . . . . 20
1.153  Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
1.154  Ultimate Percentage Interest. . . . . . . . . . . . . . . . . . . . . 20
1.158  Upstream Notice of Offer. . . . . . . . . . . . . . . . . . . . . . . 20
1.159  Upstream Offeror. . . . . . . . . . . . . . . . . . . . . . . . . . . 20
1.160  Upstream Ownership Interest . . . . . . . . . . . . . . . . . . . . . 20
1.161  Upstream Transferor . . . . . . . . . . . . . . . . . . . . . . . . . 20
1.162  Warrants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

1.163  Warrant Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . 21
1.164  Warrant Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

                                     ARTICLE II

                                INTRODUCTORY MATTERS
 . . . . . . . . . . . . . . . . . . . . .
2.1    Records Office. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
2.2    Other Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
2.3    Resident Agent and Registered Office. . . . . . . . . . . . . . . . . 21
2.4    Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
2.5    No State Law Partnership; No Liability to Third Parties . . . . . . . 21

                                    ARTICLE III

                       INTERESTS AND ADJUSTMENTS IN INTERESTS

3.1    Member's Interest . . . . . . . . . . . . . . . . . . . . . . . . . . 22
3.2    Classes of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . 22
3.3    Completion Guaranty Payments. . . . . . . . . . . . . . . . . . . . . 23
3.4    Keep Well Payments. . . . . . . . . . . . . . . . . . . . . . . . . . 24
3.5    EBITDA Shortfall Payments . . . . . . . . . . . . . . . . . . . . . . 27
3.6    Other Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . 29
3.7    Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
3.8    UCC Election. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

                                     ARTICLE IV

                                  CAPITAL ACCOUNTS

4.1    Initial Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
4.2    Capital Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . 31
4.3    General Rules for Adjustment of Capital Accounts. . . . . . . . . . . 31
4.4    Special Rules With Respect to Capital Accounts. . . . . . . . . . . . 33
4.5    Rights With Respect to Capital; Interest. . . . . . . . . . . . . . . 33
4.6    Additional Capital Contributions. . . . . . . . . . . . . . . . . . . 33
4.7    Adjustment of Capital Accounts On Redemption of Discount Not. . . . . 33

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                                      ARTICLE V

                                  PROFITS AND LOSSES

5.1    Profits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
5.2    Losses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
5.3    Special Allocations . . . . . . . . . . . . . . . . . . . . . . . . . 35
5.4    Section 704(c) Allocation . . . . . . . . . . . . . . . . . . . . . . 36
5.5    Federal Income Tax. . . . . . . . . . . . . . . . . . . . . . . . . . 37
                                     ARTICLE VI

                                    DISTRIBUTIONS

6.1    Tax Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . 37
6.2    Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
6.3    Limitations on Distribution . . . . . . . . . . . . . . . . . . . . . 38

                                    ARTICLE VII

                                      MEMBERS

7.1    Powers of Members . . . . . . . . . . . . . . . . . . . . . . . . . . 39
7.2    Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . 39
7.3    Compensation of Members . . . . . . . . . . . . . . . . . . . . . . . 39
7.4    Action by the Members . . . . . . . . . . . . . . . . . . . . . . . . 39
7.5    Member Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
7.6    LCI Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
7.7    Meetings of Members . . . . . . . . . . . . . . . . . . . . . . . . . 42
7.8    Waiver of Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . 43
7.9    Adjourned Meetings and Notice Thereof . . . . . . . . . . . . . . . . 43
7.10   Action by Written Consent . . . . . . . . . . . . . . . . . . . . . . 43
7.11   Telephonic Meetings . . . . . . . . . . . . . . . . . . . . . . . . . 43
7.12   Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43

                                    ARTICLE VIII

                          RESIGNATION, TRANSFER OF SHARES,
                          CHANGE IN CONTROL, TRUST MEMBERS

8.1    Resignation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
8.2    Transfers of Interests. . . . . . . . . . . . . . . . . . . . . . . . 44
8.3    Right of First Offer and Last Refusal . . . . . . . . . . . . . . . . 44
8.4    Tag Along Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . 46
8.5    Transfers To Permitted Transferees. . . . . . . . . . . . . . . . . . 47
8.6    Transfer of Ownership Interests in Members. . . . . . . . . . . . . . 47
8.7    Call. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
8.8    Conveyance to Living Trust. . . . . . . . . . . . . . . . . . . . . . 49
8.9    Gaming Control Act. . . . . . . . . . . . . . . . . . . . . . . . . . 49
8.10   Further Restriction on Transfer of Shares . . . . . . . . . . . . . . 49

                                     ARTICLE IX

                                 BOARD OF MANAGERS

9.1    Board of Managers . . . . . . . . . . . . . . . . . . . . . . . . . . 50
9.2    Powers and Duties of the Board. . . . . . . . . . . . . . . . . . . . 52
9.3    Election of Officers. . . . . . . . . . . . . . . . . . . . . . . . . 52
9.4    Removal, Resignation and Vacancies. . . . . . . . . . . . . . . . . . 52
9.5    Meetings of the Board . . . . . . . . . . . . . . . . . . . . . . . . 53
9.6    Compensation of Board Members; Compensation of Officers . . . . . . . 54
9.7    Expense Reimbursements. . . . . . . . . . . . . . . . . . . . . . . . 54

                                     ARTICLE X

                       ACCOUNTING, RECORDS AND BANK ACCOUNTS

10.1   Records and Accounting. . . . . . . . . . . . . . . . . . . . . . . . 54
10.2   Access to Accounting Records. . . . . . . . . . . . . . . . . . . . . 54
10.3   Annual Tax Information. . . . . . . . . . . . . . . . . . . . . . . . 55
10.4   Obligations of Members to Report Allocations. . . . . . . . . . . . . 55
10.5   Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
10.6   Tax Elections . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
10.7   Taxation as a Partnership . . . . . . . . . . . . . . . . . . . . . . 55
10.8   Tax Reporting . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

                                     ARTICLE XI

                                        IPO

11.1   IPO Timing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
11.2   Pre-IPO Purchases . . . . . . . . . . . . . . . . . . . . . . . . . . 56
11.3   Incorporation of Partnership. . . . . . . . . . . . . . . . . . . . . 57

                                    ARTICLE XII

                           DISSOLUTION OF THE COMPANY AND
                         TERMINATION OF A MEMBER'S INTEREST

12.1   Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
12.2   Death of a Member; Continuation . . . . . . . . . . . . . . . . . . . 57
12.3   Company's Option To Purchase Bankrupt Member's Interest . . . . . . . 57
12.4   Members' Option to Purchase Bankrupt Member's Interest. . . . . . . . 58
12.5   Distribution on Dissolution and Liquidation . . . . . . . . . . . . . 59

                                    ARTICLE XIII

                     LIABILITY, EXCULPATION AND INDEMNIFICATION

13.1   Exculpation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
13.2   Fiduciary Duty. . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
13.3   Outside Businesses. . . . . . . . . . . . . . . . . . . . . . . . . . 61
13.4   Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
13.5   Indemnity for Actions By or In the Right of  the Company. . . . . . . 61
13.6   Indemnity If Successful . . . . . . . . . . . . . . . . . . . . . . . 62
13.7   Determination of Right to Indemnification . . . . . . . . . . . . . . 62
13.8   Advance Payment of Expenses . . . . . . . . . . . . . . . . . . . . . 62
13.9   Other Arrangements Not Excluded . . . . . . . . . . . . . . . . . . . 63
13.10  Errors and Omissions Insurance. . . . . . . . . . . . . . . . . . . . 63
13.11  Property of the Company . . . . . . . . . . . . . . . . . . . . . . . 64
13.12  Violation of this Agreement . . . . . . . . . . . . . . . . . . . . . 64

                                    ARTICLE XIV

                                   GAMING MATTERS

14.1   LICENSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
14.2   NOMINEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
14.3   GAMING PROBLEM. . . . . . . . . . . . . . . . . . . . . . . . . . . . 65

                                     ARTICLE XV

                                    NON-COMPETE

15.1   LCI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
15.2   SOMMER ENTERPRISES. . . . . . . . . . . . . . . . . . . . . . . . . . 66
15.3   REASONABLE TERMS. . . . . . . . . . . . . . . . . . . . . . . . . . . 66

                                    ARTICLE XVI

                              MISCELLANEOUS PROVISIONS

16.1   NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
16.2   INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
16.3   MEMBERSHIP CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . 67
16.4   COMPLETE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . 67
16.5   AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
16.6   APPLICABLE LAW; JURISDICTION. . . . . . . . . . . . . . . . . . . . . 68
16.7   INTERPRETATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
16.8   COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
16.9   FACSIMILE COPIES. . . . . . . . . . . . . . . . . . . . . . . . . . . 68
16.10  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
16.11  WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
16.12  NO THIRD PARTY BENEFICIARIES. . . . . . . . . . . . . . . . . . . . . 69

                                 OPERATING AGREEMENT

                                          OF

                            ALADDIN GAMING HOLDINGS, LLC,
                          A NEVADA LIMITED LIABILITY COMPANY



       This Operating Agreement of Aladdin Gaming Holdings, LLC, a Nevada limited liability company (the "Company"), is made and entered into as of this 26 day of February, 1998, by and between Sommer Enterprises, LLC, a Nevada limited liability company ("Sommer Enterprises"), London Clubs Nevada Inc., a Nevada corporation ("LCI"), Aladdin Gaming Enterprises, Inc., a Nevada corporation ("Aladdin Enterprises"), GAI, LLC, a Nevada limited liability company ("GAI"), and, from and after the vesting of their Interests as provided in their respective Employment and Consulting Agreements (as herein defined), Richard J. Goeglein ("Goeglein"), James H. McKennon ("McKennon"), Cornelius T. Klerk ("Klerk"), Jose A. Rueda ("Rueda") and Lee Galati ("Galati") (collectively, the "Parties").


                                   R E C I T A L S

       A. Sommer Enterprises formed the Company on December 1, 1997 pursuant to the provisions of Chapter 86 of the Nevada Revised Statutes;

       B. On or prior to the date hereof the Parties have made the Capital Contributions set forth opposite their respective names on Schedule 1 in exchange for the number of Common Shares set forth opposite their respective names on Schedule 1, and, to the extent that they hold Shares that have vested, such Parties have been admitted as Members of the Company; and

       C. The Parties desire by this Agreement to set forth their agreement as to the relationships between the Company and the Members, and among the Parties themselves and as to the conduct of the business and the internal affairs of the Company.

       THEREFORE, in consideration of the mutual covenants, agreements and promises made herein, the Parties agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

          1.1 ABOVE LIMITS GAMING. "Above Limits Gaming" means all wagers made in the Salle Privee Facilities during the Above Limits Gaming period by any Person who has been granted the right by LCI Parent to exceed the Normal Gaming Limits.

          1.2 ABOVE LIMITS GAMING LOSSES. "Above Limits Gaming Losses" means, with respect to a specified Quarter, the aggregate of the amounts won by customers from Aladdin Gaming in respect of Above Limits Gaming in such Quarter.

          1.3 ABOVE LIMITS GAMING PERIOD. "Above Limits Gaming Period" means, with respect to a particular Person, the period during which LCI Parent has granted such Person the right to exceed the Normal Gaming Limits.

          1.4 ABOVE LIMITS GAMING WINS. "Above Limits Gaming Wins" means, with respect to a specified Quarter, the aggregate of the amounts lost by customers to Aladdin Gaming in respect of Above Limits Gaming in such Quarter.

          1.5 ACCEPTING MEMBERS. "Accepting Members" has the meaning ascribed thereto in Section 8.3.

          1.6 ADJUSTED CAPITAL ACCOUNT DEFICIT. "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

               (a) increase such Capital Account by any amounts which such Member is obligated to contribute to the Company pursuant to the terms of this Agreement or otherwise, or is deemed to be obligated to contribute pursuant to Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

               (b) reduce such Capital Account by the amount of the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

          The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          1.7 AFFILIATE. "Affiliate" means, with respect to a specified Person, any other Person who or which is (a) the principal of the specified Person, (b) directly or indirectly

Controlling, Controlled by or under common Control with the specified Person, or (c) any member, director, officer, manager, relative or spouse of the specified Person; PROVIDED that, in no event shall (i) the holders of Warrants or Warrant Shares be Affiliates of Sommer Enterprises by reason of ownership of such Warrants or Warrant Shares or (ii) Goeglein or GAI, LLC be Affiliates of Sommer Enterprises; and PROVIDED further that immediate family members of Viola Sommer shall be deemed to be Affiliates of Sommer Enterprises, Aladdin Holdings and the Trust.

          1.8 AGREEMENT. "Agreement" means this Operating Agreement, as amended from time to time.

          1.9 ALADDIN DEVELOPMENT. "Aladdin Development" means the land and existing improvements on an approximately 35 acre site located at 3667 Las Vegas Boulevard South, Las Vegas, Nevada.

          1.10 ALADDIN GAMING. "Aladdin Gaming" means Aladdin Gaming, LLC, a Nevada limited liability company.

          1.11 ALADDIN HOLDINGS. "Aladdin Holdings" means Aladdin Holdings, LLC, a Delaware limited liability company.

          1.12 APPLICABLE PERCENTAGE. "Applicable Percentage" has the meaning ascribed thereto in Section 8.3.

          1.13 ARTICLES. "Articles" means the Articles of Organization of the Company, as amended from time to time.

          1.14 ASSUMED RATE. "Assumed Rate" shall initially mean 40%. The Board may adjust this rate upward or downward from time to time to avoid any material discrepancy between the prevailing Assumed Rate and the effective average rate of tax applicable to taxable income allocated from the Company to Sommer Enterprises or LCI (whichever is higher). For this purpose, the effective average rate of tax of Sommer Enterprises or any other pass-through entity for tax purposes shall be determined by reference to the Members thereof.

          1.15 AVAILABLE CASH. "Available Cash" means cash available in the accounts of the Company, less reasonable reserves established by the Board based on an assessment of the Company's needs for the payment of Company expenses, operations and contingencies.

          1.16 BANK FINANCING. "Bank Financing" means the financing under a senior credit facility in the amount of $410 million effective as of the date hereof between Aladdin Gaming as borrower and the Bank Lenders.

          1.17 BANK LENDERS. "Bank Lenders" means a syndicate of lenders, including The Bank of Nova Scotia, Canadian Imperial Bank of Commerce and Merrill Lynch Capital Corporation.

          1.18 BANKRUPTCY. "Bankruptcy" means, and a Member shall be referred to as a "Bankrupt Member" upon, (a) the entry of a decree or order for relief against the Member by a court of competent jurisdiction in any voluntary or involuntary case brought by or against the Member under any bankruptcy, insolvency or similar law (collectively, "Debtor Relief Laws") generally affecting the right of creditors and relief of debtors now or hereafter in effect; (b) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar agent under applicable Debtor Relief Laws for the Member or for any substantial part of the Member's assets or property;
(c) the ordering of the winding up or liquidation of the Member's affairs; (d) the filing of a petition by or against the Member in any such voluntary or involuntary bankruptcy case, which petition remains not dismissed for a period of 180 days or which is not dismissed or suspended pursuant to Section 305 of the Federal Bankruptcy Code (or any corresponding provision of any future United States Bankruptcy Law); (e) the consent by the Member to the entry of an order for relief in a voluntary or involuntary case under any Debtor Relief Laws or to the appointment of, or the taking of any possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar agent under any applicable Debtor Relief Laws for the Member or for any substantial part of the Member's assets or property; or (f) the making by the Member of any general assignment for the benefit of the Member's creditors.

          1.19 BAZAAR. "Bazaar" means Aladdin Bazaar, LLC, a Nevada limited liability company.

          1.20 BAZAAR LEASE. "Bazaar Lease" means the Lease dated on or about the date hereof between Aladdin Gaming and Bazaar.

          1.21 BOARD. "Board" means the Board of Managers of the Company, as provided for in Section 9.1.

          1.22 BOARD MEMBER.  "Board Member" means a member of the Board.

          1.23 BOARD SUPERMAJORITY. "Board Supermajority" means an affirmative vote at a duly constituted meeting of the Board of at least eighty percent of the Board Members.

          1.24 CALL.  "Call" has the meaning ascribed thereto in Section 8.7.

          1.25 CAPITAL ACCOUNT. "Capital Account" means, with respect to any Member or Disassociated Member, the capital account maintained for such Member or Disassociated Member as set forth in Section 4.2 after giving effect to the adjustments set forth in Sections 4.3 and 4.4.

          1.26 CAPITAL CONTRIBUTION. "Capital Contribution" means the total amount of cash and the agreed fair market value (net of liabilities) of any property contributed at any time to the capital of the Company by a Member.

          1.27 CAUSED. "Caused" means, with respect to a Person, that such Person has caused an Event of Default by breach or non-performance of a term, provision or covenant of any of the Keep Well Agreement, a Completion Guaranty or the Credit Agreement; PROVIDED that a Person shall not be found to have Caused an Event of Default as a result of such Person's or its Affiliates' Control of the Company or Aladdin Gaming.

          1.28 CERTIFICATE OF SHARES. "Certificate of Shares" means a certificate of the Company representing Shares in the Company.

          1.29 CHANGE IN CONTROL. "Change in Control" means, in respect of a Member, the occurrence of circumstances such that a Prohibited Transferee, directly or indirectly, Controls such Member.

          1.30 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding United States federal tax statute enacted after the date of this Agreement. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any United States federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

          1.31 COMMON SHARES. "Common Shares" means Shares with rights and obligations as provided in Section 3.2(b).

          1.32 COMPLETION GUARANTY. "Completion Guaranty" means (a) the Guaranty of Completion and Performance dated as of the date hereof, made by the Trust, Aladdin Bazaar Holdings, LLC and LCI Parent in favor of the Bank Lenders,
(b) the Guaranty of Completion and Performance dated as of the date hereof, made by the Trust, Aladdin Bazaar Holdings, LLC and LCI Parent in favor of the holders of the Discount Notes and (c) a Guaranty of Completion and Performance to be entered into after the date hereof by the Trust, Aladdin Bazaar Holdings, LLC and LCI Parent in favor of a Contingent Guarantor (as shall be defined in such Guaranty of Completion and Performance).

          1.33 COMPLETION GUARANTY LOAN. "Completion Guaranty Loan" has the meaning ascribed thereto in Section 3.3.

          1.34 COMPLETION GUARANTY PAYMENT. "Completion Guaranty Payment" has the meaning ascribed thereto in Section 3.3.

          1.35 COMPLETION GUARANTY PAYMENT DUE DATE. "Completion Guaranty Payment Due Date" has the meaning ascribed thereto in Section 3.3.

          1.36 CONTRIBUTING OBLIGOR. "Contributing Obligor" has the meaning ascribed thereto in Sections 3.3, 3.4 and 3.5.

          1.37 CONTRIBUTION AGREEMENT. "Contribution Agreement" means the Contribution Agreement dated as of the date hereof between the Trust, Aladdin Holdings, Sommer Enterprises, LCI and LCI Parent.

          1.38 CONTROL. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have corresponding meanings.

          1.39 COVERED PERSON. "Covered Person" means (a) a Member or any Affiliate of a Member, (b) any officers, directors, shareholders, members, controlling Persons, partners, employees, representatives or agents of a Member or a Board Member, (c) any Board Member, officer, employee, representative or agent of the Company or its Affiliates, or (d) any Person who was, at the time of the act or omission in question, a Person described in any of the preceding clauses (a) through (c).

          1.40 CREDIT AGREEMENT. "Credit Agreement" means the Credit Agreement in respect of the Bank Financing dated as of the date hereof between Aladdin Gaming and the Bank Lenders.

          1.41 CUMULATIVE TAX LIABILITY ACCOUNT. "Cumulative Tax Liability Account" means, with respect to each Member for any Quarter, the product of (a) the Assumed Rate and (b) the excess of the cumulative amount of federal taxable income or gain expected to be allocated to such Member in respect of its Common Shares for such Quarter and actually allocated or expected to be allocated for all prior Quarters pursuant to Article V, over the cumulative amount of federal taxable loss or deduction allocated to such Member in respect of its Common Shares for such Quarter and actually allocated or expected to be allocated for all prior Quarters pursuant to Article V.

          1.42 DELINQUENT AMOUNT. "Delinquent Amount" has the meanings ascribed thereto in Sections 3.3, 3.4 and 3.5.

          1.43 DILUTION FRACTION. "Dilution Fraction" has the meaning ascribed thereto in Sections 3.4 and 3.5.

          1.44 DISASSOCIATED MEMBER. "Disassociated Member" means the transferee of a Member's Shares, or a personal representative or heir or legatee of such Member, who is not admitted to the Company as a Member.

          1.45 DISCOUNT NOTES. "Discount Notes" means 13.5% senior discount notes, accreting to an aggregate principal amount of $221.5 million at maturity, due 2010 issued by the Company and Aladdin Capital Corp. on or about the date hereof.

          1.46 DISTRIBUTION. "Distribution" means a distribution of cash or other property made by the Company with respect to Shares, including upon dissolution or liquidation of the Company or in respect of a redemption of Shares, but shall not mean payments or transfers of cash or other property to Members for reasons other than their ownership of Shares.

          1.47 EBITDA FACTOR. "EBITDA Factor" means, with respect to a specified Quarter, a factor equal to 1.00 minus the fraction the numerator of which is the Hotel and Casino Percentage for such Quarter and the denominator of which is the Salle Privee Percentage for such Quarter; PROVIDED that if the Salle Privee Percentage exceeds the Hotel and Casino Percentage for that Quarter, the EBITDA Factor shall be zero.

          1.48 EBITDA SHORTFALL DUE DATE.   "EBITDA Shortfall Due Date" has the
meaning ascribed thereto in Section 3.5.

          1.49 EBITDA SHORTFALL LOAN. "EBITDA Shortfall Loan" has the meaning ascribed thereto in Section 3.5.

     1.50 EBITDA SHORTFALL PAYMENTS. "EBITDA Shortfall Payments" has the meaning ascribed thereto in Section 3.5.

          1.51 EMPLOYMENT AND CONSULTING AGREEMENTS. "Employment and Consulting Agreements" means (a) the Employment and Consulting Agreement effective January 1, 1997 entered into by and among Goeglein, the Company, Aladdin Gaming and Aladdin Holdings as amended on January 30, 1998 and February 26, 1998, (b) the Consulting Agreement effective January 1, 1997 entered into by and among GAI, the Company, Aladdin Gaming and Aladdin Holdings as amended on January 30, 1998 and February 26, 1998, (c) the Employment Agreement effective April 15, 1997 entered into by and among McKennon, the Company, Aladdin Gaming and Aladdin Holdings as amended on February 26, 1998, (d) the Employment Agreement effective July 1, 1997 entered into by and among Klerk, the Company, Aladdin Gaming and Aladdin Holdings as amended on February 26, 1998, (e) the Employment Agreement effective July 1, 1997 entered into by and among Rueda, the Company, Aladdin Gaming and Aladdin Holdings as amended on February 26, 1998, (f) the Employment Agreement effective July 1, 1997 entered into by and among Galati, the Company, Aladdin Gaming and Aladdin Holdings as amended on February 26, 1998.

          1.52 EQUITY PARTICIPATION AGREEMENT. "Equity Participation Agreement" means the Equity Participation Agreement dated as of the date hereof among Sommer Enterprises, Aladdin Enterprises, LCI and State Street Bank and Trust Company as warrant agent.

          1.53 EVENT OF DEFAULT. "Event of Default" means any of (a) an Event of Default under the Credit Agreement, (b) a Specified Event under any Completion Guaranty or the Keep Well Agreement or (c) any breach or default under the Keep Well Agreement or any Completion Guaranty, in each case pursuant to which the Bank Lenders, the holders of the Discount Notes or the Contingent Guarantor (as defined in the relevant Completion Guaranty) have exercised any rights or remedies under any of the Credit Agreement, a Completion Guaranty or the Keep Well Agreement, but shall exclude any of the foregoing events which only gives rise to a payment by LCI Parent pursuant to Section 13 of the Keep Well Agreement.

          1.54 EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          1.55 FISCAL YEAR. "Fiscal Year" means the period commencing on January 1 of each calendar year and terminating on December 31 of the same calendar year, or such other period as determined by the Board and permitted by the Code, the Treasury Regulations or any other applicable laws.

          1.56 GAMING PROBLEM. "Gaming Problem" means circumstances such that any Member, any Affiliate of any Member or any Related Party of any Member or of any Affiliate of any Related Party may preclude or materially delay, impede or impair the ability of the Company or Aladdin Gaming to obtain or retain any licenses required by the Nevada Gaming Authorities for the conduct of business of the Company, Aladdin Gaming and their Subsidiaries, or such as may result in the imposition of materially burdensome terms and conditions on any such license.

          1.57 GROSS ASSET VALUE. "Gross Asset Value" means, with respect to any Company asset, the asset's adjusted basis for federal income tax purposes, except as follows:

               (a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the fair market value of such asset on the date of contribution; PROVIDED, that the Gross Asset Value of any asset (other than cash) contributed by a Member shall be as set forth on Schedule 1;

               (b) the Gross Asset Value of all Company assets shall be adjusted to equal their respective fair market values as of the following times:
(i) the acquisition of an additional Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an Interest; and (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); PROVIDED, however, that the adjustment pursuant to clauses (i) and (ii) shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

               (c) the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the fair market value of such asset on the date of the Distribution; and

               (d) the Gross Asset Values of the Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); PROVIDED, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent the Board determines that an adjustment pursuant to paragraph (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

          If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (a), (b) or (d) above, such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

          1.58 HOTEL AND CASINO EBITDA DIFFERENCE. "Hotel and Casino EBITDA Difference" means, with respect to a specified Quarter, (a) the Hotel and Casino Projected EBITDA for such Quarter, less (b) the EBITDA (as determined in accordance with the Keep Well Agreement) attributable to the Aladdin Hotel and Casino (exclusive of the Salle Privee Facilities) for such Quarter; PROVIDED that if such amount is negative, the Hotel and Casino EBITDA Difference shall be zero.

          1.59 HOTEL AND CASINO PERCENTAGE. "Hotel and Casino Percentage" means, with respect to a specified Quarter, the fraction, expressed as a percentage, the numerator of which is the Hotel and Casino EBITDA Difference for such Quarter and the denominator of which is the Hotel and Casino Projected EBITDA for such Quarter.

          1.60 HOTEL AND CASINO PROJECTED EBITDA. "Hotel and Casino Projected EBITDA" means, with respect to a specified Quarter, the projected EBITDA for the Aladdin Hotel and Casino (exclusive of the Salle Privee Facilities) for such Quarter, as set forth on Schedule 2.

          1.61 INTEREST. "Interest" means the entire ownership interest of a Member in the Company at any time, including the right of such Member to any and all benefits to which a

Member may be entitled as provided under the NRS and in this Agreement and includes ownership interests in respect of both Common Shares and Preferred Shares.

          1.62 IPO. "IPO" means the initial underwritten offering pursuant to which common shares of IPO Corporation become registered under Section 12(g) of the Exchange Act.

          1.63 IPO CORPORATION. "IPO Corporation" means the entity which itself or through its Subsidiaries carries on the business of the Aladdin Hotel and Casino and whose common shares become registered under Section 12(g) of the Exchange Act in connection with the IPO.

          1.64 KEEP WELL AGREEMENT. "Keep Well Agreement" means the Keep-Well Agreement dated as of the date hereof made by Aladdin Holdings, Aladdin Bazaar Holdings, LLC and LCI Parent in respect of the Bank Financing in favor of the Bank Lenders.

          1.65 KEEP WELL DUE DATE. "Keep Well Due Date" has the meaning ascribed thereto in Section 3.4.

          1.66 KEEP WELL LOAN. "Keep Well Loan" has the meaning ascribed thereto in Section 3.4.

          1.67 KEEP WELL PAYMENT. "Keep Well Payment" has the meaning ascribed thereto in Section 3.4.

          1.68 LCI PARENT. "LCI Parent" means London Clubs International, p.l.c., a company registered in England and Wales.

          1.69 LCI PURCHASE AGREEMENT. "LCI Purchase Agreement" means the Purchase Agreement dated as of September 24, 1997, as amended on October 16, 1997, November 18, 1997, December 1, 1997 and February 16, 1998 and amended and restated on February 26, 1998 among the Company, Aladdin Gaming, LCI, LCI Parent, Sommer Enterprises, the Trust and Aladdin Holdings.

          1.70 MAJORITY. "Majority" means an affirmative vote or consent of the Member or Members owning an aggregate of more than fifty percent of the Percentage Interests.

          1.71 MAJORITY MEMBER. "Majority Member" means either (if any) (a) Sommer Enterprises, if designees of Sommer Enterprises (whether through Aladdin Enterprises appointing its designees pursuant to Section 9.1 or otherwise) constitute a majority of the Board or (b) LCI, if designees of LCI (whether through Aladdin Enterprises appointing its designees pursuant to Section 9.1 or otherwise) constitute a majority of the Board.

          1.72 MEMBER. "Member" means a Person who has been admitted to the Company as a member in accordance with the NRS and this Agreement.

          1.73 MEMBER NONRECOURSE DEBT. "Member Nonrecourse Debt" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(4) for "partner non-recourse debt".

          1.74 MEMBER NONRECOURSE DEBT MINIMUM GAIN. "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Minimum Gain that would result if such Member Nonrecourse Debt were treated as a nonrecourse liability of the Company, determined in accordance with Treasury Regulations Sections 1.704-2(i)(3).

          1.75 MEMBER NONRECOURSE DEDUCTIONS. "Member Nonrecourse Deductions" has the meaning set forth in Treasury Regulations Sections 1.704-2(i)(l) and 1.704-2(i)(2) for "partner non-recourse deductions".

          1.76 MINIMUM GAIN. "Minimum Gain" means the amount determined by computing, with respect to each nonrecourse liability of the Company, the amount of gain (of whatever character), if any, that would be realized by the Company if it disposed (in a taxable transaction) of the Property subject to such liability in full satisfaction thereof, and by then aggregating the amounts so computed as set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

          1.77 MOUNTAIN SPA RESORT. "Mountain Spa Resort" means the hotel, spa and casino resort being developed by Mountain Spa Development, Inc. and its Affiliates known as the "Mountain Spa Resort" located in Las Vegas, Nevada.

          1.78 NET ABOVE LIMITS GAMING LOSSES. "Net Above Limits Gaming Losses" means, with respect to a specified Quarter, the amount, if any, by which Above Limits Gaming Losses exceeds Above Limits Gaming Wins for such Quarter.

          1.79 NEVADA ACT. "Nevada Act" means the Nevada Gaming Control Act (or any successor statute), and any rules or regulations promulgated thereunder.

          1.80 NEVADA COMMISSION. "Nevada Commission" means the Nevada Gaming Commission.

          1.81 NEVADA GAMING AUTHORITIES. "Nevada Gaming Authorities" means the Nevada Commission, the Nevada State Gaming Control Board and any other applicable governmental or administrative state or local agency involved in the regulation of gaming or gaming activities in the State of Nevada.

          1.82 NON-CONTRIBUTING OBLIGOR. "Non-Contributing Obligor" has the meanings ascribed thereto in Sections 3.3, 3.4 and 3.5.

          1.83 NON-DEFAULT KEEP WELL TRIGGER. "Non-Default Keep Well Trigger" means the occurrence of payments pursuant to the Keep Well Agreement, exclusive of any and all Salle Privee Amounts, (a) exceeding $8.125 million in each of two successive Quarters, (b) exceeding in the aggregate $18.28 million over three or fewer successive Quarters, or (iii) exceeding in the aggregate $30.0 million over four or fewer successive Quarters.

          1.84 NON-EXERCISE NOTICE. "Non-Exercise Notice" has the meaning ascribed thereto in Section 12.3.

          1.85 NONRECOURSE DEDUCTIONS. "Nonrecourse Deductions" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1) and 1.704-2(c).

          1.86 NORMAL GAMING LIMITS. "Normal Gaming Limits" means the gaming limits as established from time to time by Aladdin Gaming and LCI Parent in respect of the Salle Privee Facilities.

          1.87 NOTICE OF OFFER. "Notice of Offer" has the meaning ascribed thereto in Section 8.3.

          1.88 NRS. "NRS" means the Nevada Revised Statutes, as amended from time to time.

          1.89 OFFER PRICE.  "Offer Price" has the meaning ascribed thereto in
Section 8.3.

          1.90 OFFERED SHARES. "Offered Shares" has the meaning ascribed thereto in Section 8.3

          1.91 OFFEROR.  "Offeror" has the meaning ascribed thereto in Section
8.3.

          1.92 OFFICERS. "Officers" means the officers of the Company, as elected by the Board from time to time.

          1.93 OPENING DATE. "Opening Date" means the date of the opening of the Aladdin Hotel and Casino after completion of the Redevelopment.

          1.94 OVERSUBSCRIBED TAG ALONG MEMBER. "Oversubscribed Tag Along Member" has the meaning ascribed thereto in Section 8.4.

          1.95 PARKING. "Parking" means the multi-level parking structure and other parking areas for approximately 4,800 motor vehicles to be developed by Bazaar and the Company as part of the Redevelopment.

          1.96 PERCENTAGE INTEREST. "Percentage Interest" means, with respect to a specified Member, the proportionate share of such Member's Common Shares in the Company, computed by dividing the number of Common Shares held by such Member by the Total Common Shares.

          1.97 PERMITTED TRANSFEREE. "Permitted Transferee" means, with respect to a particular Member, a Person other than a Prohibited Transferee who is (a) an Affiliate of the Member which, other than in respect of immediate family members of Viola Sommer and Jack Sommer, is approved by the other Members in writing, such approval not to be unreasonably withheld or delayed, (b) a wholly owned subsidiary of the Member, (c) another Member (other than Goeglein, McKennon, Klerk, Rueda and Galati) or (d) any other Person approved in writing by all the other holders of Common Shares.

          1.98 PERSON. "Person" means a natural person, any form of business or social organization and any other nongovernmental legal entity, whether domestic or foreign, including, but not limited to, a corporation, partnership, association, trust, unincorporated organization, estate or limited liability company.

          1.99 PREFERRED SHARES. "Preferred Shares" means Series A Preferred Shares or Series B Preferred Shares, as the context requires.

          1.100 PROFITS AND LOSSES. "Profits" and "Losses" mean, for any applicable period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

               (a) any income of the Company that is exempt from gross income for federal income tax purposes and not otherwise taken into account in computing Profits or Losses shall be included in computing Profits or Losses;

               (b)  any expenditures of the Company that are described in Code
Section 705(a)(2)(B) or that are treated as expenditures described in that Code Section pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses shall reduce Profits or Losses;

               (c) in the event that the Gross Asset Value of any Company asset is adjusted pursuant to clause (b), (c) or (d) of the definition thereof, such adjustment shall be taken into account as gain or loss from disposition of such asset for purposes of computing Profits and Losses;

               (d) gain or loss resulting from a disposition of property with respect to which gain or loss has been recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from such value;

               (e) an amount equal to the depreciation, depletion, amortization, and gain or loss or other cost recovery reduction allowable with respect to an asset for such Fiscal Year or other period, determined in a manner consistent with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) shall be taken into account in computing Profits or Losses; and

               (f) notwithstanding any other provisions of this definition, any items of income, gain, loss or deduction which are specifically allocated shall not be taken into account in computing Profits or Losses.

          1.101 PROHIBITED TRANSFEREE. "Prohibited Transferee" means (a) any owner, operator or manager of a hotel or casino competitive with Aladdin Gaming in locations where Aladdin Gaming or any of its Affiliates has hotel or casino operations (other than Viola Sommer and Jack Sommer and their immediate family members, Sommer Enterprises and its Affiliates or LCI and its Affiliates), (b) any "non-profit" or "not-for-profit" corporation, association, trust, fund, foundation or other similar entity organized and operated exclusively for charitable purposes that qualifies as a tax-exempt entity under applicable federal and state tax law or corresponding foreign law, (c) any federal, state, local or foreign governmental agency, instrumentality or other similar entity, (d) any Person primarily engaged in the business of owning or operating a casino or other similar type of gambling facility (other than Viola Sommer and Jack Sommer and their immediate family members, Sommer Enterprises and its Affiliates or LCI and its Affiliates), (e) any Person that has been convicted of a felony, (f) any Person regularly engaged in or affiliated with the production or distribution of alcoholic beverages, (g) any Person who has been found unsuitable or has withdrawn an application to be found suitable by the Nevada Gaming Authorities, (h) FOCUS 2000, Inc. or the then current owner or lessee (unless such owner or lessee is an Affiliate of a Member) of the real property located at the northeast corner of Las Vegas Boulevard and Harmon Avenue, in Las Vegas, Nevada, or (i) any Person if the consummation of a Transfer to such Person would result in a breach of or violation in any transfer restrictions contained in any loan documentation (including the Completion Guaranty and the Keep Well Agreement) relative to any indebtedness encumbering all or any portion of the Aladdin Development, and such transfer restrictions are not waived by the applicable lender(s).

          1.102 PROPERTY. "Property" means all assets of the Company, including all real, personal and intangible property, or any portion thereof.

          1.103 PROPORTIONATE PERCENTAGE. "Proportionate Percentage" means, as to each Tag Along Member, the quotient obtained (expressed as a percentage) by dividing the number of Common Shares owned by such Tag Along Member by the aggregate number of Common Shares owned by all Tag Along Members.

          1.104 PURCHASE OPTION. "Purchase Option" has the meaning ascribed thereto in Section 12.3.

          1.105 PURCHASING MEMBER. "Purchasing Member" has the meaning ascribed thereto in Section 12.4.

          1.106 QUARTER. "Quarter" means any three month period commencing on January 1, April 1, July 1 or October 1 of any year during the term of this Agreement.

          1.107 RECIPROCAL EASEMENT AGREEMENT. "Reciprocal Easement Agreement" means the Construction, Operation and Reciprocal Easement Agreement by and among Aladdin Gaming, Bazaar and Aladdin Music, LLC dated on or about the date hereof.

          1.108 RECORDS OFFICE. "Records Office" means the records office of the Company maintained in the State of Nevada.

          1.109 REDEVELOPMENT. "Redevelopment" means (a) the redevelopment of the existing Aladdin hotel and casino to include a total of approximately 2,600 rooms and approximately 116,000 square feet of main casino space; (b) the development of the Shopping Center and the Parking; (c) the development of the Salle Privee Facilities; and (d) the construction, fitting out and furnishing of all or any part of the foregoing.

          1.110 REDEVELOPMENT DOCUMENT. "Redevelopment Document" means (a) any and all material contracts and agreements relating to the construction phase of the Redevelopment or any part thereof, (b) any and all material contracts and agreements relating to the financing of the Redevelopment or any part thereof,
(c) any and all budgets relating to the construction phase of the Redevelopment or any part thereof and (d) any and all material plans and specifications relating to the Redevelopment or any part thereof.

          1.111 REFUSAL PERIOD. "Refusal Period" has the meaning ascribed thereto in Section 8.3.

          1.112 RELATED PARTY. "Related Party" means, in respect of a Member, its Affiliates, and such Member's and its Affiliates' respective shareholders, partners, members, directors, managers and officers.

          1.113 RESTRICTED MEMBERSHIP INTERESTS. "Restricted Membership Interests" means any unvested Interests issued pursuant to the Employment and Consulting Agreements.

          1.114 REMAINING TAG ALONG SHARES. "Remaining Tag Along Shares" has the meaning ascribed thereto in Section 8.4.

          1.115 SALLE PRIVEE AGREEMENT. "Salle Privee Agreement" means the agreement dated as of the date hereof between LCI, LCI Parent and Aladdin Gaming with respect to the construction, operation, maintenance and marketing of the Salle Privee Facilities.

          1.116 SALLE PRIVEE AMOUNT. "Salle Privee Amount" means with respect to a specified Quarter, an amount equal to the product of (a) the Salle Privee EBITDA Difference for such Quarter and (b) the EBITDA Factor for such Quarter.

          1.117     SALLE PRIVEE EBITDA DIFFERENCE.   The "Salle Privee EBITDA
Difference" means, with respect to a specified Quarter, the (a) the Salle Privee Projected EBITDA for such Quarter, less (b) the EBITDA (as determined in accordance with the Keep Well Agreement) attributable to the Salle Privee Facilities for such Quarter, after deducting or excluding therefrom, as the case may be, any Net Above Limits Gaming Losses for such Quarter which LCI Parent has paid (or, to the extent acceptable to the Bank Lenders, guaranteed) pursuant to the Salle Privee Agreement; PROVIDED that, if such amount is negative, the Salle Privee EBITDA Difference shall be zero.

          1.118 SALLE PRIVEE FACILITIES. "Salle Privee Facilities" means facilities open to the public at large, consisting of (a) a gaming facility, containing approximately 20 to 30 high limit tables and approximately 100 high limit slot devices, located on the mezzanine level directly above the main gaming floor of the Aladdin hotel and casino;(b) a super-premium gourmet restaurant facility, located adjacent to and as part of the gaming facility of the Salle Privee Facilities and containing a separate kitchen, a bar, approximately 25 dining tables inside the restaurant, as well as several additional dining tables located in a roof garden accessible through the restaurant;(c) an exclusive hospitality facility comprising approximately 25 double-module luxury suites, 5 triple-module suites, a concierge facility and guest bar and lounge, to be located in the main tower of the Aladdin hotel and casino;(d) a separate entrance and reception area for guests of the Salle Privee Facilities, offering secure and discrete access for arrivals and departures; and
(e) vertical and horizontal circulation infrastructure providing for private elevator access to the hospitality facility and private corridor access from the hospitality facility to the gaming facility of the Salle Privee Facilities.

          1.119 SALLE PRIVEE PERCENTAGE. "Salle Privee Percentage" means, with respect to a specified Quarter, the fraction, expressed as a percentage, the numerator of which is the Salle Privee EBITDA Difference for such Quarter and the denominator of which is the Salle Privee Projected EBITDA for such Quarter.

          1.120 SALLE PRIVEE PROJECTED EBITDA. "Salle Privee Projected EBITDA" means, with respect to a specified Quarter, projected EBITDA for the Salle Privee Facilities for the applicable Quarter, as set forth on Schedule 3.

          1.121 SECOND HOTEL. "Second Hotel" means a second hotel and casino separately themed to the Aladdin hotel and casino to be developed on the Aladdin Development with approximately 1,000 rooms and approximately 50,000 square feet of casino space.

          1.122 SECRETARY OF STATE. "Secretary of State" means the office of the Nevada Secretary of State.

          1.123     SECURITIES ACT.    "Securities Act" means the Securities Act
of 1933, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as shall be in effect at the time.

          1.124 SELLING MEMBER. "Selling Member" has the meaning ascribed thereto in Section 8.4.

          1.125 SERIES A INVESTED CAPITAL. "Series A Invested Capital" means, with respect to each Member, the cumulative capital contributions of that Member in respect of the Series A Preferred Shares as reflected on Schedule 1, as the same may be amended from time to time, less cumulative amounts distributed pursuant to Section 6.2(b).

          1.126 SERIES A PREFERRED RETURN. "Series A Preferred Return" means, as of any date of determination, with respect to a holder of Series A Preferred Shares, an amount equal to twelve percent per annum, cumulative and compounded semi-annually, on the amount of the holder's Series A Invested Capital, from the date of the initial Capital Contribution in respect of such Series A Preferred Shares to the date of determination (taking into account, as appropriate, payments pursuant to Section 6.2(a) with respect to such Series A Preferred Return).

          1.127 SERIES B PREFERRED SHARES. "Series B Preferred Shares" means cumulative and compounding preferred Shares with rights and obligations as provided in Section 3.2(d).

          1.128 SERIES B INVESTED CAPITAL. "Series B Invested Capital" means, with respect to each Member, the cumulative capital contributions of that Member in respect of the Series B Preferred Shares as reflected on Schedule 1, as the same may be amended from time to time, less cumulative amounts distributed pursuant to Section 6.2(d).

          1.129 SERIES B PREFERRED RATE. "Series B Preferred Rate" means with respect to each holder of Series B Preferred Shares, an interest rate equal to the weighted average interest rate from time to time of the debt under the Bank Financing which was repaid with the funds paid to or on behalf of Aladdin Gaming for the relevant Series B Preferred Shares.

          1.130 SERIES B PREFERRED RETURN. "Series B Preferred Return" means, as of any date of determination, with respect to a holder of Series B Preferred Shares, an amount equal to the Series B Preferred Rate, cumulative and compounded semi-annually, on the amount of the holder's Series B Invested Capital, from the date of the initial Capital Contribution in respect of such Series B Shares to the date of determination (taking into account, as appropriate, payments pursuant to Section 6.2(c) with respect to such Series B Preferred Return).

          1.131     SHARE.    "Share" represents a share of an Interest in the
Company held by a Member, and includes Preferred Shares and Common Shares.

          1.132 SHOPPING CENTER. "Shopping Center" means a themed entertainment shopping center containing approximately 462,000 square feet of gross leasable area to be developed by Bazaar as part of the Redevelopment.

          1.133 STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT. "Stockholders and Registration Rights Agreement" means a Stockholders and Registration Rights Agreement to be entered into by certain of the stockholders of the IPO Corporation prior to the IPO, substantially, in the form set forth in Exhibit A.

          1.134 SUBSIDIARY. "Subsidiary" means (subject to the second sentence of this definition), with respect to a specified Person, any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the specified Person. Unless a contrary intention is indicated in this Agreement, any reference to a Subsidiary shall mean a Subsidiary of the Company, which shall include Aladdin Gaming and, if Aladdin Gaming owns more than fifty percent of the common stock of Aladdin Music Holdings, LLC, Aladdin Music Holdings, LLC, but (notwithstanding the foregoing sentence) shall not include Aladdin Music, LLC or any Subsidiary of Aladdin Music, LLC.

          1.135 SUBSTITUTED MEMBER. "Substituted Member" means the transferee of a Member's Shares, or a permitted successor or assign of such Member who is admitted to the Company as a Member.

          1.136 SUPERMAJORITY. "Supermajority" means an affirmative vote or consent of the Member or Members owning an aggregate of at least eighty percent of the Percentage Interests.

          1.137 TAG ALONG MEMBERS. "Tag Along Members" has the meaning ascribed thereto in Section 8.4.

          1.138 TAG ALONG NOTICE. "Tag Along Notice" has the meaning ascribed thereto in Section 8.4.

          1.139 TAG ALONG OFFER. "Tag Along Offer" has the meaning ascribed thereto in Section 8.4.

          1.140 TAG ALONG PERIOD. "Tag Along Period" has the meaning ascribed thereto in Section 8.4.

          1.141 TAG ALONG PRICE PER SHARE. "Tag Along Price Per Share" has the meaning ascribed thereto in Section 8.4.

          1.142 TAG ALONG SALE. "Tag Along Sale" has the meaning ascribed thereto in Section 8.4.

          1.143 TAG ALONG SHARES. "Tag Along Shares" has the meaning ascribed thereto in Section 8.4.

          1.144 TAG ALONG TRANSFEREE. "Tag Along Transferee" has the meaning ascribed thereto in Section 8.4.

          1.145 TAX MATTERS PARTNER. "Tax Matters Partner" means the Person designated as Tax Matters Partner pursuant to Section 10.5.

          1.146 TIMESHARE PARCEL. "Timeshare Parcel" has the meaning ascribed thereto in the LCI Purchase Agreement.

          1.147 TOTAL COMMON SHARES. "Total Common Shares" means all issued and outstanding Common Shares.

          1.148 TRANSFER. "Transfer" means any transfer, sale, conveyance, distribution, hypothecation, pledge, encumbrance, assignment or other disposal, either voluntary or involuntary.

          1.149 TRANSFEROR. "Transferor" has the meaning ascribed thereto in Section 8.3.

          1.150 TREASURY REGULATIONS. "Treasury Regulations" means the U.S. federal income tax regulations promulgated by the U.S. Treasury Department under the Code and codified at Title 26 of the Code of Federal Regulations, as amended from time to time.

          1.151 TRIGGER EVENT. "Trigger Event" has the meaning ascribed thereto in Section 8.7.

          1.152 TRIGGERING MEMBER. "Triggering Member" has the meaning ascribed thereto in Section 8.7.

          1.153 TRUST. "Trust" means Trust Under Article Sixth u/w/o Sigmund Sommer, a New York trust.

          1.154 ULTIMATE PERCENTAGE INTEREST. "Ultimate Percentage Interest" means, with respect to a specified Person, the aggregate directly and indirectly held Percentage Interest of such Person, calculated by adding (a) such Person's Percentage Interest, plus (b) the percentage of the issued and outstanding shares (class A voting common stock and class B non-voting common stock) in the capital of Aladdin Enterprises owned by such Person multiplied by Aladdin Enterprises' Percentage Interest.

          1.155 UNPAID PREFERRED RETURN. "Unpaid Preferred Return" means, with respect to any Series A Preferred Shares or Series B Preferred Shares, at any time of determination, the excess, if any, of (i) the Series A Preferred Return or Series B Preferred Return, as relevant, with respect to such Shares, over (ii) the cumulative Distributions made pursuant to section 6.2(a) or (c), as appropriate, through such time with respect to such Shares.

          1.156 UNRECOVERED SERIES A INVESTED CAPITAL. "Unrecovered Series A Invested Capital" means, at any time of determination, and with respect to any Member, the Series A Invested Capital less the cumulative Distributions, if any, theretofore made pursuant to section 6.2(b) through such time.

          1.157 UNRECOVERED SERIES B INVESTED CAPITAL. "Unrecovered Series B Invested Capital" means, at any time of determination, and with respect to any Member, the Series B Invested Capital less the cumulative Distributions, if any, theretofore made pursuant to section 6.2(d) through such time.
          1.158 UPSTREAM NOTICE OF OFFER. "Upstream Notice of Offer" has the meaning ascribed thereto in Section 8.6.

          1.159 UPSTREAM OFFEROR. "Upstream Offeror" has the meaning ascribed thereto in Section 8.6.

          1.160 UPSTREAM OWNERSHIP INTEREST. "Upstream Ownership Interest" has the meaning ascribed thereto in Section 8.6.

          1.161 UPSTREAM TRANSFEROR. "Upstream Transferor" has the meaning ascribed thereto in Section 8.6.

          1.162 WARRANTS. "Warrants" means warrants issued by Aladdin Enterprises on or about the date hereof to purchase class B non-voting common stock in the capital of Aladdin Enterprises.

          1.163 WARRANT AGREEMENT. "Warrant Agreement" means the Warrant Agreement dated the date hereof among Aladdin Enterprises, the Company and State Street Bank and Trust Company as warrant agent.

          1.164 WARRANT SHARES. "Warrant Shares" means class B non-voting common stock in the capital of Aladdin Enterprises issued upon the exercise of any Warrants.

                                      ARTICLE II

                                 INTRODUCTORY MATTERS

          2.1 RECORDS OFFICE. The Company shall continuously maintain in the state of Nevada a Records Office, which may, but need not be, a place of its business in the state of Nevada, at which it shall keep all records identified in NRS 86.241. As of the date hereof, the Records Office shall be 2810 West Charleston Boulevard, Suite F-58, Las Vegas, Nevada 89102. The Records Office may be changed to another location within the State of Nevada as the Board may from time to time determine.

          2.2 OTHER OFFICES. The Company may establish and maintain other offices at any time and at any place or places as the Members may designate or as the business of the Company may require.

          2.3 RESIDENT AGENT AND REGISTERED OFFICE. The resident agent for service of process shall be as set forth in the Articles. The resident agent may be changed as the Board may from time to time determine. The Company shall have as its registered office in the state of Nevada the street address of its resident agent.

          2.4 PURPOSE. The Company is organized for the purpose(s) of developing, constructing, financing, owning and operating hotels and casinos and related businesses and to engage in such other lawful enterprises as may be incidental or appurtenant to the foregoing.

          2.5 NO STATE LAW PARTNERSHIP; NO LIABILITY TO THIRD PARTIES. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal, state and local tax purposes, and this Agreement not be construed to suggest otherwise. No Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of a court.

          2.6 LEGEND. In addition to any legend required pursuant to Section 3.8, each Certificate of Shares shall bear the following legend: "The securities represented by this certificate are subject to that certain operating agreement of the company dated February 26, 1998 (the "Operating Agreement") and the provisions set forth therein, including, without limitation provisions relating to: (a) the voting rights of the members, (b) circumstances under which distributions to the members may be diverted and (c) circumstances under which the interests of the members may be subject to mandatory transfer. A copy of the Operating Agreement is available for inspection at the company's registered office during regular business hours".

                                     ARTICLE III

                        INTERESTS AND ADJUSTMENTS IN INTERESTS

          3.1 MEMBER'S INTEREST. A Member's Interests shall for all purposes be personal property. A Member shall have no interest in specific Company assets or property, including any assets or property contributed to the Company by such Member as part of any Capital Contribution.

          3.2 CLASSES OF SHARES. (a) The Shares shall be divided between Common Shares, Series A Preferred Shares and Series B Preferred Shares.

               (b) There shall be authorized 10,000,000 Common Shares. Each of such Shares shall have identical rights and terms in all respects except as specifically set forth in this Agreement. The Common Shares shall have rights to an allocation of Profits and Losses and to any Distributions as may be authorized under this Agreement and under the NRS. Except as specifically provided in this Agreement or under the NRS, the Common Shares collectively shall have all management and voting rights of the Company.

               (c) There shall be authorized 1,500,000 Series A Preferred Shares. Each of such Shares shall have identical rights and terms in all respects. The Series A Preferred Shares shall have rights to an allocation of Profits and Losses, other allocations and any Distributions as may be authorized under this Agreement and under the NRS. Except as specifically provided in this Agreement or the NRS, the Series A Preferred Shares shall not have management or voting rights under the NRS or otherwise.

               (d) There shall be authorized 1,500,000 Series B Preferred Shares. Each of such Shares shall have identical rights and terms in all respects. The Series B Preferred Shares shall have rights to an allocation of Profits and Losses and to any Distributions as may be authorized under this Agreement and under the NRS. Except as specifically provided in this Agreement or the NRS, the Series B Preferred Shares shall not have management or voting rights under the NRS or otherwise.

          3.3 COMPLETION GUARANTY PAYMENTS. (a) Any payment required pursuant to the Completion Guaranty ("Completion Guaranty Payments") by LCI Parent or the Trust shall be made by them in the proportions as provided in the Contribution Agreement. Series A Preferred Shares shall be issued in consideration for such payments to LCI, in the case of a payment by LCI Parent, or to Sommer Enterprises, in the case of a payment by the Trust, at the rate of one Series A Preferred Share per $100 paid. The Company shall issue such Series A Preferred Shares and shall establish and credit a Capital Account for the relevant Member in respect of such Preferred Shares in the amount of the relevant payment.

               (b) Without limiting Section 3.3(a) or the Contribution Agreement, if either LCI Parent or the Trust (the "Non-Contributing Obligor") fails to make its share of a Completion Guaranty Payment as provided in the Contribution Agreement (the "Delinquent Amount"), then the other such Person (the "Contributing Obligor") may, in addition to any and all other rights and remedies the Contributing Obligor may have at law and in equity, in addition to its payment obligations under the Contribution Agreement, pay as provided in the Completion Guaranty an additional amount equal to the Delinquent Amount, and such payment of the amount equal to the Delinquent Amount shall be treated as a recourse loan (a "Completion Guaranty Loan") by the Contributing Obligor to the Non-Contributing Obligor on the terms and conditions provided in the Contribution Agreement. As of the date of any advance of a Completion Guaranty Loan, the Non-Contributing Obligor, shall be deemed to have paid to Aladdin Gaming an amount equal to the principal amount of such Completion Guaranty Loan and Series A Preferred Shares shall be issued to LCI or Sommer Enterprises (as the case may be) pursuant to Section 3.3(a). Until any and all Completion Guaranty Loans are repaid in full, LCI, if LCI Parent is the Non-Contributing Obligor, or Sommer Enterprises, if the Trust is the Non-Contributing Obligor, shall draw no further Distributions in respect of any Shares or shares in Aladdin Enterprises, and all cash or property otherwise distributable to such Member with respect to any Shares or shares in Aladdin Enterprises shall be paid to the Contributing Obligor in repayment of the outstanding balance of the Completion Guaranty Loan, with such funds being applied first to reduce any and all interest accrued on such Completion Guaranty Loan and then to reduce the principal amount thereof. Any amounts so applied shall be treated, for all purposes under this Agreement, as having actually been distributed to LCI, if LCI Parent is the Non-Contributing Obligor, or to Sommer Enterprises, if the Trust is the Non-Contributing Obligor, and applied to repay the outstanding Completion Guaranty Loan.

               (c) In order to secure the repayment of any and all Completion Guaranty Loans made to the Non-Contributing Obligor, LCI, if LCI Parent is the Non-Contributing Obligor, or Sommer Enterprises, if the Trust is the Non-Contributing Obligor, hereby grants a security interest and continuing lien in favor of the Contributing Obligor in and to all Shares and any shares in Aladdin Enterprises held by such Person at any time, and hereby irrevocably appoints the Contributing Obligor, and any of the Contributing Obligor's respective agents, officers, or employees, as such Person's attorneys-in-fact, with full power to prepare, execute, acknowledge, and deliver, as applicable, all documents, instruments and agreements memorializing or securing such

Completion Guaranty Loans including, without limitation, such Uniform Commercial Code financing and continuation statements, pledge or security agreements, mortgages and other security instruments as may be reasonably appropriate to perfect and continue the security interest in favor of the Contributing Obligor; PROVIDED that such security interest and continuing lien shall be (i) subordinated to the security interests and liens granted in favor of the Bank Lenders pursuant to the Loan Documents (as defined in the Credit Agreement) and the Contributing Obligor shall not enforce any such security interest or continuing lien until all Loans (as defined in the Credit Agreement) and other Obligations (as defined in the Credit Agreement) have been paid in full in cash, all Letters of Credit (as defined in the Credit Agreement) have been terminated or expired and all Commitments (as defined in the Credit Agreement) have been terminated under the Credit Agreement (PROVIDED that to the extent any distributions on any relevant shares or membership interests are permitted to be made to the holder(s) thereof under the Loan Documents, the Contributing Obligor shall be permitted to enforce its security interest and continuing lien thereon, including, without limitation, diverting distributions thereon to the Contributing Obligor), and (ii) suspended for any period in which an Event of Default exists which was Caused by the Contributing Obligor or its Affiliates.

               (d) If an Affiliate of the Majority Member (if any) fails to make its pro rata share of any Completion Guaranty Payment as required by the Contribution Agreement, then, provided that (i) the Contributing Obligor or its Affiliates have not Caused an existing Event of Default and (ii) the Contributing Obligor does not already have an Ultimate Percentage Interest greater than fifty percent, from the date on which the relevant Completion Guaranty Payment would have been past due if not paid (the "Completion Guaranty Payment Due Date") until such payments are made, the Non-Contributing Obligor and its Affiliates shall vote their Common Shares and, if applicable, shall cause Aladdin Enterprises to vote its Common Shares so that (taking into account any Common Shares held by the Contributing Obligor or its Affiliates) the Contributing Obligor controls fifty percent of the voting power of the Total Common Shares.

          3.4 KEEP WELL PAYMENTS. (a) Any payment required pursuant to the Keep Well Agreement ("Keep Well Payments") by LCI Parent or Aladdin Holdings shall be made by them in the proportions as provided in the Contribution Agreement.
Where such payments are required other than pursuant to Section 13 of the Keep Well Agreement, Series A Preferred Shares shall be issued in consideration therefor to LCI, in the case of a payment by LCI Parent, or to Sommer Enterprises, in the case of a payment by Aladdin Holdings, at the rate of one Series A Preferred Share per $100 paid. Where such payments are required to be made by LCI Parent pursuant to Section 13 of the Keep Well Agreement, Series B Preferred Shares shall be issued in consideration therefor to LCI at the rate of one Series B Preferred Share per $100 paid. The Company shall issue such Series A Preferred Shares or Series B Preferred Shares and shall establish and credit a Capital Account for the relevant Member in respect of such Preferred Shares in the amount of the relevant payment.

               (b) Without limiting Section 3.4(a) or the Contribution Agreement, if either LCI Parent or Aladdin Holdings (the "Non-Contributing Obligor") fails to make its share of a payment required under the Keep Well Agreement as provided in the Contribution Agreement (the "Delinquent Amount"), then the other such Person (the "Contributing Obligor") may, in addition to any and all other rights and remedies the Contributing Obligor may have at law and in equity, in addition to its payment obligations under the Contribution Agreement, pay as provided in the Keep Well Agreement an additional amount equal to the Delinquent Amount, and such payment of the amount equal to the Delinquent Amount shall be treated as a recourse loan (a "Keep Well Loan") by the Contributing Obligor to the Non-Contributing Obligor, on the terms and conditions provided in the Contribution Agreement. As of the date of any advance of a Keep Well Loan, the Non-Contributing Obligor shall be deemed to have paid to Aladdin Gaming an amount equal to the principal amount of such Keep Well Loan and Series A Preferred Shares or Series B Preferred Shares (as the case may be) shall be issued to LCI or Sommer Enterprises (as the case may be) pursuant to Section 3.4(a). Until any and all Keep Well Loans are repaid in full, LCI, if LCI Parent is the Non-Contributing Obligor, or Sommer Enterprises, if Aladdin Holdings is the Non-Contributing Obligor, shall draw no further Distributions in respect of any Shares or shares in Aladdin Enterprises, and all cash or property otherwise distributable to such Member with respect to Shares or shares in Aladdin Enterprises shall be paid to the Contributing Obligor in repayment of the outstanding balance of the Keep Well Loan, with such funds being applied first to reduce any and all interest accrued on such Keep Well Loan and then to reduce the principal amount thereof. Any amounts so applied shall be treated, for all purposes under this Agreement, as having actually been distributed to LCI, if LCI Parent is the Non-Contributing Obligor, or to Sommer Enterprises, if Aladdin Holdings is the Non-Contributing Obligor, and applied to repay the outstanding Keep Well Loan.

               (c) In order to secure the repayment of any and all Keep Well Loans made to the Non-Contributing Obligor, LCI, if LCI Parent is the Non-Contributing Obligor, or Sommer Enterprises, if Aladdin Holdings is the Non-Contributing Obligor, hereby grants a security interest and continuing lien in favor of the Contributing Obligor in and to all Shares and any shares in Aladdin Enterprises held by such Person at any time, and hereby irrevocably appoints the Contributing Obligor, and any of the Contributing Obligor's respective agents, officers, or employees, as such Person's attorneys-in-fact, with full power to prepare, execute, acknowledge, and deliver, as applicable, all documents, instruments and agreements memorializing or securing such Keep Well Loans including, without limitation, such Uniform Commercial Code financing and continuation statements, pledge or security agreements, mortgages and other security instruments as may be reasonably appropriate to perfect and continue the security interest in favor of the Contributing Obligor; PROVIDED that such security interest and continuing lien shall be (i) subordinated to the security interests and liens granted in favor of the Bank Lenders pursuant to the Loan Documents (as defined in the Credit Agreement) and the Contributing Obligor shall not enforce any such security interest or continuing lien until all Loans (as defined in the Credit Agreement) and other Obligations (as defined in the Credit Agreement) have been paid in full in cash, all Letters of Credit (as defined in the Credit Agreement) have been terminated or expired and all Commitments (as defined in the Credit Agreement) have been terminated under the Credit Agreement (PROVIDED that to the extent any distributions on any relevant shares or membership interests are permitted to be made to the holder(s) thereof under the Loan Documents, the Contributing Obligor shall be permitted to enforce its security interest and continuing lien thereon, including, without limitation, diverting distributions thereon to the Contributing Obligor), and (ii) suspended for any period in which an Event of Default exists which was Caused by the Contributing Obligor or its Affiliates.

               (d) If either LCI Parent or Aladdin Holdings is a Non-Contributing Obligor by reason of its failure to make its pro rata share of any Keep Well Payment as required by the Contribution Agreement and a Keep Well Loan has been made by the Contributing Obligor to the Non-Contributing Obligor for such Delinquent Amount pursuant to Section 3.4(b), then, provided that the Contributing Obligor or its Affiliates have not Caused an existing Event of Default, the directly held Percentage Interest of LCI, if LCI Parent is the Non-Contributing Obligor, or of Sommer Enterprises, if Aladdin Holdings is the Non-Contributing Obligor, shall be decreased, and the directly held Percentage Interest of LCI or Sommer Enterprises, as the case may be, shall be correspondingly increased, as of the date the relevant Keep Well Payment would have been past due if not paid (the "Keep Well Due Date"), by an amount (expressed as a percentage) equal to either (i) in the case of a failure by the Non-Contributing Obligor to pay the Delinquent Amount within thirty business days of the Keep Well Due Date, the fraction (the "Dilution Fraction") (A) the numerator of which is the Delinquent Amount, and (B) the denominator of which is $200 million, or (ii) in the case of a failure by the Non-Contributing Obligor to pay the Delinquent Amount within forty-five business days of the Keep Well Due Date, one and a half times the Dilution Fraction, or (iii) in the case of a failure by the Non-Contributing Obligor to pay the Delinquent Amount within sixty business days of the Keep Well Due Date, two times the Dilution Fraction. The Parties agree that after the directly held Percentage Interest of LCI, if LCI Parent is the Non-Contributing Obligor, or Sommer Enterprises, if Aladdin Holdings is the Non-Contributing Obligor, is reduced to zero pursuant to the foregoing sentence of this Section 3.4(d), if such Party holds any shares in Aladdin Enterprises, a number of such shares shall be transferred to LCI or Sommer Enterprises (as the case may be), with class A voting common stock being transferred first and then class B non-voting common stock being transferred, in order to give effect to the adjustments pursuant to the foregoing sentence by thereby reducing and increasing the such Parties' Ultimate Percentage Interests instead of their directly held Percentage Interests.

               (e) If an Affiliate of the Majority Member (if any) fails to make its pro rata share of any Keep Well Payment as required by the Contribution Agreement, then, provided that (i) the Contributing Obligor or its Affiliates have not Caused an existing Event of Default and (ii) the Contributing Obligor does not already have an Ultimate Percentage Interest greater than fifty percent, from the Keep Well Due Date until such payments are made, the Non-Contributing Obligor and its Affiliates shall vote their Common Shares and, if applicable, shall cause Aladdin Enterprises to vote its Common Shares so that (taking into account any Common Shares held by the Contributing Obligor or its Affiliates) the Contributing Obligor controls fifty percent of the voting power of the Total Common Shares.

               (f) Nothing in this Agreement shall give LCI or any of its Affiliates or any other Person whatsoever any right or claim whatsoever against the Trust for any reimbursement or other payment in connection with obligations under the Keep Well Agreement.

          3.5  EBITDA SHORTFALL PAYMENTS. (a) Any payment required pursuant to
Section 1(b) of the Contribution Agreement ("EBITDA Shortfall Payments") by LCI Parent or the Trust shall, unless otherwise agreed by the Trust and LCI Parent, be made by them in the proportions as provided in the Contribution Agreement. Series A Preferred Shares shall be issued in consideration therefor to LCI, in the case of a payment by LCI Parent, or Sommer Enterprises, in the case of a payment by the Trust, at the rate of one Series A Preferred Share per $100 paid. The Company shall issue such Series A Preferred Shares and shall establish and credit a Capital Account for the relevant Member in respect of such Preferred Shares in the amount of the relevant payment.

               (b) Without limiting Section 3.5(a) or the Contribution Agreement, if either LCI Parent or the Trust (the "Non-Contributing Obligor") fails to make its share of an EBITDA Shortfall Payment (the "Delinquent Amount"), then the other such Person (the "Contributing Obligor") may, in addition to any and all other rights and remedies the Contributing Obligor may have at law and in equity, in addition to its payment obligations under the Contribution Agreement, pay to Aladdin Gaming an additional amount equal to the Delinquent Amount, and such payment of the amount equal to the Delinquent Amount shall be treated as a recourse loan (an "EBITDA Shortfall Loan") by the Contributing Obligor to the Non-Contributing Obligor, on the terms and conditions provided in the Contribution Agreement. As of the date of any advance of a EBITDA Shortfall Loan, the Non-Contributing Obligor shall be deemed to have paid to Aladdin Gaming an amount equal to the principal amount of such EBITDA Shortfall Loan and Series A Preferred Shares shall be issued to LCI or Sommer Enterprises (as the case may be) pursuant to Section 3.5(a). Until any and all EBITDA Shortfall Loans are repaid in full, LCI, if LCI Parent is the Non-Contributing Obligor, or Sommer Enterprises, if the Trust is the Non-Contributing Obligor, shall draw no further Distributions in respect of any Shares or shares in Aladdin Enterprises, and all cash or property otherwise distributable to such Member with respect to Shares or shares in Aladdin Enterprises shall be paid to the Contributing Obligor in repayment of the outstanding balance of the EBITDA Shortfall Loan, with such funds being applied first to reduce any and all interest accrued on such EBITDA Shortfall Loan and then to reduce the principal amount thereof. Any amounts so applied shall be treated, for all purposes under this Agreement, as having actually been distributed to LCI, if LCI Parent is the Non-Contributing Obligor, or to Sommer Enterprises, if the Trust is the Non-Contributing Obligor, and applied to repay the outstanding EBITDA Shortfall Loan.

               (c) In order to secure the repayment of any and all EBITDA Shortfall Loans made to the Non-Contributing Obligor, LCI, if LCI Parent is the Non-Contributing Obligor, or Sommer Enterprises, if the Trust is the Non-Contributing Obligor, hereby grants a security interest and continuing lien in favor of the Contributing Obligor in and to all Shares and any shares in Aladdin Enterprises held by such Person at any time, and hereby irrevocably appoints the Contributing Obligor, and any of the Contributing Obligor's respective agents, officers, or employees, as such Person's attorneys-in-fact, with full power to prepare, execute, acknowledge, and deliver, as applicable, all documents, instruments and agreements memorializing or securing such EBITDA Shortfall Loans including, without limitation, such Uniform Commercial Code financing and continuation statements, pledge or security agreements, mortgages and other security instruments as may be reasonably appropriate to perfect and continue the security interest in favor of the Contributing Obligor; PROVIDED that such security interest and continuing lien shall be (i) subordinated to the security interests and liens granted in favor of the Bank Lenders pursuant to the Loan Documents (as defined in the Credit Agreement) and the Contributing Obligor shall not enforce any such security interest or continuing lien until all Loans (as defined in the Credit Agreement) and other Obligations (as defined in the Credit Agreement) have been paid in full in cash, all Letters of Credit (as defined in the Credit Agreement) have been terminated or expired and all Commitments (as defined in the Credit Agreement) have been terminated under the Credit Agreement (PROVIDED that to the extent any distributions on any relevant shares or membership interests are permitted to be made to the holder(s) thereof under the Loan Documents, the Contributing Obligor shall be permitted to enforce its security interest and continuing lien thereon, including, without limitation, diverting distributions thereon to the Contributing Obligor), and
(ii) suspended for any period in which an Event of Default exists which was Caused by the Contributing Obligor or its Affiliates.

               (d) If either LCI Parent or the Trust is a Non-Contributing Obligor by reason of its failure to make its pro rata share of any EBITDA Shortfall Payment as required by the Contribution Agreement and an EBITDA Shortfall Loan has been made by the Contributing Obligor to the Non-Contributing Obligor for such Delinquent Amount pursuant to Section 3.5(b), then, provided that the Contributing Obligor or its Affiliates have not Caused an existing Event of Default, the directly held Percentage Interest of LCI, if LCI Parent is the Non-Contributing Obligor, or of Sommer Enterprises, if the Trust is the Non-Contributing Obligor, shall be decreased, and the directly held Percentage Interest of LCI or Sommer Enterprises, as the case may be, shall be correspondingly increased, as of the date the relevant EBITDA Shortfall Payment would have been past due if not paid (the " EBITDA Shortfall Due Date"), by an amount (expressed as a percentage) equal to either (i) in the case of a failure by the Non-Contributing Obligor to pay the Delinquent Amount within thirty business days of the EBITDA Shortfall Due Date, the fraction (the "Dilution Fraction") (A) the numerator of which is the Delinquent Amount, and (B) the denominator of which is $200 million, or (ii) in the case of a failure by the Non-Contributing Obligor to pay the Delinquent Amount within forty-five business days of the EBITDA Shortfall Due Date, one and a half times the Dilution Fraction, or (iii) in the case of a failure by the Non-Contributing Obligor to pay the

Delinquent Amount within sixty business days of the Keep Well Due Date, two times the Dilution Fraction. The Parties agree that after the directly held Percentage Interest of LCI, if LCI Parent is the Non-Contributing Obligor, or Sommer Enterprises, if the Trust is the Non-Contributing Obligor, is reduced to zero pursuant to the foregoing sentence of this Section 3.5(d), if such Party holds any shares in Aladdin Enterprises, a number of such shares shall be transferred to LCI or Sommer Enterprises (as the case may be), with class A voting common stock being transferred first and then class B non-voting common stock being transferred, in order to give effect to the adjustments pursuant to the foregoing sentence by thereby reducing and increasing the such Parties' Ultimate Percentage Interests instead of their directly held Percentage Interests.

          3.6 OTHER ADJUSTMENTS. (a) On the Opening Date LCI's Percentage Interest shall be decreased by 0.5% and Sommer Enterprises' Percentage Interest shall be correspondingly increased by 0.5%.

               (b) Upon (i) the vesting of Common Shares pursuant to any Employment and Consulting Agreement, (ii) the exercise of any employee options to purchase Common Shares or (iii) any other issuance of Common Shares after the date hereof in accordance with this Agreement, Schedule 1 shall be updated to include such new Common Shares and any Capital Contributions in connection therewith and to reflect the changes in the Percentage Interests of the Members resulting therefrom.

               (c) Upon the exercise of any Warrants, the Percentage Interests of all Members other than LCI and Aladdin Enterprises as well as the Restricted Membership Interests shall be adjusted so that all such Members and holders of Restricted Membership Interests shall bear the dilutive effect of such exercise equally in proportion to their Ultimate Percentage Interests (or intended Ultimate Percentage Interests upon vesting in the case of holders of Restricted Membership Interests). The Parties acknowledge that consequential adjustments to such Percentage Interests may be necessary, and if so shall occur, upon the vesting of any Restricted Membership Interests to give effect to such equal sharing of such dilutive effect.

               (d) The Parties acknowledge that adjustments to the Percentage Interest of Aladdin Enterprises shall occur in certain circumstances as provided in the Warrant Agreement. Upon any such adjustment, the Percentage Interests of all Members other than Aladdin Enterprises as well as the Restricted Membership Interests shall be adjusted so that all such Members and holders of Restricted Membership Interests shall bear the dilutive effect or the benefit of such adjustments equally in proportion to their Ultimate Percentage Interests (or intended Ultimate Percentage Interests in the case of the holders of Restricted Membership Interests). The Parties acknowledge that consequential adjustments to such Percentage Interests may be necessary, and if so shall occur, upon the vesting of any Restricted Membership Interests to give effect to such equal sharing of such dilutive effect or benefit.

               (e) Upon the vesting of any Restricted Membership Interest, in addition to any necessary consequential adjustments to the Members' Percentage Interests pursuant to Sections 3.6(c) and (d), (i) the Percentage Interest of Aladdin Enterprises shall not change; (ii) the Percentage Interest of LCI shall be reduced by twenty-five percent of the dilutive effect of such vesting (assuming, in the case of a vesting of a Restricted Membership Interest after any Warrants have been exercised, that no adjustment to the Restricted Membership Interest had occurred pursuant to Section 3.6(c)) and (iii) Sommer Enterprises' Percentage Interest shall be reduced to bear the remaining dilutive effect of such vesting, and the Capital Accounts of LCI and Sommer Enterprises shall be reduced pro-rata in proportion to such reductions in Percentage Interest to take account of any Capital Account to be established pursuant to the relevant Employment and Consulting Agreement for the holder of such Restricted Membership Interest upon the vesting of such Restricted Membership Interest.

               (f) Upon any Warrantholder validly exercising a right to exchange its Warrants or Warrant Shares into Common Shares pursuant to Section 4 of the Equity Participation Agreement, the Company shall (subject to such Warrantholder agreeing in writing to be bound by this Agreement) issue such Common Shares to such Warrantholder as provided in the Equity Participation Agreement, and admit such Warrantholder as a Member, and shall reduce Aladdin Enterprises' Percentage Interest thereupon to ensure that Aladdin Enterprises bears all of the dilutive effect of such issuance.

               (g) No adjustments shall be made to the Capital Accounts of Members with respect to any of the adjustments in Percentage Interests provided for in this Section 3.6.

          3.7 ADJUSTMENTS. Following any adjustments of the Percentage Interests of any Members pursuant to this Article III, the Common Shares issued and outstanding shall be adjusted, Schedule 1 shall be updated and the Members shall cooperate with the Company as necessary to amend, cancel or issue Certificates accordingly. Notwithstanding anything else herein to the contrary, any issuance of Shares and adjustment of Percentage Interests pursuant to this
Article III shall be subject to receipt of all approvals required by the Nevada Act (such approval to be obtained as soon as reasonably practicable). In the event that any Distributions are declared on the Shares during the period that such approvals are pending under the Nevada Act, then to the extent permitted by the Nevada Act and other applicable law the amount of such Distributions in respect of the Shares to be transferred, issued or cancelled (without duplication) shall be held in an escrow account by the Company until such approvals are obtained, at which time such amount shall be paid to the new holder of such Shares.

          3.8 UCC ELECTION. The Company hereby irrevocably elects that all membership interests in the Company shall be securities governed by Article 8 of the Uniform Commercial Code. Each Certificate of Shares shall bear the following legend: "This certificate evidences an interest in Aladdin Gaming Holdings, LLC and shall be a security for purposes of Article 8 of the Uniform

Commercial Code." No change to this provision shall be effective until all outstanding Certificates of Shares have been surrendered for cancellation and any new Certificates of Shares thereafter issued shall not bear the foregoing legend.

                                      ARTICLE IV

                                   CAPITAL ACCOUNTS

          4.1 INITIAL CAPITAL. As of the date hereof the capital of the Company shall be the Capital Contributions of the Members on or prior to the date hereof in such amounts or value as are set forth opposite the name of each Member on Schedule 1, such Capital Contributions made in exchange for the Shares indicated on Schedule 1. No such initial Capital Contributions shall be accepted by the Company and no Shares shall be issued until all necessary approvals under the Nevada Act are obtained with respect to such Capital Contribution and issuance of Shares.

          4.2 CAPITAL ACCOUNTS. Capital Accounts shall be established on the Company's books representing the Members' respective Capital Contributions to the Company. A separate Capital Account shall be maintained for each Member and, for book purposes, separated into a contribution account and an income
(loss) account for each class of Shares held by each Member at any time maintained in accordance with the accounting methods elected to be followed by the Company. The Capital Account of each contributing Member shall be credited with the amount of such Member's initial Capital Contribution and any subsequent Capital Contributions upon receipt thereof by the Company (including payments pursuant to the Completion Guaranty and Keep Well Agreement); PROVIDED, however, that the Capital Account of a Member shall not be credited with the amount of any Capital Contribution until all necessary approvals under the Nevada Act are obtained with respect to such initial Capital Contribution.

          4.3  GENERAL RULES FOR ADJUSTMENT OF CAPITAL ACCOUNTS. Subject to
Section 4.4, the Capital Account of each Member shall be:

               (a)  increased by:

                    (i) the amount of the Member's cash contributions to the Company;

                    (ii) the agreed fair market value of any property contributed by the Member to the Company (net of liabilities secured by any such contributed property that the Company is considered to assume or take subject to for purposes of Code Section 752);

                    (iii) the amount of Profits allocated to the Member pursuant to Article V or other provisions of this Agreement and any items in the nature of income or gain which are specially allocated to the Member;

                    (iv) the amount of any Company liabilities assumed by the Member; and

                    (v) any other increases required by this Agreement or the Treasury Regulations; and

               (b)  decreased by:

                    (i) all amounts paid or distributed to the Member, other than amounts required to be treated as a payment for property or services under the Code;

                    (ii) the agreed fair market value of any property distributed in kind to the Member pursuant to this Agreement (net of any liabilities secured by such distributed property that such Member is considered to assume or take subject to for purposes of Code Section 752);

                    (iii) the amount of Losses allocated to the Member pursuant to Article V or other provisions of this Agreement and any items in the nature of expenses or losses which are specially allocated to the Member;

                    (iv) the amount of any liabilities of the Member assumed by the Company; and

                    (v) any other decreases required by this Agreement or the Treasury Regulations.

          In the event that any Shares are Transferred in accordance with the terms of this Agreement (except with respect to Transfers referred to in Section 3.6), the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Shares.

          Before decreasing a Member's Capital Account with respect to the distribution of any property to such Member, all Members' accounts shall be adjusted to reflect the manner in which the unrealized income gain, loss, and deduction inherent in such property (that has not been previously reflected in the Members' Capital Accounts) would be allocated among the Members if there were a taxable disposition of such property by the Company on the date of distribution, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(e).

          4.4 SPECIAL RULES WITH RESPECT TO CAPITAL ACCOUNTS. (a) Notwithstanding any other provision of this Agreement, each Member's Capital Account shall be maintained and adjusted in accordance with the Code and the Treasury Regulations, including Treasury Regulations Section 1.704-1(b)(2)(iv) and appropriate adjustments to the Capital Accounts permitted in the case of a Member who receives the benefit of any special basis adjustments under Code Sections 734, 743 and 754. In determining the amount of any liability for purposes of Sections 4.3(a) and 4.3(b), there shall be taken into account Code
Section 752(c) and any other applicable provisions of the Code and the Treasury Regulations.

               (b) For purposes of computing the balance in a Member's Capital Account no credit shall be given for any Capital Contribution which such Member is to make until such Capital Contribution is actually received by the Company.

               (c) All provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. The Members shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

          4.5 RIGHTS WITH RESPECT TO CAPITAL; INTEREST. No Member shall have the right to withdraw or receive any return of such Member's Capital Contribution, and no Capital Contribution must be returned in the form of property other than cash except as specifically provided herein. No interest shall be paid or credited to the Members on their Capital Accounts or upon any undistributed profits left on deposit with the Company.

          4.6 ADDITIONAL CAPITAL CONTRIBUTIONS. Except as specifically provided in this Agreement, the Keep Well Agreement, the Keep Well Agreement or the Contribution Agreement, (a) no Member shall be required to make an additional Capital Contribution to the Company, or to make any loan (or cause any loan to be made) to the Company, and (b) no Member shall have the right to make an additional Capital Contribution to the Company without the consent of the Company.

          4.7 ADJUSTMENT OF CAPITAL ACCOUNTS ON REDEMPTION OF DISCOUNT NOTES. After the redemption of any Discount Notes, and immediately prior to (a) any material Distribution in redemption or liquidation of the Common Shares held by Sommer Enterprises or LCI (or other substantial Distribution with respect to such Shares as to which the adjustment would have material effect), or (b) any merger or incorporation of the Company, or similar transaction preparatory to an IPO, and with effect to the determination of the entitlement of the parties in any transaction described in (a) or (b), Sommer Enterprises' Capital Account in respect of its Common Shares shall be reduced by an amount equal to the product of LCI's Percentage Interest at the time of such redemption multiplied by the accreted value on the issue date of the Discount Notes redeemed, and

LCI's Capital Account shall be increased by the same amount. Immediately prior to an adjustment to the relative Capital Accounts of Sommer Enterprises and LCI pursuant to this Section 4.7, each asset of the Company shall be deemed to have been sold at its fair market value, and Profits and Losses recognized upon such deemed sale shall be allocated in accordance with Article V. Sommer Enterprises and LCI shall mutually agree on an appropriate method for an equivalent payment or transfer of value with respect to any redemption of Discount Notes which takes place at the time of or after the Company has been merged or incorporated, such payment or transfer of value to be made reasonably promptly at the time of or after any such redemption.

                                      ARTICLE V

                                  PROFITS AND LOSSES

          5.1 PROFITS. After giving effect to the special allocations set forth in Section 5.3, Profits for any Fiscal Year shall be allocated in the following order and priority:

               (a) first, to the Members holding Series A Preferred Shares to the extent of and in proportion to the excess of the sum of (A) the cumulative Series A Preferred Return of the relevant Member from the commencement of the Company through the last day of the relevant Fiscal Year, plus (B) the cumulative Losses allocated to such Member pursuant to Section 5.2(c) for all prior Fiscal Years, over (ii) the cumulative Profits allocated to such Member pursuant to this Section 5.1(a) for all prior Fiscal Years; and

               (b) second, to the Members holding Series B Preferred Shares to the extent of an in proportion to the excess of the sum of (A) the cumulative Series B Preferred Return of the relevant Member from the commencement of the Company through the last day of the relevant Fiscal Year, plus (B) the cumulative Losses allocated to such Member pursuant to Section 5.2(b) for all prior Fiscal Years, over (ii) the cumulative Profits allocated to such Member pursuant to this Section 5.1(b) for all prior Fiscal Years;

               (c) third, to the Members holding Common Shares to the extent of any excess of (i) the cumulative losses allocated to the Member's Common Shares over (ii) the sum of the cumulative allocations of Profits, pursuant to this
Section 5.1(c), with respect to such Shares; and

               (d) the balance, if any, among the Members holding Common Shares in proportion to their Percentage Interests.

          5.2 LOSSES. After giving effect to the special allocations set forth in Section 5.3, Losses for any Fiscal Year shall be allocated in the following order and priority:

               (a) first, to the Members holding Common Shares, to reverse any excess of (i) the sum of the cumulative allocations of Profits, pursuant to
Section 5.1(c), with respect to such Shares, over (ii) the cumulative allocation of Losses with respect to such Shares, in proportion to and to the extent of such excess;

               (b) second, to the Members holding Common Shares in proportion to, and to the extent of, the Member's Capital Account with respect to the Common Shares;

               (c) third, to the Members holding Series B Preferred Shares to the extent of the Members' Capital Accounts with respect to the Series B preferred Shares;

               (d) fourth, to the Members holding Series A Preferred Shares to the extent of the Members' Capital Account with respect to the Series A Preferred Shares; and

               (e) the balance, if any, among the Members holding Common Shares in proportion to their Percentage Interests.

          5.3 SPECIAL ALLOCATIONS. (a) MINIMUM GAIN CHARGEBACK. Except as provided in Treasury Regulations Section 1.704.2(f), notwithstanding any other provision of this Article V, if there is a net decrease in Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent years) in proportion to and to the extent of an amount equal to such Member's share of the net decrease in Minimum Gain determined in accordance with Treasury Regulations
Section 1.704-2(g). Items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This
Section 5.3(a) is intended to comply with the "minimum gain chargeback" provisions of Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

               (b) MEMBER MINIMUM GAIN CHARGEBACK. Except as provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article V, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year of the Company, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Sections 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.3(b) is intended to comply with the "minimum gain chargeback" requirement of Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

               (c) QUALIFIED INCOME OFFSET. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in clauses (4), (5) or (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions of such Member as quickly as possible. Allocation pursuant to this Section 5.3(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.3(c) were not in the Agreement. This Section 5.3(c) is intended to constitute a "qualified income offset" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(3).

               (d) GROSS INCOME ALLOCATION. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of the Agreement and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article V have been made as if Sections 5.3(c) and 5.3(d) were not in this Agreement.

               (e) MEMBER NONRECOURSE DEDUCTIONS. Any Member Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Member who bears (or is deemed to bear) the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

               (f) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any year shall be specially allocated among the Members pro rata in proportion to their Percentage Interests.

               (g) REGULATORY ALLOCATIONS. Any special allocation of items pursuant to this Section 5.3 shall be taken into account in determining subsequent allocations pursuant to Sections 5.1 and 5.2 so that the cumulative net amount of all items allocated to each Member shall, to the extent possible, be equal to the amount that would have been allocated to such Member if there had never been any special allocation pursuant to this Section 5.3.

          5.4 SECTION 704(C) ALLOCATION. For tax purposes, all items of income, gain, loss, deduction, expense and credit, other than tax items corresponding to items allocated pursuant to

Section 5.3, shall be allocated in the same manner as are Profits and Losses; PROVIDED that in accordance with Code Section 704(c) and the Treasury Regulations promulgated thereunder, income, gain, loss and deduction with respect to property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property for federal income tax purposes and its fair market value. In the event that any asset of the Company is revalued pursuant to this Agreement in accordance with Section 704 of the Code and the regulations thereunder, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its fair market value in the same manner as under Code Section 704(c) and the Treasury Regulations promulgated thereunder. Any elections or other decisions relating to allocations referred to in this Section 5.4 shall be made by the Board in any manner that reasonably reflects the purpose and intention of this Agreement; PROVIDED that the Company elects to apply the traditional method described in Treasury Regulations Section 1.704-3(b) without curative allocations; PROVIDED, however, that curative allocations as described in Treasury Regulations Section 1.704-3(c) shall be made with respect to $7 million of prepaid costs contributed to the Company by Aladdin Enterprises. Allocations pursuant to this Section 5.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

          5.5 FEDERAL INCOME TAX. It is the intent of the Company and its Members that the Company will be governed by the applicable provisions of Subchapter K of Chapter 1 of the Code.

                                      ARTICLE VI

                                    DISTRIBUTIONS

          6.1 TAX DISTRIBUTIONS. (a) No later than thirty days following the end of each Quarter, the Company shall, to the extent of Available Cash, make a Distribution of cash pro-rata to each Member (based on the balance in each Member's Cumulative Tax Liability Account) to the extent that the balance in that Member's Cumulative Tax Liability Account (determined as of the end of such Quarter) exceeds the cumulative Distributions of cash made to such Member pursuant to this Section 6.1. In computing the Cumulative Tax Liability Account of LCI for this purpose, the amount of LCI's federal taxable income or gain allocated or expected to be allocated for any Quarter shall be increased by 25 percent of the increase in LCI's federal taxable income resulting from the applicability of section 163(i) of the Code to the income and deductions allocated, or expected to be allocated (as appropriate) to LCI.

               (b) The Distribution to Aladdin Enterprises under Section 6.1(a) shall be increased to the extent necessary to finance the increase in Aladdin Enterprise's tax liability resulting from the applicability of Section 163(i) of the Code to the income and deductions allocated, or expected to be allocated (as appropriate) to Enterprises.

               (c) Subject to making the current and anticipated Distributions provided for in Sections 6.1(a) and (b), at the discretion of the Board and to the extent of remaining available cash the Company may make a Distribution to Sommer Enterprises to the extent that a payment is required at such time under the Tax Indemnification Agreement dated February 26, 1998 among the Trust, Sommer Enterprises and LCI.

               (d) Amounts distributed pursuant to this Section 6.1 shall be treated as non-interest bearing advances of Distributions under Section 6.2, and shall be taken into account in determining the amount of future Distributions under Section 6.2.

          6.2 DISTRIBUTIONS. Subject to having made all Distributions provided for in Section 6.1 and subject to Section 7.5, additional Distributions shall be made Quarterly as determined by the Board, subject to the following order of priority:

               (a) first, to the Members holding Series A Preferred Shares in proportion to their Unpaid Preferred Return with respect to such Shares until the balance of the Unpaid Preferred Return with respect to such Shares is zero;

               (b) second, to the Members holding Series A Preferred Shares in proportion to their Unrecovered Series A Invested Capital until the balance of the Unrecovered Series A Invested Capital is zero;

               (c) third, to the Members holding Series B Preferred Shares in proportion to their Unpaid Preferred Return with respect to such Shares until the balance of the Unpaid Preferred Return with respect to such Shares is zero;

               (d) fourth, to the Members holding Series B Preferred Shares in proportion to their Unrecovered Series B Invested Capital until the balance of the Unrecovered Series B Invested Capital is zero; and

               (e) the balance, if any, among the Members holding Common Shares, in proportion to their Percentage Interests.

          6.3 LIMITATIONS ON DISTRIBUTION. Notwithstanding any other provision of this Agreement, the Company shall not make any Distribution if such Distribution would violate the NRS, the Nevada Act or other applicable law or would cause a breach or default under any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, but shall instead make such Distribution as soon as practicable after the making of such Distribution would not cause such violation, breach or default.

                                     ARTICLE VII

                                       MEMBERS

          7.1 POWERS OF MEMBERS. Except as provided in Section 7.4, Members shall not have the authority to bind the Company by virtue of their status as Members.

          7.2 LIMITATION OF LIABILITY. No Member shall be individually liable under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the Company or any other Member, except as provided by law or in an agreement signed by the Member to be charged. No Member shall be required to loan any funds to the Company, nor shall any Member be required to make any contribution to the Company, nor shall any Member be subject to any liability to the Company, the other Members, or any third party, solely as a result of a Member's negative Capital Account balance.

          7.3 COMPENSATION OF MEMBERS. Subject to Section 7.5, the Company shall have authority to pay to any Member a reasonable salary for said Member's services to the Company. It is understood that the salary paid to any Member under the provisions of this Section 7.3 shall be determined without regard to the income of the Company and shall be considered as an operating expense of the Company and shall be deducted as an expense item in determining Profits and Losses.

          7.4 ACTION BY THE MEMBERS. Except as otherwise specifically provided in this Agreement, all actions of the Members shall be taken by the Members in proportion to their Percentage Interests at the time of the action taken.
Except as otherwise specifically provided herein, the Members may vote, approve a matter or take any action by the vote of the Members at a meeting at which a quorum is present, in person or by proxy, or without a meeting by written consent as provided in Section 7.10. The vote or written consent of a Majority shall be required to approve any matter or to take any action at any meeting of Members at which a quorum is present, unless a greater or lesser vote or consent is provided for by this Agreement or required by the NRS.

          7.5 MEMBER APPROVAL. (a) Subject to Section 7.5(b) and except as otherwise specifically provided for in this Agreement, any of the following actions by the Company or any Subsidiary shall require the vote or consent in writing of a Supermajority:

               (i) except as contemplated in the Equity Participation Agreement, the admission of a new Member, the acceptance of any Capital Contributions not provided for in this Agreement, the Completion Guaranty, the Keep Well Agreement or the Contribution

     Agreement, or the issuance of additional Shares or securities of the Company or Aladdin Gaming convertible into or exchangeable for Shares or the granting of any options or other rights to acquire from the Company or Aladdin Gaming, or other obligation of the Company or Aladdin Gaming to issue, any Shares or securities convertible into or exchangeable for Shares (other than in respect of the matters referred to in Section 7.5(a)(xvi) for which Section 7.5(a)(xvi) shall govern), except for any such acceptance, issuance or grant provided for in the Employment and Consulting Agreements;

               (ii) other than (A) dividends and distributions by Subsidiaries, or (B) Distributions referred to in Sections 6.1 and 12.5, any declaration, setting aside or payment of any Distribution;

               (iii) any voluntary dissolution or liquidation of the Company or any Subsidiary or the sale of all or substantially all of the assets of the Company and its Subsidiaries;

               (iv) any merger or consolidation of the Company or any Subsidiary with any Person;

               (v) any amendment to the Articles or this Agreement or the adoption of or amendment to the Articles of Organization or Operating Agreement of any Subsidiary;

               (vi) (A) during the period that the Keep Well Agreement is in force, the creation, incurrence, assumption or guarantee of any indebtedness (excluding obligations under leases made in the ordinary course of business) and (B) after the Keep Well Agreement is no longer in force, the creation, incurrence, assumption or guarantee of any indebtedness (excluding obligations under leases made in the ordinary course of business) in excess of $10 million in any individual transaction (such threshold limit to be increased at the end of each Fiscal Year by an amount determined by the Board to correspond to increases in consumer prices in the United States for such Fiscal Year);

               (vii) the creation of any lien, pledge or other security interest in assets of the Company or any Subsidiary securing indebtedness of any third party which is not for the benefit of any business carried on by the Company or any Subsidiary;

               (viii) the commencement of a voluntary case under Title 11 of the Untied States Code entitled "Bankruptcy" or any other voluntary proceeding under any Debtor Relief Laws or any voluntary general assignment for the benefit of creditors;

               (ix) any material transactions (other than transactions provided for in Sections 6.7(a) or 6.9 of the LCI Purchase Agreement) between the Company or any

     Subsidiary, on the one hand, and any Member or any Affiliate of any Member, on the other hand;

               (x) any entry into any new business opportunity unrelated to the Aladdin Development;

               (xi) the appointment or removal of the Company's or its Subsidiaries' independent auditors;

               (xii) any material amendment to, or any material waiver under, the Bazaar Lease (such consent not to be unreasonably withheld);

               (xiii) any material amendment to, or any material waiver under, the Reciprocal Easement Agreement (such consent not to be unreasonably withheld);

               (xiv) any arrangement or agreement for the Company or any Subsidiary to pay a salary to any Member or any Affiliate of any Member (other than pursuant to the Employment and Consulting Agreements and other than in respect of the matters referred to in Section 7.5(a)(xvi) for which
     Section 7.5(a)(xvi) shall govern);

               (xv) the employment of any member of the Executive Management Committee of Aladdin Gaming or any material amendment to the terms of employment of any such Person, including the Employment and Consulting Agreements;

               (xvi) the adoption of, or any material amendment to, any employee benefit, profit sharing, incentive, bonus, pension, retirement or employee stock option plans (such consent not to be unreasonably withheld in the context of industry practice);

               (xvii) any license of the Aladdin trademark to any Person other than a Subsidiary or otherwise in connection with operations of any Person in connection with the Aladdin Development (such consent not to be unreasonably withheld);

               (xviii)   any contract (including leases) outside the ordinary
     course of business or for capital expenditure not included in the Company's annual budgets (such consent not to be unreasonably withheld); and

               (xix) the initiation or settlement of any material litigation outside the ordinary course of business and the selection of counsel therefor (such consent not to be unreasonably withheld).

               (b) Without limiting Articles VIII and XIV, Section 7.5(a) shall be of no further force and effect in the event that LCI (i) has Caused an Event of Default or (ii) is a Bankrupt Member; PROVIDED that Section 7.5(a) shall continue to be of force and effect at such time if LCI is the Majority Member.

               (c) Notwithstanding any other provision of this Agreement, the rights of the holders of any class of Preferred Shares to Distributions pursuant to this Agreement may not be diminished or adversely affected without the vote of the holders of at least two-thirds of the issued and outstanding Shares of that class.

               (d) Notwithstanding any other provision of this Agreement, Sections 3.6(d) and (f) and 8.4 may not be amended without the written consent of Aladdin Enterprises.

          7.6 LCI CONSENT. (a) In addition to any other requirements under this Agreement or the NRS, the Company shall not enter into, or make any material amendment to or material waiver under, any Redevelopment Document or any part thereof (other than transactions provided for in Sections 6.7(a) or 6.9 of the LCI Purchase Agreement) without the consent of LCI or a Board Member appointed by LCI. In addition, LCI shall have the rights in respect of consultation and approval (a) in respect of the Redevelopment as provided in
Section 6.5 of the LCI Purchase Agreement, (b) in respect of the Second Hotel as provided in Section 6.7(c) of the LCI Purchase Agreement and (c) in respect of the Timeshare Parcel as provided in Section 6.9(b) of the LCI Purchase Agreement; PROVIDED that such rights shall not extend to matters relating to operation and maintenance of the Redevelopment, the Second Hotel or the Timeshare Parcel. Without limiting Articles VIII and XIV, this Section 7.6 shall be of no further force and effect if Sommer Enterprises is the Majority Member and LCI (i) has Caused an Event of Default, or (ii) is Bankrupt.

               (b) Without limiting any of the foregoing, (i) any change order in the budget or the plans and specifications relating to the construction and fitting out of the Salle Privee Facilities shall require the approval of LCI in its sole discretion and (ii) any change order in the budget or the plans and specifications relating to the construction phase of the Redevelopment, or any part thereof, which is in excess of $1 million or any change order of $1 million or less, to the extent such changes cumulatively exceed $10 million shall be subject to LCI's approval, such approval not to be unreasonably withheld.

          7.7 MEETINGS OF MEMBERS. Meetings of the Members for any purpose may be called at any time by the Board or by one or more Members holding in the aggregate more than a ten percent Percentage Interest. Except in special cases where other express provision is made by the NRS, written notice of each meeting, signed by a Board representative or by a Member or Members, as the case may be, shall be given to each Member entitled to vote. All notices shall be sent in accordance with Section 16.1 to each Member entitled thereto not less than ten (except in respect of an adjournment of a meeting of the Members) nor more than sixty days before each meeting, and shall specify the place, date and time of such meeting, as well as the purpose or purposes for which the meeting is called.

          7.8 WAIVER OF NOTICE. The transactions carried out at any meeting of the Members, however called and noticed or wherever held, shall be as valid as though carried out at a meeting regularly called and noticed if (a) all of the Members holding Common Shares are present at the meeting or (b) a quorum of the Members is present and if, either before or after the meeting, each of the Members holding Common Shares who are not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof, which waiver, consent or approval shall be filed with the other records of the Company or made a part of the minutes of the meeting; PROVIDED that no Member holding Common Shares attending such meeting without notice protests prior to the meeting or at its commencement that notice was not given to such Member.

          7.9 ADJOURNED MEETINGS AND NOTICE THEREOF. Any Members' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of Members holding Common Shares present in person or represented by proxy, but in the absence of a quorum no other business may be transacted at any such meeting. When any Members' meeting is adjourned for five days or more, notice of the adjourned meeting shall be given as in the case of an original meeting, otherwise it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

          7.10 ACTION BY WRITTEN CONSENT. Any action which may be taken at a meeting of Members may be taken by the Members without a meeting if authorized by the written consent of Members holding at least a Majority, or such other greater or lesser Percentage Interest as is provided for in this Agreement or required by the NRS. Whenever action is taken by written consent, a meeting of Members need not be called nor notice of meeting given. The written consent may be executed in one or more counterparts and by facsimile, and each such consent so executed shall be deemed an original. A copy of such consent shall be sent to each Member holding Common Shares.

          7.11 TELEPHONIC MEETINGS. Members may participate in a meeting of the Members by means of a telephone conference or similar method of communication by which all individuals participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 7.11 constitutes presence in person at the meeting.

          7.12 QUORUM. A Majority, represented in person or by proxy, shall constitute a quorum for the transaction of business. Except as specifically provided in this Agreement, each Member shall be entitled to vote in proportion to such Member's Percentage Interest, provided that if, pursuant to the NRS or the terms of this Agreement, a Member is not entitled to vote on a specific


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

matter, then such Member's vote and Percentage Interest shall not be considered for purposes of determining whether a quorum is present or whether approval by the vote of the Members has been obtained in respect of such specific matter.

                                     ARTICLE VIII

                           RESIGNATION, TRANSFER OF SHARES,
                           CHANGE IN CONTROL, TRUST MEMBERS

          8.1 RESIGNATION. A Member may not resign from the Company before the dissolution and winding up of the Company, subject to the provisions of Chapter 463 of the NRS or other applicable law. Except as specifically provided in this Agreement, any right of a Member under applicable law to demand a return of that Member's Capital Contribution prior to dissolution is hereby waived.

          8.2 TRANSFERS OF INTERESTS. (a) The Common Shares of each Member are personal property, and such Shares may be Transferred only as provided in this Agreement and any attempt to Transfer other than as provided in this Agreement shall be null and void and of no effect whatsoever. If a Member Transfers any of its Common Shares to any Person pursuant to the provisions of this Article VIII, in addition to any other requirements under this Agreement, no such Transfer shall be effective unless and until the proposed transferee (i) notifies the Company in writing of such Transfer, and (ii) agrees in writing to be bound by the terms and provisions of and to assume all obligations of the transferor and to be subject to all obligations with respect to voting, adjustments to Percentage Interests, and restrictions (including all security interests) to which the transferor was and is subject under the Articles and this Agreement. Any new Member shall pay any reasonable expenses in connection with admission as a new Member, including the costs associated with any approval required by the Nevada Act. In addition, no Person shall be admitted as a Member until all approvals required by the Nevada Act are obtained.

               (b) Except as specifically provided in this Agreement, a Member may not Transfer any Preferred Share to any Person other than a Permitted Transferee without the consent of a Supermajority and any attempt to do so shall be null and void and of no effect whatsoever.

          8.3 RIGHT OF FIRST OFFER AND LAST REFUSAL. (a) Any Member (a "Transferor") who wishes to Transfer any or all of its Common Shares (the "Offered Shares") to any Person other than a Permitted Transferee shall, prior to soliciting or pursuing any offer from any Person, by written notice, offer the other Members holding Common Shares the right to purchase such Offered Shares at a stated price (the "Offer Price"). For the period (a "Refusal Period") of sixty days following receipt of such offer each other Member may purchase that percentage of the Offered Shares which is equal to the percentage of the Total Common Shares (excluding the Offered Shares) owned by each such Member ("Applicable Percentage"). To the extent any Member shall fail to purchase the

Applicable Percentage of the Offered Shares prior to the expiration of the Refusal Period, the Members accepting the offer ("Accepting Members") may purchase such Shares on a pro rata basis in proportion to the number of Common Shares owned by each of them. If any of the Offered Shares remain unsold thereafter, the Transferor may for a period of six months from the expiration of the Refusal Period solicit and pursue offers at or above the stated per Share price in the written notice in the foregoing procedure for such remaining Offered Shares from non-Member third Parties who are not Prohibited Transferees.

               (b) Except for Sections 3.7, 8.9 and 8.10, nothing in this Agreement shall prohibit or restrict a Transfer of Common Shares (i) in connection with the adjustments in Percentage Interests provided in Article III,
(ii) pursuant to the Employment and Consulting Agreements or (iii) in connection with the purchase of Common Shares from Aladdin Gaming by the Company pursuant to the Operating Agreement of Aladdin Gaming following the Transfer of such Common Shares to Aladdin Gaming pursuant to the Employment and Consulting Agreements; PROVIDED that Transfers referred to in clauses (ii) and (iii) immediately above shall be subject to Section 8.2(a)(ii).

               (c) Any Member who, having followed the procedure in Section 8.3(a), shall subsequently receive a bona fide offer from any Person (the "Offeror") who is not a Prohibited Transferee for the purchase of all or any portion of its Common Shares shall, prior to accepting such offer, provide written notice (the "Notice of Offer") thereof to each other Member holding Common Shares, which notice shall set forth the terms and conditions of the offer so received, including the per Share purchase price and the identity of the Offeror. Following the delivery to the other Members holding Common Shares of the Notice of Offer, each other Member may purchase its Applicable Percentage during a thirty day Refusal Period on the terms set forth in the Notice of Offer. To the extent any Member shall fail to purchase its Applicable Percentage prior to the expiration of the Refusal Period, the Accepting Members may purchase such Shares on a pro rata basis in proportion to the number of Common Shares owned by each of them (and the foregoing procedure shall be repeated in respect of any Shares not purchased until all Accepting Members have had an opportunity to purchase any remaining Shares).

               (d) Subject to Sections 8.2, 8.4 and 8.5, if all or any of the Offered Shares shall remain unsold after completion of the procedures set forth in Sections 8.3(a) and (b), the Transferor may sell such remaining Offered Shares to the Offeror within six months of the completion of such procedures on terms no more favorable than those set forth in the Notice of Offer; PROVIDED that the Offeror is not a Prohibited Transferee. To the extent any of the Offered Shares are not sold in accordance with the foregoing, the Members shall continue to have a right of first refusal under this Section 8.3 with respect to any Transfers to any Person which are subsequently proposed by such Transferor.

               (e) The closing of a purchase by a Member under this Section 8.3 shall occur within the Refusal Period or at such later date when all approvals required by the Nevada Act are obtained (such approvals to be obtained as soon as is reasonably practicable). At such closing the Transferor and the relevant Accepting Member (and any or all other Members, as may be required) shall execute an assignment and assumption agreement and any other instruments and documents as may be reasonably required by such Member to effectuate the transfer of such Shares free and clear of any liens, claims or encumbrances, other than as specifically permitted hereunder. Any Transfer to any Person which does not comply with the provisions of this Section 8.3, other than a Transfer expressly provided for in the other provisions of this Agreement, shall be null and void and of no effect whatsoever.

          8.4 TAG ALONG RIGHTS. (a) No Member may, alone or in concert with any other Member, in any transaction or series of related transactions, Transfer any Common Shares to another Person or Persons other than a Transfer to a Permitted Transferee if, after giving effect to such Transfer of Common Shares, such Person or Persons together with their Affiliates would own in the aggregate an amount of Common Shares greater than ten percent of the Total Common Shares (such Transfer being referred to herein as a "Tag Along Sale"), except in accordance with the procedures set forth in this Section 8.4.

               (b)(i) If a Member (a "Selling Member") proposes to make a Tag Along Sale the Selling Member shall first deliver to each other Member holding Common Shares a written notice (the "Tag Along Notice"), which shall specifically identify the proposed transferee or transferees (the "Tag Along Transferee"), the number of Common Shares being Transferred (the "Tag Along Shares"), the purchase price per Share therefor ("Tag Along Price Per Share"), and a summary of the other material terms and conditions of the proposed Tag Along Sale, and shall contain an offer (the "Tag Along Offer") by the Tag Along Transferee to each Member holding Common Shares other than the Selling Member, which shall be irrevocable for a period of twenty days after the delivery thereof (the "Tag Along Period"), to purchase such Member's Common Shares at a price per share equal to the Tag Along Price Per Share and upon all such other terms offered by the Tag Along Transferee to the Selling Member including, without limitation, those set forth in the Tag Along Notice.

               (ii) The Tag Along Offer may be accepted in whole or in part at the option of each of the Members. Notice of a Member's intention to accept a Tag Along Offer, in whole or in part, shall be evidenced by a writing signed by such Member and delivered to the Selling Member, the Tag Along Transferee and the Company prior to the end of the Tag Along Period, setting forth the amount of Common Shares that such Member elects to sell.

               (iii) Upon the expiration of the Tag Along Period, the Tag Along Shares shall be allocated among the Selling Member and the other Members who have accepted the Tag Along Offer in whole or part (collectively, the "Tag Along Members") as follows: (A) First, each Tag

Along Member shall be entitled to sell no more than its Proportionate Percentage of the Tag Along Shares; (B) second, if an amount of Tag Along Shares has not been allocated for sale pursuant to clause (A) (the "Remaining Tag Along Shares"), each Tag Along Member (an "Oversubscribed Tag Along Member") which had accepted the Tag Along Offer with respect to an amount of Tag Along Shares in excess of the amount of Common Shares allocated to it for sale under clause (A) shall be entitled to sell an amount of Remaining Tag Along Shares equal to no more than its Proportionate Percentage (treating only Oversubscribed Tag Along Members as Tag Along Members for these purposes) of the Remaining Tag Along Shares; and (C) third, the process set forth in clause (B) shall be repeated with respect to any amounts of Tag Along Shares not allocated for sale until the Tag Along Shares are allocated for sale in their entirety.

               (c) All sales of Common Shares to the Tag Along Transferee shall be consummated contemporaneously at the offices of the Company on the later of
(i) a mutually satisfactory business day as soon as practicable, but in no event more than thirty days after the expiration of the Tag Along Period, (ii) the closing date, if any, set forth in the Tag Along Notice, (iii) the fifth business day following the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to such sales, and (iv) the date when all approvals in respect of such sales required by the Nevada Act are obtained (such approvals to be obtained as soon as is reasonably practicable). The delivery of certificates or other instruments evidencing the Tag Along Shares as allocated pursuant to this
Section 8.4 duly endorsed for Transfer shall be made on such date against payment of the purchase price for such Shares.

               (d) The Parties acknowledge the rights of the holders of Warrants and Warrant Shares under the Equity Participation Agreement to participate in the arrangements in this Section 8.4.

          8.5 TRANSFERS TO PERMITTED TRANSFEREES. Subject to Section 8.2, a Member may Transfer its Common Shares, or any part thereof, at any time to a Permitted Transferee, and shall not be required to comply with the procedures set forth in Sections 8.3 and 8.4 in respect of such Transfers.

          8.6 TRANSFER OF OWNERSHIP INTERESTS IN MEMBERS. (a) Except for (i) the Transfer of any Warrants and, the issuance or Transfer of Warrant Shares,
(ii) any change in any ownership interest in LCI Parent, (iii) any Transfer to a revocable, inter vivos trust of which the transferee is the sole trustee and of which the transferee and/or his or her family is a beneficiary or (iv) any purchase of any interest in Aladdin Holdings by the Trust, in respect of each of which this Section 8.6 shall not apply, any Transfer or issuance of any ownership interest in any holder of Common Shares or in any entity that directly or indirectly owns a majority ownership interest in a holder of Common Shares (an "Upstream Ownership Interest"), other than to a Permitted Transferee, shall be prohibited unless in compliance with the procedures and requirements set forth in this Section

8.6. Notwithstanding any other provision of this Agreement, no Upstream Ownership Interest shall be Transferred or issued until all approvals required by the Nevada Act are obtained.

               (b) Any holder of any Upstream Ownership Interest in any holder of Common Shares or in any entity that owns a majority ownership interest in a holder of Common Shares (an "Upstream Transferor") who shall receive a bona fide offer from any Person (an "Upstream Offeror") who is not a Prohibited Transferee for the purchase of all or any portion of its Upstream Ownership Interest shall, prior to accepting such offer, provide written notice (the "Upstream Notice of Offer") thereof to each other holder of Common Shares, which notice shall set forth the terms and conditions of the offer so received, including the purchase price and the identity of the Upstream Offeror. Following the delivery to the other holders of Common Shares of the Upstream Notice of Offer, each other holder of Common Shares may purchase the percentage of the Common Shares indirectly owned by the Upstream Transferor equal to the percentage of the Total Common Shares (excluding the Common Shares indirectly owned by the Upstream Transferor) owned by each such other holder of Common Shares during a thirty day Refusal Period on terms equivalent to those set forth in the Upstream Notice of Offer in respect of the Upstream Ownership Interest. To the extent any holder of Common Shares shall fail to purchase such percentage prior to the expiration of the Refusal Period, the accepting holders of Common Shares may purchase such Common Shares on a pro rata basis in proportion to the number of Common Shares owned by each of them.

               (c) The closing of a purchase by a Member under this Section 8.6 shall occur within the Refusal Period or at such later date when all approvals required by the Nevada Act are obtained (such approvals to be obtained as soon as practicable). At later of the expiration of the Refusal Period and the Closing of the sales of Common Shares under this Section 8.6, the Upstream Transferor may sell the Upstream Ownership Interest to the Upstream Offeror on terms no more favorable than those set forth in the Upstream Notice of Offer (as adjusted for any sales of Common Shares under this Section 8.6); PROVIDED that, if any Common Shares remain owned by the Person in whom the Upstream Ownership Interest exists, the Upstream Offeror is not a Prohibited Transferee. To the extent any of the Upstream Ownership Interests are not sold in accordance with the foregoing within six months after giving the Upstream Notice of Offer, the holders of Common Shares shall continue to have a right of first refusal under this Section 8.6 with respect to any Transfers to any Person which are subsequently proposed by such Upstream Transferor.

          8.7 CALL. After the occurrence of (a) any Change In Control with respect to a Member (other than a Transfer of an Upstream Ownership Interest permitted under Section 8.6), (b) any Transfer in breach of Section 8.6, or (c) any breach of Article XV (each, a "Trigger Event"), the Company (acting without the Member to which the Trigger Event relates (the "Triggering Member") or Board Members appointed by the Triggering Member) shall have an irrevocable right (the "Call") to purchase, or have its nominee purchase, within ninety days after the Company's first knowledge of such Trigger Event (other than knowledge imputed from the Triggering Member or

Board Members appointed by the Triggering Member), all of the Triggering Member's Common Shares for a cash purchase price equal to seventy-five percent of the fair market value of such Common Shares at such time, as determined after the exercise of the Call by an independent qualified appraiser appointed by the Company (acting without the Triggering Member or the Board Members appointed by such Triggering Member appointed by the Triggering Member). The fees and expenses of such appraiser shall be paid by the Triggering Member and its determination of fair market value shall be conclusive and binding on the Company and the Triggering Member. The Call may be exercised within the ninety day exercise period by delivery of a written notice by the Company to the Triggering Member and the other Members holding Common Shares stating that the Company is exercising its Call and specifying the identity of the Person that will be purchasing the Shares; PROVIDED that the Triggering Member shall have thirty days from receipt of such written notice to cure the Trigger Event and thereby avoid a purchase of its Common Shares under this Section 8.7. The closing of the purchase of such Common Shares shall take place on a date to be designated by the Company within thirty days of the determination of the fair market value of the Common Shares.

          8.8 CONVEYANCE TO LIVING TRUST. (a) The foregoing notwithstanding, any Member shall be entitled to Transfer all such Member's Common Shares or Preferred Shares, without consideration, to a revocable, INTER VIVOS trust of which the Member is trustee and of which the Member and/or his or her family is a beneficiary, without obtaining the consent of the other Members; provided, however, that transfers pursuant to this Section 8.8 shall not be effective
until all approvals required under the Nevada Act are obtained.   Transfers
pursuant to this Section 8.8 shall be subject to Section 8.2.

               (b) When any such trustee becomes a Member, such trustee shall be a Member not individually but solely as a trustee, in the exercise of and under the power and authority conferred upon and vested in such trustee.
Nothing contained in this Agreement shall be construed as creating any personal liability for any such trustee to pay any amounts required to be paid hereunder, or to perform any covenant, either express or implied, contained herein. The claim of any such liability is hereby expressly waived by the other Members.
Any liability of any Member which is a trust (whether to the Company or to any third person) shall be a liability to the full extent of the trust estate and shall not be a personal liability of any trustee, grantor or beneficiary of any trust.

               (c) Any successor trustee or co-trustee of any trust which is a Member shall be entitled to exercise the same rights and privileges and be subject to the same duties and obligations as the predecessor trustee. As used in this Section 8.8, the term "trustee" shall include any and all such successor trustees.

          8.9 GAMING CONTROL ACT. Notwithstanding any other provision of this Agreement, no Shares or other ownership interest in the Company, and no Upstream Ownership Interest, shall be issued or Transferred in any manner whatsoever except in compliance with the provisions of the Nevada Act.

          8.10 FURTHER RESTRICTION ON TRANSFER OF SHARES. In addition to the other restrictions set forth in this Agreement, no Member may assign, convey, sell, encumber or in any way alienate all or any part of such Member's Shares, if the Shares to be assigned, conveyed, sold or encumbered, when added to the total of all other Shares assigned, conveyed, sold or encumbered in the preceding twelve months, would result in the termination of the Company under Code Section 708, if such termination will result in adverse tax consequences to the non-transferring Member.

                                      ARTICLE IX

                                  BOARD OF MANAGERS

          9.1 BOARD OF MANAGERS. (a) Except for matters expressly requiring the approval of the Members (or a percentage or class of the Members) pursuant to this Agreement or the NRS, the business and affairs of the Company shall be managed by a Board of Managers pursuant to this Article IX. Subject to the provisions of the Nevada Act and except as specifically provided in this Agreement, the Board Members shall each serve for a three year term or until such Board Member shall resign or be removed or otherwise disqualified to serve, or until such Board Member's successor shall have been appointed.

               (b) The Members agree to take all necessary action such that each Member shall have rights identical to those set forth in this Article IX with respect to the boards of management (or comparable bodies) and management of the Subsidiaries.

               (c) Subject to the remaining provisions of this Section 9.1, the Members shall appoint five Board Members as follows: (i) Aladdin Enterprises shall appoint three Board Members (who shall be deemed to have been designated by the Person who Controls Aladdin Enterprises) and (ii) LCI shall designate and appoint two Board Members. On the date hereof the Board Members shall be: Jack Sommer, Ronald B. Dictrow and Richard J. Goeglein as Aladdin Enterprises appointees and Alan L. Goodenough and G. Barry C. Hardy as LCI appointees. Each of Aladdin Enterprises and LCI shall have the right to have one of the Board Members appointed by it on any committee of the Board. The first Chairman of the Board shall be Jack Sommer. In the event of the resignation or removal of Jack Sommer as the Chairman of the Board prior to the Opening Date, the successor Chairman of the Board shall be a Person with a substantially similar or higher level of experience as Jack Sommer with respect to the development of commercial properties and shall be appointed by Aladdin Enterprises subject to the approval of LCI, such approval not to be unreasonably withheld.

               (d) Provided that the Member with the highest Percentage Interest, other than the Majority Member (if any) and its Affiliates have not Caused an existing Event of Default and have paid their pro rata share (as provided in the Contribution Agreement) of all Completion Guaranty Payments up to such time, if the Majority Member or its Affiliates fails to pay their pro rata share (as provided in the Contribution Agreement) of any two separate Completion Guaranty Payments, then such Majority Member shall remove, or (if such Majority Member Controls Aladdin Enterprises) such Majority Member shall cause Aladdin Enterprises to remove, from the Board one of the Board Members designated by such Majority Member, as of the relevant second Completion Guaranty Payment Due Date, and such Party removing a Board Member shall appoint a new independent Board Member agreed by the remaining Board Members who shall be Chairman of the Board.

               (e) Provided that the Member with the highest Percentage Interest, other than the Majority Member (if any) and its Affiliates have not Caused an existing Event of Default under the Keep Well Agreement and have paid their pro rata share (as provided in the Contribution Agreement) of all Keep Well Payments up to such time, if the Majority Member or its Affiliates (i) fails to pay their pro rata share (as provided in the Contribution Agreement) of a Keep Well Payment (provided that no alterations to the Board have occurred pursuant to Section 9.1(d)) such Majority Member shall remove, or (if such Majority Member Controls Aladdin Enterprises) such Member shall cause Aladdin Enterprises to remove, from the Board one of the Board Members designated by such Majority Member, as of the relevant Keep Well Due Date and such Party removing a Board Member shall appoint a new independent Board Member agreed by the remaining Board Members who shall be Chairman of the Board and (ii) fails to make its pro rata share (as provided in the Contribution Agreement) of a second Keep Well Payment, the independent Board Member shall be removed from the Board and such Party removing a Board Member shall appoint a new Board Member designated by the Member holding the highest Percentage Interest, other than any Majority Member, as of the relevant second Keep Well Due Date and such new Board Member shall be Chairman of the Board.

               (f) Provided (i) that Sommer Enterprises and its Affiliates (if LCI is the Majority Member) or LCI and its Affiliates (if Sommer Enterprises is the Majority Member) have not Caused an existing Event of Default under the Keep Well Agreement and has paid their pro rata share (as provided in the Contribution Agreement) of all Keep Well Payments up to such time and (ii) no alterations to the Board have occurred pursuant to Section 9.1(d) or (e), if there is a Non-Default Keep Well Trigger, the Majority Member shall, or (if such Majority Member Controls Aladdin Enterprises) such Majority Member shall cause Aladdin Enterprises to, remove one of the Board Members designated from the Board as of the commencement of the Non-Default Keep Well Trigger and designate a new independent Board Member who shall be Chairman of the Board; PROVIDED that, if Jack Sommer is Chairman of the Board at such time, Jack Sommer shall remain as Chairman of the Board. At any time after the occurrence of a Non-Default Keep Well Trigger, upon the occurrence of four successive Quarters when no payments are due (other than any Salle Privee

Amount) under the Keep Well Agreement, then the Party who removed the Board Member shall restore to the Board a designee of the Member which originally designated such Board Member who was removed and shall remove the independent Board Member, if any, designated pursuant to the preceding sentence.

          9.2 POWERS AND DUTIES OF THE BOARD. The Board (or any Officer acting at the direction of the Board) shall manage the business affairs of the Company. The Board shall have the general powers and duties of management typically vested in a director or board of directors of a corporation, and all powers and duties necessary, advisable or convenient to administer and operate the business and affairs of the Company, and such other powers and duties as may be prescribed by the Members or implied by law. Subject to the provisions of this Agreement, such powers and duties shall include, without limitation, the following: (i) to select and remove all Officers (as more fully described in Section 9.3), agents and employees of the Company, prescribe such powers and duties for them as may be consistent with law, the Articles and this Agreement, and fix their compensation; (ii) to borrow money and incur indebtedness on behalf of the Company for the purposes of the Company, and to cause to be executed and delivered therefor, in the name of the Company, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidence of debt and securities; (iii) to change the principal office of the Company from one location to another within Nevada and to establish from time to time one or more subsidiary offices of the Company; and (iv) to enter into or commit to any agreement, contract, commitment, instrument, deed, mortgage or obligation on behalf of the Company for any Company purpose.

          9.3 ELECTION OF OFFICERS. Subject to the applicable provisions of the Nevada Act, the Board may from time to time elect such Officers as the Board shall deem appropriate. Subject to the provisions of this Agreement, the Board may confer upon any of the Officers such duties, authority and titles as the business of the Company may require in the reasonable judgment of the Board (including the authority to represent and bind the Company in accordance with the scope of the particular duties involved and such other general powers and duties of a type similar to those typically vested in an officer of a corporation). The Officers shall serve at the sole discretion of the Board.

          9.4 REMOVAL, RESIGNATION AND VACANCIES. (a) A Board Member may be removed at any time for any reason (i) by Aladdin Enterprises, if such Board Member was appointed by Aladdin Enterprises and (ii) by LCI, if such Board Member was appointed by LCI. In addition, a Majority may remove any Board Member for incapacity to carry out, or acting with malfeasance in connection with, his or her duties, powers or obligations hereunder. In the event any Person elected to serve as a Board Member at any time is found by the Nevada Gaming Authorities to be unsuitable to hold a gaming license, such Person shall thereupon automatically cease to be a Board Member without any further action and a substitute Board Member shall be appointed in accordance with Section 9.4(c).

               (b) Any Board Member may resign at any time by giving written notice to the Company and the Members. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

               (c) Subject to the applicable provisions of the Nevada Act, any vacancy on the Board shall be filled by the appointment of a successor Board Member. Such successor Board Member shall be (i) appointed by Aladdin Enterprises if such successor Board Member's predecessor was appointed by Aladdin Enterprises and (ii) appointed by LCI if such successor Board Member's predecessor was appointed by LCI.

          9.5  MEETINGS OF THE BOARD. (a)    PLACE AND TIME OF MEETINGS.  The
meetings of the Board shall be held at least quarterly at the Records Office, unless some other place is designated in the notice of the meeting. Meetings of the Board shall be held at such times as is determined by the Board; PROVIDED that one meeting of the Board shall be held in New York, New York in each Fiscal Year unless the Members agree otherwise in writing. Accurate minutes of any meeting of the Board shall be maintained by the Officer designated by the Board for such purpose.

               (b) SPECIAL MEETINGS; NOTICE. Special meetings of the Board for any purpose may be called at any time by any Board Member. At least forty-eight hours written notice of the time and place of a special meeting of the Board shall be delivered personally to the Board Members at their last known business addresses as it is shown on the records of the Company or personally communicated to them by a Board Member or officer of the Company by telegraph or facsimile. Such telegraphing, faxing or delivery shall be considered due, legal and personal notice to such Board Member.

               (c) WAIVER OF NOTICE. The transactions carried out at any meeting of the Board, however called and noticed or wherever held, shall be as valid as though had at a meeting regularly called and noticed if: (i) all Board Members are present at the meeting or (ii) if a majority of the Board Members are present and if, either before or after the meeting, those not present sign a waiver of notice of such meeting or a consent to holding the meeting or an approval of the minutes thereof, which waiver, consent or approval shall be filed with the other records of the Company or made a part of the minutes of the meeting; PROVIDED that no Board Member attending such meeting without notice protests prior to the meeting or at its commencement that notice was not given to him or her.

               (d) ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by the Board may be taken without a meeting and will have the same force and effect as if taken by a vote of the Board Members at a meeting properly called and noticed, if authorized by the written consent of all, but not less than all, of the Board Members. In no instance where action is authorized by written consent need a meeting of the Board be called or noticed. A copy of the



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

action taken by written consent shall be filed with the records of the Company. The written consent may be executed in one or more counterparts and by facsimile, and each such consent so executed shall be deemed an original.

               (e) QUORUM. Three incumbent Board Members present in person or by proxy shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board. Except as otherwise provided in this Agreement or by the NRS, the action of a majority of the Board Members present in person or by proxy at any meeting at which there is a quorum, when duly assembled, is valid. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Board Members, if any action taken is approved by a majority of the required quorum for such meeting.

               (f) TELEPHONIC MEETINGS. Board Members may participate in a meeting of the Board by means of a telephone conference call or similar method of communication so long as all Persons participating in the meeting can hear one another. Participation in a meeting of the Board pursuant to this Section 9.5(f) constitutes presence in person at the meeting.

          9.6 COMPENSATION OF BOARD MEMBERS; COMPENSATION OF OFFICERS. The Company shall not pay any Board Member in their capacity as a Board Member any salary or other benefits, other than such insurance and/or indemnification as may be determined by the Board and is permitted under the Articles, this Agreement and the NRS. The Company shall pay to each Officer such salary and other benefits as shall be approved from time to time by the Board.

          9.7 EXPENSE REIMBURSEMENTS. The Company shall reimburse the Board Members for all expenses reasonably incurred by the Board Members on behalf of the Company or in connection with the performance of the obligations of the Board Members hereunder.

          9.8  EMPLOYMENT AND CONSULTING AGREEMENTS.   The Parties acknowledge
that the Company has entered into the Employment and Consulting Agreements and that such Employment and Consulting Agreements shall prevail notwithstanding any other provision of this Agreement other than Section 3.6.

                                      ARTICLE X

                        ACCOUNTING, RECORDS AND BANK ACCOUNTS

          10.1 RECORDS AND ACCOUNTING. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods elected to be followed by the Company for federal income tax purposes. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company's business.


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

          10.2 ACCESS TO ACCOUNTING RECORDS. All accounting books and records of the Company and its Subsidiaries, including files, tax returns and information, shall be maintained at an office of the Company or at the Records Office. Each Member, and its duly authorized representative, agent or attorney, upon written demand providing at least five days notice, shall have access to such books and records and the right to inspect, examine and copy them (at such Member's expense) at reasonable times during normal business hours. The rights authorized by this Section 10.2 may be denied to a Member upon such Member's refusal to provide to the Company an affidavit stating that such inspection, extracts or audit is not desired for any purpose not related to the Member's interest in the Company as a Member.

          10.3 ANNUAL TAX INFORMATION. The Board shall use its best efforts to cause the Company to deliver to each Member within ninety days after the end of each Fiscal Year all information necessary for the preparation of such Member's federal income tax return. Federal, state and local tax returns of the Company shall be prepared or caused to be prepared and filed in a timely manner by the Board.

          10.4 OBLIGATIONS OF MEMBERS TO REPORT ALLOCATIONS. The Members are aware of the income tax consequences of the allocations made by this Agreement and hereby agree to be bound by the provisions of this Agreement in reporting their shares of the income and loss for income tax purposes.

          10.5 TAX MATTERS. Sommer Enterprises is hereby designated "Tax Matters Partner" (as that term is defined in Code Section 6231) and is authorized to represent the Company in connection with all tax examinations and proceedings (whether judicial or administrative) and to oversee the Company's tax affairs all in a manner consistent with the best interests of the Company; PROVIDED that if Sommer Enterprises is the Tax Matters Partner it shall keep LCI reasonably informed as to the status of any audit of the Company's tax affairs by any taxing authority and shall not settle any audit or other controversy without the consent of LCI, such consent not to be unreasonably withheld. The Members agree to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner in connection with any such examinations or proceedings. The Board may from time to time designate any other Member to serve as "Tax Matters Partner".

          10.6 TAX ELECTIONS. The Board may in its discretion determine whether or not to make any available elections pursuant to the Code.

          10.7 TAXATION AS A PARTNERSHIP. The Company shall be treated as a partnership for United States federal income tax purposes and each Member agrees not to take any action inconsistent with the Company's classification as a partnership for United States federal, state or local income tax purposes.

          10.8 TAX REPORTING. The Company shall timely file such tax returns and information reports as required by the Code and applicable foreign, state and local taxing jurisdictions. Each income tax return of the Company shall be delivered to LCI for its review at least [thirty] days prior to earlier of (a) the final due date (with extensions) of such return or (b) the date such return is to be filed. If LCI objects in writing to the reporting of any item on any such income tax return, the Company shall not finalize the form of such return without the written consent of LCI, such consent not to be unreasonably withheld. If no agreement is reached with respect to an item contained in any such return prior to fifteen days prior to the final due date (with extensions) of such return, the Company's position with respect to such item shall be reflected on the final form of the return provided an independent nationally recognized accounting firm mutually selected by LCI and the Company, at the Company's expense, determines that the Company has a reasonable basis for its reporting position with respect to the item.

                                      ARTICLE XI

                                         IPO

          11.1 IPO TIMING. (a) The Parties anticipate that an IPO will be executed as soon as it is commercially reasonable to do so after the Opening Date.

          (b) If an IPO has not taken place within three years from the Opening Date, Sommer Enterprises and LCI shall each have the right to demand that such an IPO be executed; PROVIDED that at the time of the demand such party and its Affiliates have a Percentage Interest equal to at least twenty percent, and PROVIDED further that Sommer Enterprises or LCI, as the case may be, first submits to the Board a letter from a reputable, nationally recognized underwriter stating that the public sale of such shares is economically and commercially feasible, and PROVIDED further that Sommer Enterprises shall have the right to defer such an IPO demanded by LCI for up to twelve months if, in the reasonable opinion of Sommer Enterprises, it is commercially reasonable to do so and if and for so long as Sommer Enterprises is the Majority Member.

          (c) Concurrently with or prior to any IPO the Members shall enter into the Stockholders and Registration Rights Agreement governing their rights and obligations as members or stockholders of the IPO Corporation.

          11.2 PRE-IPO PURCHASES. (a) LCI and Sommer Enterprises will, immediately prior to, or as part of, the IPO, be entitled (subject to the market requirements in respect of such IPO and subject further to any restrictions imposed by any law including the Nevada Act) acquire additional Common Shares in the IPO Corporation, at a mutually agreeable price (based on the IPO price discounted to reflect the absence of underwriters' fees and costs).

               (b) Notwithstanding Sommer Enterprises' rights under Section 11.2
(a), LCI shall have the right to purchase at a mutually agreeable price (based on the IPO price discounted to reflect the absence of underwriters' fees and costs) from either (at the option of Sommer Enterprises) the IPO Corporation pursuant to Section 11.2(a) or from Sommer Enterprises immediately prior to or as part of, the IPO, Common Shares in the IPO Corporation sufficient for it to maintain a holding of more than twenty percent of the common shares of IPO Corporation after the IPO.

          11.3 INCORPORATION OF PARTNERSHIP. In connection with an IPO, if the Company changes its classification for federal income tax purposes from a partnership to an association (or publicly traded partnership) taxable as a corporation, the Members hereto acknowledge that it is intended that such change be effected as a tax-free incorporation and each Member shall, to the extent commercially feasible, use its best efforts to effect such intent.

                                     ARTICLE XII

                            DISSOLUTION OF THE COMPANY AND
                          TERMINATION OF A MEMBER'S INTEREST

          12.1 DISSOLUTION. The Company shall be dissolved and its affairs wound up (a) at the time specified in the Articles or (b) upon the written agreement of all of the Members, in which event the Members will proceed with reasonable promptness to liquidate the Company. The death, insanity, retirement, resignation, expulsion, Bankruptcy or dissolution of any Member, or the occurrence of any other event which terminates a Member's continued membership in the Company shall not, in and of itself, cause the dissolution of the Company.

          12.2 DEATH OF A MEMBER; CONTINUATION. After the death of a Member, the deceased Member shall cease to be a Member and the personal representative of the deceased Member and, after the distribution of the deceased Member's estate, the deceased Member's heirs or legatees (in place and instead of the personal representative), shall have no right to participate in the management of the business and affairs of the Company, but shall be Disassociated Members and entitled only to receive distributions and any other share of profits to which the deceased Member would have been entitled under this Agreement and the NRS but for the death of such Member; PROVIDED that if a majority of the remaining Members consent, the personal representative of the deceased Member and, after the distribution of the deceased Member's estate, the deceased Member's heirs and legatees (in place and instead of the personal representative), shall succeed to the Shares of the deceased Member as a Substituted Member or Substituted Members.

          12.3 COMPANY'S OPTION TO PURCHASE BANKRUPT MEMBER'S INTEREST. Upon the institution of a Bankruptcy by or against a Member, the Company shall have the option (the "Purchase Option"), exercisable by written notice to all the Members within 120 days of the date the Bankruptcy petition is filed by or against the Bankrupt Member, to purchase the Bankrupt

Member's Common Shares, subject, however, to receipt of all required approvals under the Nevada Act (such approvals to be obtained as soon as reasonably practicable), for an agreed upon price, or if no price can be agreed upon, for the fair market value of such Common Shares at the time of such Bankruptcy, as determined by an independent qualified appraiser appointed by unanimous agreement by the Members, including the Bankrupt Member. If they cannot agree on an appraiser, the Members not including the Bankrupt Member and its Affiliates, on the one hand, and the Bankrupt Member, on the other hand, shall each select an appraiser, which appraisers together shall select a third appraiser, which third appraiser shall determine the fair market value of such Common Shares, which determination shall be binding upon the Parties. If the Company elects to exercise the Purchase Option, it shall pay the agreed price or the fair market value, as the case may be, of the Bankrupt Member's Shares to the Bankrupt Member, in cash, within such 120-day period or at such later time as all approvals required under the Nevada Act are obtained. If the Company elects to not exercise the Purchase Option, the Company shall notify the Members including the Bankrupt Member of its decision in writing (the "Non-Exercise Notice"), within such 120-day period.

          12.4 MEMBERS' OPTION TO PURCHASE BANKRUPT MEMBER'S INTEREST. Upon the institution of a Bankruptcy by or against a Member, if the Company does not exercise the Purchase Option, the Members not including the Bankrupt Member shall have the right to purchase the Bankrupt Member's Common Shares, subject, however, to receipt of all required approvals under the Nevada Act (such approvals to be obtained as soon as reasonably practicable), for an agreed upon price, or if no price can be agreed upon, for the price previously determined under the independent appraisal procedure in Section 12.3 or, if no such price has been so determined, for the fair market value of such Shares at the time of such Bankruptcy, as determined by an independent qualified appraiser appointed by the Members, including the Bankrupt Member. If they cannot agree on an appraiser, the Members not including the Bankrupt Member and its Affiliates, on the one hand, and the Bankrupt Member, on the other hand, shall each select an appraiser, which appraisers together shall select a third appraiser, which third appraiser shall determine the fair market value of such Common Shares, which determination shall be binding upon the Parties. The Member or Members wishing to purchase all or a part of the Shares of the Bankrupt Member (each, a "Purchasing Member") shall pay the agreed price or the fair market value of such Shares to the Bankrupt Member, in cash, by the earlier of (a) 120 days after the Company delivers the Non-Exercise Notice to the Members, and (b) 240 days after the date the Bankruptcy petition is filed by or against the Bankrupt Member; PROVIDED, that such purchase shall not occur until all approvals required under the Nevada Act are obtained. Each Purchasing Member must notify the other Members of such Purchasing Member's desire to purchase all or a portion of the Bankrupt Member's Shares in writing by the earlier of (x) twenty days after the Company delivers the Non-Exercise Notice to the Members, and (y) 140 days after the date the Bankruptcy petition is filed by or against the Bankrupt Member. Unless they agree otherwise, if there is more than one Purchasing Member, each Purchasing Member may purchase up to the proportion of the Bankrupt Member's Shares that such Purchasing Member's Percentage Interest bears to the Ultimate Percentage Interests of all Purchasing Members (if any Purchasing Member elects to Purchase less than its full entitlement hereunder the other Purchasing Members may purchase such entitlement pro rata). If no remaining Member wishes to purchase the Bankrupt Member's Shares, or the Purchasing Members do not purchase the Bankrupt Member's Shares within the earlier of the time periods set forth above, then all rights to purchase the Bankrupt Member's Shares pursuant to this Section 12.4 shall terminate and the Bankrupt Member shall retain such Shares as a Disassociated Member.

          12.5 DISTRIBUTION ON DISSOLUTION AND LIQUIDATION. In the event of the dissolution of the Company for any reason, the business of the Company shall be continued to the extent necessary to allow an orderly winding up of its affairs, including the liquidation and termination of the Company pursuant to the provisions of this Section 12.5, as promptly as practicable thereafter, and each of the following shall be accomplished:

               (a) holders of a Supermajority of the Common Shares shall elect or appoint a liquidator;

               (b) the liquidator shall cause to be prepared a statement setting forth the Property and liabilities of the Company as of the date of dissolution, a copy of which statement shall be furnished to the Members;

               (c) the Property of the Company shall be liquidated by the liquidator as promptly as possible, but in an orderly and businesslike manner. The liquidator may, in the exercise of its business judgment, determine not to sell all or any portion of the Property, in which event such Property shall be distributed in kind based upon fair market value as of the date of such distribution;

               (d) any Profits or Losses realized by the Company upon the sale of its Property shall be recognized and allocated to the Members in the manner set forth in Article V; and

               (e) the proceeds of sale and all other Property of the Company shall be applied and distributed as follows and in the following order of priority:

                    (i)       to the expenses of liquidation;

                    (ii) to the payment of the debts and liabilities of the Company (including loans from Members);

                    (iii) to the setting up of any reserves which the liquidator shall determine to be reasonably necessary, for such period as the liquidator shall deem advisable, for contingent, unliquidated or unforeseen liabilities or obligations of the Company or the Members arising out of or in connection with the Company. Such reserves shall be held by the liquidator or paid over to a bank or title company selected by it, to be held by such bank


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

     or title company as escrow holder or liquidator for the purposes of disbursing such reserves to satisfy the liabilities and obligations described above;

                    (iv) to the holder of the Series A Preferred Shares to the extent of its Capital Account balance in respect of the Series A Preferred Shares;

                    (v) to the holders of the Series B Preferred Shares to the extent of their pro rata share of the Capital Account balance in respect of the Series B Preferred Shares; and

                    (vi) the balance (including amounts released from any unnecessary reserves set up pursuant to Section 12.5(e)(iii)), if any, after giving effect to all contributions, distributions and allocations for all periods, to the holders of Common Shares pro rata in proportion to their positive Capital Account balances.

          Each Member understands and agrees that by accepting the provisions of this Section 12.5 setting forth the priority of the distribution of assets of the Company to be made upon a liquidation, such Member expressly waives any right which it, as a creditor of the Company, might otherwise have to receive distributions of assets pari passu with the other creditors of the Company in connection with a distribution of assets of the Company in satisfaction of any liability of the Company, and hereby subordinates to said creditors any such right.

                                     ARTICLE XIII

                      LIABILITY, EXCULPATION AND INDEMNIFICATION

          13.1 EXCULPATION. (a) No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, the Board or an appropriate Officer or employee of the Company, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence, fraud or willful misconduct.

               (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits or Losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.


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

          13.2 FIDUCIARY DUTY. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member, then, to the fullest extent permitted by applicable law, a Covered Person acting under this Agreement shall not be liable to the Company or to any Member for its good faith acts or omissions in reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Parties to replace such other duties and liabilities of such Covered Person.

          13.3 OUTSIDE BUSINESSES. Subject to Article XV and to any other agreement to the contrary, any Covered Person, Member or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. Subject to any agreement to the contrary, no Covered Person, Member or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Covered Person, Member or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

          13.4 INDEMNITY. The Company does hereby indemnify and hold harmless each Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he or she is or was a Member, Affiliate, Board Member, Officer, employee or agent of the Company, or is or was serving at the request of the Company as manager, member, director, officer, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Covered Person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

          13.5 INDEMNITY FOR ACTIONS BY OR IN THE RIGHT OF THE COMPANY. The Company does hereby indemnify each Covered Person who was or is a party or is threatened to be made a


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

party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a Member, Affiliate, manager, Board Member, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, manager, officer, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit, if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company. Indemnification may not be made for any claim, issue or matter as to which such Covered Person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          13.6 INDEMNITY IF SUCCESSFUL. To the extent that a Covered Person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 13.4 and 13.5, or in defense of any claim, issue or matter therein, the Company does hereby indemnify such Covered Person against expenses, including attorneys' fees actually and reasonably incurred by it in connection with the defense.

          13.7 DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under Sections 13.4 and 13.5, unless ordered by a court or advanced pursuant to
Section 13.8 below, must be made by the Company only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. The determination must be made:

               (a) by a Majority at a meeting at which a quorum is present, which quorum must consist of Members who (and who's Affiliates) were not parties to the action, suit or proceeding; or

               (b) by independent legal counsel in a written opinion, (i) if a Majority at a meeting at which a quorum is present so orders, which quorum must consist of Members who (and who's Affiliates) were not parties to the action, suit or proceeding, or (ii) if at a meeting of the Members, a quorum consisting of Members who (and who's Affiliates) were not parties to the action, suit or proceeding cannot be obtained.

          13.8 ADVANCE PAYMENT OF EXPENSES. The expenses of Members and Board Members incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Member or Board Member to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company. The provisions of this subsection do not affect any rights to advancement of expenses to which personnel of the Company other than Members or Board Members may be entitled under any contract or otherwise by law.

          13.9 OTHER ARRANGEMENTS NOT EXCLUDED. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this
Article XIII:

               (a) do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles or any agreement, vote of Members, or disinterested Board Members, if any, or otherwise, for an action in their official capacity or an action in another capacity while holding their office, except that indemnification, unless ordered by a court pursuant to Section 13.5 or for the advancement of expenses made pursuant to Section 13.8, may not be made to or on behalf of any Member or Board Member if a final adjudication establishes that their acts or omissions involved intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action; and

               (b) continue for a Person who has ceased to be a Member, Board Member, Officer, employee or agent and inures to the benefit of his or her heirs, executors and administrators.

          13.10 ERRORS AND OMISSIONS INSURANCE. (a) The Company may purchase and maintain insurance or (by a Board Supermajority) make other financial arrangements on behalf of any Covered Person for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a Board Member, an officer, director, employee or agent of the Company or of another entity at the request of the Company, or arising out of his or her status as such, whether or not the Company has the authority to indemnify him or her against such liability and expenses.

               (b) The other financial arrangements made by the Company pursuant to Section 13.10(a) may include (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the security of its obligation of indemnification by granting a security interest or other lien on any assets of the Company; and (iv) the establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant hereto may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

               (c) In the absence of fraud, no Board Member or Member approving the insurance or financial arrangement made pursuant to this Section 13.10 shall be subject to personal



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

liability for such action, even if the Board Member approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

          13.11     PROPERTY OF THE COMPANY.  Any indemnification under this
Article XIII shall be satisfied solely out of the Property of the Company.

          13.12 VIOLATION OF THIS AGREEMENT. Any Member who commits fraud or otherwise violates any of the terms, conditions and provisions of this Agreement will keep and save harmless the Property and the Company, and will indemnify the Company and the other Members from any and all claims, demands and actions of every kind and nature whatsoever which may arise out of or by reason of such fraud or violation.

                                     ARTICLE XIV

                                    GAMING MATTERS

          14.1 LICENSING. (a) The Members and their Related Parties will be subject to the provisions of the Nevada Act and to the licensing and regulatory control of the Nevada Gaming Authorities. Each Member acknowledges that, in order for the Company to carry on its business, each Member and its Related Parties may be required to submit personal history and financial information to, and be found suitable by, the Nevada Gaming Authorities and gaming authorities of other jurisdictions. If required by the Nevada Gaming Authorities or gaming authorities of other jurisdictions, each Member shall, and shall cause its respective Related Parties to, (i) promptly submit such personal history and financial history, (ii) cooperate in any investigation and (iii) diligently seek a finding of suitability.

               (b) Each Member shall be responsible for paying or causing to be paid all of its and its Related Parties' costs and expenses in connection with obtaining, attempting to obtain or retaining a license in accordance with this
Article XIV.

               (c) In addition, the Company anticipates that in due course the Company may register pursuant to Section 12(g) of the Exchange Act. From and after such registration under the Exchange Act (i) any Person who acquires more than five percent of the Total Common Shares shall promptly report the acquisition to the Nevada Commission in a filing prepared in accordance with applicable law and (ii) beneficial owners of more than ten percent of the Total Common Shares must apply to the Nevada Commission for a finding of suitability within thirty days after the Chairman of the Nevada State Gaming Control Board mails written notice requiring such filing. Notwithstanding the foregoing, any member who (i) acquires more than ten percent, but not more than fifteen percent, of the Total Common Shares, (ii) holds such Shares for investment purposes only, and (iii) qualifies as an "Institutional Investor" as such term is defined in the Nevada Act, may apply to the Nevada Commission for a waiver of such finding of suitability, and need not apply for such finding of suitability if such waiver is granted.

          14.2 NOMINEES. If any Share(s) shall be held in trust by an agent or by a nominee, the record holder must, immediately upon the request of the Nevada Gaming Authorities, disclose to said authorities the identity of the beneficial owner of any such Share(s). Each record owner of any Share must comply with all applicable rules and regulations of the Nevada Gaming Authorities.

          14.3 GAMING PROBLEM. In the event the Board shall determine, in good faith, based upon verifiable information and specific provisions of the applicable gaming statutes and rules promulgated thereunder or upon specific information received from the Nevada Gaming Authorities, that a Gaming Problem exists, then the Company shall provide written notice to the applicable Member requesting that such Member provide for the elimination of the Gaming Problem, and:

                 (a) (i) if the Gaming Problem is caused by a director, officer or manager or trustee of such Member, such Member shall terminate the employment of such Person and (ii) if the Gaming Problem is caused by a shareholder, partner, member or beneficiary, of such Member, such Member shall either purchase such Person's ownership or other interest in such Member or require such Person to transfer its ownership or other interest to a trust or other entity (if any) that would eliminate the Gaming Problem; or

                 (b) after providing the applicable Member with ninety days to eliminate such Gaming Problem, the Company shall redeem or have other Persons purchase all of the Shares held or owned by such Member at a redemption price equal to the fair market value of such Shares, as determined by an independent qualified appraiser appointed by the Company and the applicable Member or, if there is a Majority Member, by the applicable Member and the Member with the highest Percentage Interest (other than the applicable Member). If they cannot agree on an appraiser, the such persons shall each select an appraiser, which appraisers together shall select a third appraiser, which third appraiser shall determine the fair market value of such Shares, which determination shall be binding upon the Parties. Subject to the applicable provisions of the Nevada Act, the foregoing right of redemption shall be exercised upon twenty days' prior written notice to the applicable Member. On and after the date set forth in such notice as the date of redemption, all rights of such Member as a Member of the Company shall cease and terminate and the such Member's Shares shall no longer be deemed outstanding.

                                      ARTICLE XV

                                     NON-COMPETE

          15.1 LCI. So long as LCI is a Member and for a period of one year thereafter, LCI agrees that, other than through the Company, LCI and its Affiliates shall not, directly or indirectly, engage in the development of or own, operate, lease, manage, control, invest in, act as consultant or advisor to or otherwise assist any Person that engages in the development or operation of gaming operations which (a) involve or are in any way associated with golf resorts located in Clark County, Nevada or (b) involve or are in any way associated with operations of a type similar to the Salle Privee Facilities located in Las Vegas, Nevada, without the consent of the Company; PROVIDED that LCI and its Affiliates may own and/or operate a casino and/or hotel project in Las Vegas, Nevada that is so involved or associated if they first provide to the Company detailed written descriptions of such proposed venture (including financial analysis and projections) and offer the Company the opportunity to invest equally with and on substantially the same terms as LCI and its Affiliates, and the Company (by way of the Board excluding the Board Members appointed by LCI) declines such opportunity or fails to take up such opportunity within a reasonable time period.

          15.2 SOMMER ENTERPRISES. So long as Sommer Enterprises is a Member and for a period of one year thereafter, Sommer Enterprises agrees that, other than through the Company, Sommer Enterprises and its Affiliates shall not, directly or indirectly, engage in the development of or own, operate, lease, manage, control, invest in, act as consultant or advisor to or otherwise assist any Person that engages in the development or operation of any casino and/or hotel project in Las Vegas, Nevada, other than the Mountain Spa Resort; PROVIDED that Sommer Enterprises and its Affiliates may own and/or operate a casino and/or hotel project in Las Vegas, Nevada if such opportunity has been offered to the Company and LCI, or the Board Members other than the Board Members appointed by Sommer Enterprises, have caused the Company to decline to take up, or to fail to pursue, such opportunity.

          15.3 REASONABLE TERMS. (a) LCI and Sommer Enterprises acknowledge and agree that the covenants set forth in this Article XV are reasonable in geographical and temporal scope and in all other respects and that the other Parties would not have entered into this Agreement but for the covenants contained in this Article XV.

                 (b) If, at the time of enforcement of this Article XV, a court shall hold that the duration, scope, or area restrictions stated herein are unreasonable under the circumstances then existing, the Parties agree that the maximum duration, scope, or area reasonable under such circumstances shall be substituted for the stated duration, scope, or area.

                 (c) LCI and Sommer Enterprises recognize and affirm that in the event of a breach of any provision of this Article XV the exercise of the Call under Section 8.7 and money damages would both be inadequate and the damaged party would have no adequate remedy at law. Accordingly, the Company and the Parties hereto shall have the right, in addition to any other rights and remedies existing in their favor, to enforce their rights under this Article XV not only by the exercise of the Call under Section 8.7 and an action or actions for damages, but also by an action or actions for specific performance, injunction and/or equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the provisions of this Article XV.

                                     ARTICLE XVI

                               MISCELLANEOUS PROVISIONS

          16.1   NOTICES.   All notices to be given hereunder shall be in
writing and shall be addressed to the party at such party's last known address or facsimile number appearing on the books of the Company. If no such address or facsimile number has been provided, it will be sufficient to address any notice (or fax any notice that may be faxed) to such party at the Records Office of the Company. Notice shall, for all purposes, be deemed given and received,
(a) if hand-delivered, when the notice is received, (b) if sent by an internationally recognized delivery service, when the notice is received, or (c) if sent by facsimile, when the facsimile is transmitted and confirmation of complete receipt is received by the transmitting party during normal business hours. If any notice is sent by facsimile, the transmitting party shall send a duplicate copy of the notice to the Parties to whom it is faxed by regular mail. If notice is tendered and is refused by the intended recipient, the notice shall nonetheless be considered to have been given and shall be effective as of the date of such refusal. The contrary notwithstanding, any notice given in a manner other than that provided in this Section 16.1 that is actually received by the intended recipient shall be deemed an effective delivery of such notice. Any party may, at any time, by giving ten days written notice to the Company, designate a new address for the giving of notice to such party.

          16.2 INSURANCE. The Company shall carry insurance in such amounts as deemed appropriate by the Board and as may be required by lenders or contract (including, without limitation, liability insurance).

          16.3   MEMBERSHIP CERTIFICATES.  The Company shall issue a
Certificate to each Member to represent such Member's Shares in the Company upon execution of this Agreement and the payment of the Capital Contributions by such Member. The Company shall issue a new Certificate in place of any previously issued if the record holder of the Certificate (a) presents proof by affidavit, in form and substance satisfactory to the Board, that a previously issued Certificate has been lost, destroyed or stolen, or (b) if requested by the Board, delivers to the Company a bond, in form and substance reasonably satisfactory to the Board, with such surety or sureties and with fixed or open penalty as the Board may direct in its reasonable discretion, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate. If a Member fails to notify the Company within a reasonable time after it has knowledge of the loss, destruction or theft of a Certificate, and a transfer of the Member's Shares represented by that Certificate is registered before receiving such notification, the Company shall have no liability with respect to any claim against the Company for such transfer or for the issuance of a new Certificate consistent with such registration.

          16.4 COMPLETE AGREEMENT. This Agreement, together with the Articles to the extent referenced herein, constitute the complete and exclusive agreement and understanding of the

Members with respect to the subject matter contained herein. This Agreement and the Articles replace and supersede all prior agreements, negotiations, statements, memoranda and understandings, whether written or oral, by and among the Members or any of them.

          16.5 AMENDMENTS. This Agreement may be amended by the Members only if all of the Members agree to the proposed amendment and such amendment is set forth in a writing signed by all Members making express reference to this Agreement and expressly stating that such writing is an amendment of this Agreement; PROVIDED that this Agreement, including Schedule 1, shall be amended to reflect any admission of a new Member, Transfer of Shares or change in Percentage Interests pursuant to the terms of this Agreement.

          16.6 APPLICABLE LAW; JURISDICTION. This Agreement and the rights and obligations of the Parties hereto shall be interpreted and enforced in accordance with and governed by the laws of the State of Nevada without regard to the conflict laws of that State. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any action brought against it in connection with this Agreement in said court.

          16.7 INTERPRETATION. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provisions contained herein. In the interpretation of this Agreement, the singular may be read as the plural, and VICE VERSA, the neuter gender as the masculine or feminine, and VICE VERSA, and the future tense as the past or present, and VICE VERSA, all interchangeably as the context may require in order to fully effectuate the intent of the Parties and the transactions contemplated herein.

          16.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute one and the same instrument, and it shall be sufficient for each party to have executed at least one, but not necessarily the same, counterpart.

          16.9 FACSIMILE COPIES. Facsimile copies of this Agreement or of any counterpart, and facsimile signatures hereon or on any counterpart, shall have the same force and effect as originals.

          16.10 SEVERABILITY. If any provision of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void, illegal or unenforceable to any extent, that provision shall be deemed severable and the remainder of this Agreement, and all applications thereof, shall not be affected, impaired or invalidated thereby, and shall continue in full force and effect to the fullest extent permitted by law.

          16.11 WAIVERS. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, and no waiver shall be binding unless evidenced by an instrument in writing and executed by the Party making the waiver, expressly making reference to this Agreement and to the matter being waived and expressly stating that it is a waiver.

          16.12 NO THIRD PARTY BENEFICIARIES. This Agreement is made solely among and for the benefit of the Members and their respective successors and assigns, and no other Person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

          IN WITNESS WHEREOF, this Agreement was executed as of the date first-above written.


                                        SOMMER ENTERPRISES, LLC



                                        By:
                                           -------------------------------
                                           Name:   Jack Sommer
                                           Title:  Manager


                                        LONDON CLUBS NEVADA INC.


                                        By:
                                           -------------------------------
                                           Name: Linda Lillis
                                           Title: Assistant Secretary



                                        ALADDIN GAMING ENTERPRISES, INC.



                                        By:
                                           -------------------------------
                                           Name:  Jack Sommer
                                           Title: Chairman and President


                                        GAI, LLC



                                        By:
                                           -------------------------------
                                           Name:  Richard J. Goeglein
                                           Title:

                                        ----------------------------------
                                        RICHARD J. GOEGLEIN


                                        ----------------------------------
                                        JAMES H. MCKENNON


                                        ----------------------------------
                                        CORNELIUS T. KLERK


                                        ----------------------------------
                                        JOSE A. RUEDA


                                        ----------------------------------
                                        LEE GALATI

                                      SCHEDULE 1
                                  CAPITAL STRUCTURE

                                                              INITIAL                                         SERIES A   SERIES B
                             CAPITAL                          CAPITAL        PERCENTAGE    COMMON             PREFERRED  PREFERRED
MEMBER                    CONTRIBUTION                        ACCOUNT         INTEREST     SHARES               SHARES    SHARES
------                    ------------                        -------         --------     ------               ------    ------
Sommer Enterprises    81.3% of the Aladdin                  $95,000,000         47%       470,000                  0         0
                      Development

Aladdin Enterprises   $7 million predevelopment             $50,000,000         25%       250,000                  0         0
                      costs, $15 million cash
                      and 18.7% of the Aladdin
                      Development

LCI                   $50,000,000                           $49,000,000         25%       250,000                  0         0

GAI                   3% interest in Gaming                  $6,000,000          3%       30,000                   0         0

Goeglein              2% unvested interest in Gaming             --              0%       20,000(unvested)         0         0

James H. McKennon     1% unvested interest in Gaming             --              0%       10,000(unvested)         0         0

Cornelius T. Klerk    .75% unvested interest in Gaming      --              0%        7,500(unvested)         0         0


                                                              INITIAL                                         SERIES A   SERIES B
                             CAPITAL                          CAPITAL        PERCENTAGE    COMMON             PREFERRED  PREFERRED
MEMBER                    CONTRIBUTION                        ACCOUNT         INTEREST     SHARES               SHARES    SHARES
------                    ------------                        -------         --------     ------               ------    ------
Jose A. Rueda         .75% unvested interest in Gaming      --              0%        7,500(unvested)         0         0

Lee Galati            .25% unvested interest in Gaming      --              0%        2,500(unvested)         0         0



                                      SCHEDULE 2
                QUARTERLY BREAKDOWN HOTEL AND CASINO PROJECTED EBITDA

                                   (IN $ MILLIONS)

Year            Q1                Q2               Q3                Q4
----            --                --               --                --

2000        $  32.40          $  32.40         $  32.40          $  32.40

2001        $  33.35          $  33.35         $  33.35          $  33.35

2002        $  35.01          $  35.01         $  35.01          $  35.01

2003        $  36.20          $  36.20         $  36.20          $  36.20

2004        $  37.42          $  37.42         $  37.42          $  34.72

2005        $  42.06          $  42.06         $  42.06          $  42.06

2006        $  43.33          $  43.33         $  43.33          $  43.33

2007        $  44.64          $  44.64         $  44.64          $  44.64

                                      SCHEDULE 3
                 QUARTERLY BREAKDOWN OF SALLE PRIVEE PROJECTED EBITDA

                                   (IN $ MILLIONS)

Year            Q1                Q2               Q3                Q4
----            --                --               --                --

2000        $   3.03          $   2.02         $   2.02          $   3.03

2001        $   3.12          $   2.08         $   2.08          $   3.12

2002        $   3.21          $   2.14         $   2.14          $   3.21

2003        $   3.31          $   2.20         $   2.20          $   3.31

2004        $   3.41          $   2.27         $   2.27          $   3.41

2005        $   3.51          $   2.34         $   2.34          $   3.51

2006        $   3.61          $   2.41         $   2.41          $   3.61

2007        $   3.72          $   2.48         $   2.48          $   3.72

                                      EXHIBIT A
                        FORM OF STOCKHOLDERS AND REGISTRATION
                                   RIGHTS AGREEMENT

                        EXHIBOT A TO ALADDIN GAMING HOLDINGS,
                               LLC OPERATING AGREEMENT

















                FORM OF STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT

                                [ALADDIN GAMING, INC.]

                                  TABLE OF CONTENTS

                                      ARTICLE I
                                     DEFINITIONS

1.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                      ARTICLE II
                                 CORPORATE GOVERNANCE

2.1  Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
2.2  Supermajority Required on Certain Matters.  . . . . . . . . . . . . . .   8
2.3  Executive Management Committee. . . . . . . . . . . . . . . . . . . . .   9
2.4  Vacancies; Removal. . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.5  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.6  Directors' Indemnification. . . . . . . . . . . . . . . . . . . . . . .  10
2.7  Quorum Requirements and Actions by the Board. . . . . . . . . . . . . .  10
2.8  Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                                     ARTICLE III
                    RESTRICTIONS ON SALES OF STOCK BY STOCKHOLDERS

3.1  No Sales. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
3.2  Permitted Transferees . . . . . . . . . . . . . . . . . . . . . . . . .  11
3.3  Agreement to be Bound . . . . . . . . . . . . . . . . . . . . . . . . .  11
3.4  Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                      ARTICLE IV
                                   TAG ALONG RIGHTS

4.1  Tag Along Sale. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
4.2  Tag Along Procedure . . . . . . . . . . . . . . . . . . . . . . . . . .  11
4.3  Tag Along Closing . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
4.4  Exempted Sales. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                      ARTICLE V
                                  HOLDBACK AGREEMENT

5.1  Holdback. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                      ARTICLE VI
                              DEMAND REGISTRATION RIGHTS

6.1  Request by the Stockholders . . . . . . . . . . . . . . . . . . . . . .  13
6.2  Registration Statement Form . . . . . . . . . . . . . . . . . . . . . .  15
6.3  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
6.4  Effective Registration Statement. . . . . . . . . . . . . . . . . . . .  15

6.5  Priority in Requested Registrations . . . . . . . . . . . . . . . . . .  15
6.6  Underwriters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                     ARTICLE VII
                               INCIDENTAL REGISTRATION

7.1  Right to Include Registrable Securities . . . . . . . . . . . . . . . .  16
7.2  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
7.3  Priority in Incidental Registrations. . . . . . . . . . . . . . . . . .  17
7.4  Underwriters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                     ARTICLE VIII
                               REGISTRATION PROCEDURES

8.1  Registration Procedures . . . . . . . . . . . . . . . . . . . . . . . .  18
8.2  Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
8.3  Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                                      ARTICLE IX
                                   INDEMNIFICATION

9.1  Indemnification by the Company. . . . . . . . . . . . . . . . . . . . .  22
9.2  Indemnification by the Sellers. . . . . . . . . . . . . . . . . . . . .  23
9.3  Notices of Claims, Etc. . . . . . . . . . . . . . . . . . . . . . . . .  24
9.4  Other Indemnification . . . . . . . . . . . . . . . . . . . . . . . . .  25
9.5  Contribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
9.6  Limitation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

                                      ARTICLE X
                                       RULE 144

10.1  Rule 144 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

                                      ARTICLE XI
                                        LEGEND

11.1  Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
11.2  Termination of Requirement . . . . . . . . . . . . . . . . . . . . . .  28

                                     ARTICLE XII
                            REPRESENTATIONS AND WARRANTIES

12.1  Representations and Warranties . . . . . . . . . . . . . . . . . . . .  29

                                     ARTICLE XIII
                                     NON-COMPETE

13.1  LCI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
13.2  Sommer Enterprises . . . . . . . . . . . . . . . . . . . . . . . . . .  30
13.3  Reasonable Terms . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                     ARTICLE XIV
                                    MISCELLANEOUS

14.1  Duration of Agreement. . . . . . . . . . . . . . . . . . . . . . . . .  31
14.2  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . .  31
14.3  Amendment and Waiver . . . . . . . . . . . . . . . . . . . . . . . . .  31
14.4  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
14.5  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
14.6  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . .  32
14.7  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
14.8  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
14.9  Descriptive Headings . . . . . . . . . . . . . . . . . . . . . . . . .  33
14.10 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
14.11 Survival of Representations and Warranties . . . . . . . . . . . . . .  34
14.12 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

          THIS STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT, dated as of __________________ (this "AGREEMENT"), by and among [Aladdin Gaming, Inc.], a Nevada corporation (the "COMPANY") and [the stockholders of the Company immediately prior to the IPO].

                                W I T N E S S E T H :

          WHEREAS, the shareholders of the Company have determined that it is in their best interest to execute an initial public offering ("IPO") of the shares of common stock of the Company; and

          WHEREAS, such shareholders deem it to be in their best interests to enter into an agreement establishing and setting forth their agreement with respect to certain rights and obligations associated with ownership of shares of common stock in the capital of the Company following the IPO.

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein set forth, the parties hereto agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

          1.1 DEFINITIONS. As used herein, the following terms shall have the following meanings:

          "A DIRECTORS" has the meaning ascribed thereto in Section 2.1.

          "AFFILIATE" means with respect to a specified Person, any other Person who or which is (a) the principal of the specified Person, (b) directly or indirectly Controlling, Controlled by or under common Control with the specified Person or (c) any member, director, officer, manager, relative or spouse of the specified Person.

          "BAZAAR LEASE" means the lease dated February 26, 1998 between the Company and Aladdin Bazaar, LLC.

          "B DIRECTOR" has the meaning ascribed thereto in Section 2.1.

          "BOARD" shall mean the Board of Directors of the Company.

          "CEO" means the chief executive officer of the Company, from time to time.

          "COMMON STOCK" means the Common Stock, par value           per share,
of the Company.

          "COMMON STOCK EQUIVALENTS" means securities convertible into, or exchangeable or exercisable for, Common Stock.

          "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have corresponding meanings.

          "DESIGNATING PARTY" means, (a) with respect to any A Director, Sommer Enterprises and (b) with respect to any B Director, LCI.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar Federal statute.

          "EXECUTIVE MANAGEMENT COMMITTEE" has the meaning ascribed thereto in
Section 2.3.

          "IPO" means the initial underwritten offering pursuant to which the Common Stock becomes registered under Section 12 of the Securities Exchange Act of 1934, as amended.

          "LCI" means London Clubs Nevada Inc., a Nevada corporation, and its permitted successors and assigns who are Stockholders at the relevant time.

          "LITIGATION" has the meaning ascribed thereto in Section 14.10.

          "OTHER STOCKHOLDERS" means, with respect to any Stockholder, all Stockholders of the Company other than such Stockholder.

          "OVERSUBSCRIBED TAG ALONG STOCKHOLDER" has the meaning ascribed thereto in Section 4.2.

          "PERMITTED TRANSFEREE" "Permitted Transferee" means, with respect to a particular Stockholder, a Person other than a Prohibited Transferee who is (a) an Affiliate of the Stockholder which, other than in respect of immediate family members of Viola Sommer or Jack Sommer, is approved by the other Stockholders in writing, such approval not to be unreasonably withheld or delayed, (b) a wholly owned Subsidiary of the Stockholder, (c) another Stockholder or (d) any other Person approved in writing by all the other Stockholders.

          "PERSON" means any individual, corporation, limited-liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

          "PRIMARY REGISTRABLE SECURITIES" has the meaning ascribed thereto in
Section 7.1.

          "PROHIBITED TRANSFEREE" means (a) any owner, operator or manager of a hotel or casino competitive with the Company in locations where the Company or any of its Affiliates has hotel or casino operations (other than Viola Sommer and Jack Sommer and their immediate family members, Sommer Enterprises and its Affiliates or LCI and its Affiliates) (b) any "non-profit" or "not-for profit" corporation, association, trust fund, foundation or other similar entity organized and operated exclusively for charitable purposes that qualifies as a tax exempt entity under applicable federal and state tax law or corresponding foreign law, (c) any federal, state, local or foreign governmental agency, instrumentality or other similar entity, (d) any Person primarily engaged in the business of owning or operating a casino or other similar type of gambling facility (other than Viola Sommer and Jack Sommer and their immediate family members, Sommer Enterprises and its Affiliates or LCI and its Affiliates), (e) any Person that has been convicted of a felony, (f) any Person who has been found unsuitable or has withdrawn an application to be found suitable by the Nevada Gaming Authorities, (g) Focus 2000, Inc., or the then current owner or lessee of the real property located at the north-east corner of Las Vegas Boulevard and Harmon Avenue, in Las Vegas, Nevada, (h) any member of Aladdin Bazaar, LLC, a Nevada limited liability company or any Affiliate of any such member; or (i) any owner or opera-tor of a distillery, winery, brewery or distributorship of alcoholic beverages.

          "PROPORTIONATE PERCENTAGE" means, as to each Tag Along Stockholder, the quotient obtained (expressed as a percentage) by dividing the number of shares of Common Stock owned by such Tag Along Stockholder by the aggregate number of shares of Common Stock owned by all Tag Along Stockholders.

          "PUBLIC SALE" means a Sale pursuant to a bona fide underwritten public offering pursuant to an effective registration statement filed under the Securities Act or pursuant to Rule 144 under the Securities Act (other than in a privately negotiated Sale).

           "RECIPROCAL EASEMENT AGREEMENT" means the Construction, Operation and Reciprocal Easement Agreement by and among the Company, Aladdin Bazaar, LLC and Aladdin Music, LLC dated February 26, 1998.

          "REGISTRABLE SECURITIES" means any issued and outstanding shares of Common Stock. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise Sold, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar State law then in force, or (d) they shall have ceased to be outstanding.

          "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with Articles VI, VII and VIII, including, without limitation, (a) all registration, filing and NASD fees, (b) all fees and expenses of complying with securities or blue sky laws, (c) all word processing, duplicating and printing expenses, (d) all messenger and delivery expenses, (e) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such perfor-mance and compliance, (f) the fees and disbursements of any one counsel and any one accountant retained by the holder or holders of more than fifty percent (50%) of the Registrable Securities being registered, (g) premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered if the Company desires such insurance, and (h) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any; PROVIDED that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

          "REMAINING TAG ALONG STOCK" has the meaning ascribed thereto in
Section 4.2.

          "REQUISITE SHARE NUMBER" means at least twenty-three percent (23%) of the Registrable Securities.

          "SALLE PRIVEE FACILITIES" means facilities open to the public at large, consisting of: (a) a gaming facility, containing approximately 20 to 30 high limit tables and approximately 100 high limit slot devices, located on the mezzanine level directly above the main gaming floor, (b) a super-premium gourmet restaurant facility located adjacent to and as part of the gaming facility of the Salle Privee Facilities and containing a separate kitchen, a bar, approximately 25 tables inside the restaurant, as well as several additional dining tables located in a roof garden accessible through the restaurant, (c) an exclusive hospitality facility comprising approximately 25 double-module luxury suites, 5 triple-module suites, a concierge facility and guest bar and lounge, located in the main tower of the Aladdin hotel and casino,
(d) a separate entrance and reception area for guests of the Salle Privee Facilities, offering secure and discreet access for arrivals and departures, and
(e) vertical and horizontal circulation infrastructure providing for private elevator access to the hospitality facility and private corridor access from the hospitality facility to the gaming facility of Salle Privee Facilities.

          "SEC" means the Securities and Exchange Commission.

          "SECTION 6.1 NOTICE" has the meaning ascribed thereto in Section 6.1.

          "SECTION 6.1 REQUEST" has the meaning ascribed thereto in Section 6.1.

          "SECTION 7.1 NOTICE" has the meaning ascribed thereto in Section 7.1.

          "SECTION 7.3 SALE NUMBER" has the meaning ascribed thereto in Section 7.3.

          "SECURITIES ACT" means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

          "SELL" as to any Stock, means to sell, or in any other way directly or indirectly transfer, assign, distribute, pledge, encumber or otherwise dispose of, either voluntarily or involuntarily; and the terms "SALE" and "SOLD" shall have correlative meanings.

          "SELLING STOCKHOLDER" has the meaning ascribed thereto in Section 4.2.

          "SOMMER ENTERPRISES" means Sommer Enterprises, LLC and its permitted successors and assigns who are Stockholders at the relevant time.

          "STOCK" means (a) any Common Stock and (b) any Common Stock Equivalents, in each case, whether owned on the date hereof or acquired hereafter.

          "STOCKHOLDERS" means the parties to this Agreement (other than the Company) and any other subsequent holder of Stock who agrees to be bound by the terms of this Agreement.

          "STOCKHOLDERS' REGISTRABLE SECURITIES" has the meaning ascribed thereto in Section 7.1.

          "SUBSIDIARY" means, with respect to a specified Person, any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the specified Person. Unless a contrary intention is indicated in this Agreement, any reference to a Subsidiary shall mean a Subsidiary of the Company.

          "TAG ALONG NOTICE" has the meaning ascribed thereto in Section 4.2.

          "TAG ALONG OFFER" has the meaning ascribed thereto in Section 4.2.

          "TAG ALONG PERIOD" has the meaning ascribed thereto in Section 4.2.

          "TAG ALONG PRICE PER SHARE" has the meaning ascribed thereto in
Section 4.2.

          "TAG ALONG SALE" has the meaning ascribed thereto in Section 4.1.

          "TAG ALONG STOCK" has the meaning ascribed thereto in Section 4.2.

          "TAG ALONG STOCKHOLDERS" has the meaning ascribed thereto in Section 4.2.

          "TAG ALONG TRANSFEREE" has the meaning ascribed thereto in Section
4.2.

          "THIRD PARTY" means any Person other than a Stockholder or the Company.

                                      ARTICLE II

                                 CORPORATE GOVERNANCE

          Each Stockholder agrees to take all actions required to be taken in its capacity as a shareholder of the Company or otherwise, including, without limitation, (a) to appear, or cause an individual holding its proxy to appear, at all annual and special meetings of shareholders of the Company, and to vote, or cause an individual holding its proxy to vote, all of its shares of Common Stock, (b) to sign a unanimous resolution of the shareholders of the Company, having the same effect as a vote of shareholders at a meeting of the shareholders of the Company, and (c) to cause its representative or the Board to take action or refrain from taking action in its capacity as a director, in order to effect and/or maintain the following:

          2.1 BOARD. The Board shall be comprised of seven (7) members. In connection with any election for members of the Board, the slate of directors recommended by the Board to Stockholders for election as directors shall consist of: four (4) representatives designated by Sommer Enterprises (the "A DIRECTORS"), two (2) representative 2 designated by LCI (the "B DIRECTOR") and one (1) independent director agreed upon by Stockholders holding at least two-thirds of the Common Stock held by the Stockholders; PROVIDED that:

          (a) LCI shall not have the right to designate B Directors in the slate of directors recommended by the Board to Stockholders for election as directors, and the Stockholders (including LCI) shall use their best efforts to remove the B Directors from office, if the shares of Common Stock held by LCI shall be less than (i) 20% of the total issued and outstanding shares of Common Stock, or (ii) 25% of the shares of Common Stock held by Sommer Enterprises;

          (b) Sommer Enterprises shall not have the right to designate A Directors in the slate of directors recommended by the Board to Stockholders for election as directors, and the Stockholders (including Sommer Enterprises) shall use best efforts to remove the A Directors from office, if the shares of Common Stock held by Sommer Enterprises shall be less than 20% of the total issued and outstanding shares of Common Stock; and

          (c) if, pursuant to the Operating Agreement of Aladdin Gaming Holdings, LLC, LCI is the Majority Member (as defined in such Operating Agreement) of Aladdin Gaming Holdings, LLC on the date hereof, subject to paragraphs (a) and (b) of this proviso, LCI shall designate four (4) B Directors, Sommer Enterprises shall designate two (2) A Directors and one (1) independent director shall be agreed upon by Stockholders holding at least two-thirds of the Common Stock held by the Stockholders.

          2.2 SUPERMAJORITY REQUIRED ON CERTAIN MATTERS. The Company and its Subsidiaries shall not take any of the following actions unless Stockholders owning an aggregate of more than 80% of the Common Stock that is held by the Stockholders consent in writing to such action:

               (a) the issuance of additional shares of the Company or securities of the Company convertible into or exchangeable for shares of the Company or the granting of any options or other rights to acquire from the Company, or other obligation of the Company to issue, any shares of the Company or securities convertible into or exchangeable for shares of the Company (other than in respect of matters referred to in Section 2.2(p) for which Section 2.2(p) shall govern);

               (b) any voluntary dissolution or liquidation of the Company or any Subsidiary or the sale of all or substantially all of the assets of the Company and its Subsidiaries;

               (c)  any merger of consolidation of the Company with any Person;

               (d)  any amendment to the Certificate or By-laws of the Company;

               (e) the creation, incurrence, assumption or guarantee of any indebtedness (excluding obligations as lessee under leases made in the ordinary course of business) in any individual transaction in excess of the threshold limit in force as of the date hereof under Section 7.5(a)(vi)(B) of the Operating Agreement of Aladdin Gaming Holdings, LLC (such threshold limit to be increased annually by an amount to be determined by the Board to correspond to increases in consumer prices in the United States for each year).

               (f) the creation of any lien, pledge or other security interest in assets of the Company or any Subsidiary securing indebtedness of any third party which is not for the benefit of any business carried on by the Company and its Subsidiaries;

               (g) other than dividends and distributions by Subsidiaries, the declaration, setting aside or payment of any dividends or other distributions on shares;

               (h) the commencement of a voluntary case under Title 11 of the United States Code entitled "Bankruptcy" or any other voluntary proceeding under and laws relating to bankruptcy or insolvency or any assignment for the benefit of creditors;

               (i) the employment of any member of the Executive Management Committee or any material amendment to the terms of employment of any such Person;

               (j) any material transactions between the Company or any Subsidiary, on the one hand, and any Stockholder or any Affiliate of any Stockholder, on the other hand;

               (k) any entry into any new business opportunity unrelated to the Aladdin hotel and casino and the second hotel;

               (l) the appointment or removal of the Company's independent auditors;

               (m) any material amendment to, or any material waiver under, the Bazaar Lease (such consent not to be unreasonably withheld);

               (n) any material amendment to, or any material waiver under, the Reciprocal Easement Agreement (such consent not to be unreasonably withheld);

               (o) any arrangement or agreement for the Company to pay a salary to any Stockholder or any Affiliate of any Stockholder (other than in respect of the matters referred to in Section 2.2(q) for which Section 2.2(q) shall govern);

               (p) the adoption of, or any material amendment to, any employee benefit, profit sharing, incentive, bonus, pension, retirement or employee stock option plans (such consent not to be unreasonably withheld in the context of industry practice);

               (q) any license of the Aladdin trademark to any Person other than a Subsidiary (such consent not to be unreasonably withheld);

               (r) any contract (including leases) outside the ordinary course of business or for capital expenditure not included in the Company's annual budgets (such consent not to be unreasonably withheld); and

               (s) the initiation or settlement of any material litigation outside the ordinary course of business and the selection of counsel therefor (such consent not to be unreasonably withheld).

          2.3 EXECUTIVE MANAGEMENT COMMITTEE. The Board shall delegate day-to-day management responsibility of the Company to a committee of management (the "EXECUTIVE MANAGEMENT COMMITTEE") to include of the following persons: the president and chief executive officer of the Company, the chief financial officer of the Company, the senior vice president of the Company who is the president and chief operating officer of the Aladdin hotel and casino, the senior vice president of the Company who is the president and chief operating officer of the second hotel and casino, the senior vice president human resources of the Company, the senior vice president electronic gaming of the Company and the managing director of the Salle Privee Facilities.

          2.4 VACANCIES; REMOVAL. If any director shall cease to serve as a director of the Company for any reason, the vacancy resulting thereby shall be filled by another person selected by its Designating Party or by the holders of two-thirds of the Common Stock if so appointed, as the case may be. Upon the request of a Designating Party for the removal of a director designated by it, the Stockholders shall use best efforts to cause such director to be removed from office.

          2.5 EXPENSES. The Company shall pay the reasonable out-of-pocket expenses incurred by each of the directors in connection with performing his or her duties as a member of the Board, including, without limitation, the reasonable out-of-pocket expenses incurred by such person attending meetings of the Board or any committee thereof or meetings of any board of directors or other similar managing body (and any committee thereof) of any subsidiary of the Company.

          2.6 DIRECTORS' INDEMNIFICATION. (a) The Company shall obtain and cause to be maintained in effect, with financially sound insurers, a policy of directors' and officers' liability insurance covering each of the directors in an amount of at least $__________.

          (b) The Certificate of Incorporation, By-Laws and other organizational documents of the Company shall at all times, to the fullest extent permitted by law, provide for indemnification of, advancement of expenses to, and limitation of the personal liability of, the members of the Board and such other persons, if any, who, pursuant to a provision of such Certificate of Incorporation, By-Laws or other organizational documents, exercise or perform any of the powers or duties otherwise conferred or imposed upon members of the Board.

          2.7 QUORUM REQUIREMENTS AND ACTIONS BY THE BOARD. The By-laws of the Company shall provide that a simple majority of the Board shall constitute a quorum for the transaction of any business of the Company at meetings of the Board.

          2.8 COOPERATION. Each Stockholder shall vote all of its Common Shares and shall take all other necessary or desirable actions within its control (including, without limitation, attending all meetings in person or by proxy for purposes of obtaining a quorum and/or executing all written consents in lieu of meetings as applicable), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special Board and Stockholder meetings), to effectuate the provisions of this
Article II.

                                     ARTICLE III

                    RESTRICTIONS ON SALES OF STOCK BY STOCKHOLDERS

          3.1 NO SALES. Subject to the remaining provisions of this Article III, no Stockholder shall Sell any Stock (a) prior to the consummation of an IPO, other than to a Permitted Transferee in accordance with the terms hereof, or (b) without first, if applicable, complying with the provisions of Article
IV.  Notwithstanding any
other provision of this Agreement, in no event shall any Stockholder Sell any Stock to a Prohibited Transferee.

          3.2 PERMITTED TRANSFEREES. Subject to Section 3.3, and notwithstanding Article IV, a Stockholder may Sell its Stock, or any part thereof, at any time to a Permitted Transferee.

          3.3 AGREEMENT TO BE BOUND. Anything contained in this Agreement to the contrary notwithstanding, except in connection with a Public Sale, any transferee (who is not already a Stockholder) of Stock from a Stockholder shall upon consummation of, and as a condition to, such Sale execute and deliver to the Company (which the Company shall then deliver to all other Stockholders) an agreement pursuant to which such transferee agrees to be bound by the terms of this Agreement, and such transferee shall thereafter be deemed to be a Stockholder for all purposes of this Agreement.

          3.4 VIOLATION. Any Sale or attempted Sale of Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Sale on its books or treat any purported transferee of such Stock as the owner of such Stock for any purpose.

                                      ARTICLE IV

                                   TAG ALONG RIGHTS

          4.1 TAG ALONG SALE. Subject to Section 4.4, no Stockholder may, alone or in concert with any Other Stockholder, in any transaction or series of related transactions, Sell any Stock to another Person or Persons if, after giving effect to such Sale of Stock (whether as a result of such Sale or otherwise), such Person or Persons together with their Affiliates would own in the aggregate an amount of Common Stock greater than 10% of the outstanding Common Stock (such Sale being referred to herein as a "TAG ALONG SALE"), except in accordance with the procedures of this Article IV.

          4.2 TAG ALONG PROCEDURE. (a) If a Stockholder (a "SELLING STOCKHOLDER") proposes to make a Tag Along Sale the Selling Stockholder shall first deliver to each Other Stockholder a written notice (the "TAG ALONG NOTICE"), which shall specifically identify the proposed transferee or transferees (the "TAG ALONG TRANSFEREE"), the amount and type of Stock proposed to be Sold (the "TAG ALONG STOCK"), the purchase price per share therefor ("TAG ALONG PRICE PER SHARE"), and a summary of the other material terms and conditions of the proposed Tag Along Sale, and shall contain an offer (the "TAG ALONG OFFER") by the Tag Along Transferee to each Other Stockholder, which shall be irrevocable for a period of 20 days after the delivery thereof (the "TAG ALONG PERIOD"), to purchase such Other Stockholder's Stock at a price per share equal to the Tag Along Price Per Share and upon all such other terms offered by the Tag Along Transferee to the Selling Stockholder including, without limitation, those set forth in the Tag Along Notice.

          (b) The Tag Along Offer may be accepted in whole or in part at the option of each of the Other Stockholders. Notice of an Other Stockholder's intention to accept a Tag Along Offer, in whole or in part, shall be evidenced by a writing signed by such Other Stockholder and delivered to the Selling Stockholder, the Tag Along Transferee and the Company prior to the end of the Tag Along Period, setting forth the amount and type of Stock that such Other Stockholder elects to Sell.

          (c) Upon the expiration of the Tag Along Period, the Tag Along Stock shall be allocated among the Selling Stockholder and the Other Stockholders electing to participate in the Tag Along Sale (collectively, the "TAG ALONG STOCKHOLDERS") as follows: (i) First, each Tag Along Stockholder shall be entitled to Sell its Proportionate Percentage of the Tag Along Stock; (ii) second, if an amount of Tag Along Stock has not been allocated for Sale pursuant to clause (i) (the "REMAINING TAG ALONG STOCK"), each Tag Along Stockholder (an "OVERSUBSCRIBED TAG ALONG STOCKHOLDER") which had offered to Sell an amount of Tag Along Stock in excess of the amount of Stock allocated for Sale to it in accordance with the allocation set forth in clause (i) shall be entitled to Sell an amount of Remaining Tag Along Stock equal to its Proportionate Percentage (treating only Oversubscribed Tag Along Stockholders as Tag Along Stockholders) of the Remaining Tag Along Stock; and (iii) third, the process set forth in clause (ii) shall be repeated with respect to any amounts of Tag Along Stock not allocated for Sale until the Tag Along Stock is allocated for Sale in its entirety.

          4.3 TAG ALONG CLOSING. All Sales of Stock to the Tag Along Transferee shall be consummated contemporaneously at the offices of the Company on the later of (a) a mutually satisfactory business day as soon as practicable, but in no event more than 30 days after the expiration of the Tag Along Period, (b) the closing date, if any, set forth in the Tag Along Notice, (c) the fifth business day following the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to such Sales, and (d) the date when all approvals in respect of such Sales required by the Nevada Gaming Control Act (or any successor statute) and any rules or regulations promulgated thereunder are obtained (such approvals to be obtained as soon as is reasonably practicable). The delivery of certificates or other instruments evidencing the Tag Along Stock as allocated pursuant to
Section 4.2(c) duly endorsed for transfer shall be made on such date against payment of the purchase price for such Stock.

          4.4 EXEMPTED SALES. The requirements of this Article IV shall not apply to (a) any Sale of Stock by a Selling Stockholder to any Permitted Transferee of such Stockholder or (b) any Sale of Stock by a Stockholder in a Public Sale.

                                      ARTICLE V

                                  HOLDBACK AGREEMENT

          5.1 HOLDBACK. Each Stockholder agrees that, to the extent requested in writing by a managing underwriter of a Public Sale effected pursuant to a registration under Articles VI or VII, it will not Sell any Stock (other than as part of such Public Sale) during the time period reasonably requested by the managing underwriter, not to exceed two years.

                                      ARTICLE VI

                              DEMAND REGISTRATION RIGHTS

          6.1 REQUEST BY THE STOCKHOLDERS. Upon the written request (a "SECTION 6.1 REQUEST") of one or more Stockholders holding Common Stock representing in aggregate at least the Requisite Share Number requesting that the Company effect the registration under the Securities Act of all or part of such Stockholders' Registrable Securities and specifying the intended method of disposi-tion thereof, the Company will promptly give written notice of such requested registration (a "SECTION 6.1 NOTICE") to all registered holders of Registrable Securities, and thereupon the Company will, subject to the terms of this Agreement, use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of:

                    (a) the Registrable Securities that the Company has been requested to register by the Section 6.1 Request,

                    (b) all other Registrable Securities that the Company has been requested to register by any Other Stockholder by written request given to the Company within fifteen business days after the giving of the Section 6.1 Notice (which request shall specify the intended method of disposition of such Registrable Securities), and

                    (c) all shares of Common Stock which the Company or any Third Party may elect to register in connection with the offering of Registrable Securities pursuant to this Section 6.1,

all to the extent requisite to permit the disposition (in accordance with the stated intended methods thereof) of the Registrable Securities and the additional shares of Common Stock, if any, so to be registered; PROVIDED that
(i) the Company shall not be required to effect any registration of Registrable Securities pursuant to this Section 6.1 within a period of six months after the effective date of any other registration statement of the Company filed pursuant to this Section 6.1 or Section 7.1 (other than registration statements on Form S-4 or Form S-8, or any successor or similar forms), (ii) the Company shall not be obligated to effect more than a total of four registration statements pursuant to this Section 6.1, (iii) the Company may postpone filing a registration statement relating to a registration request under this Section 6.1 twice within a period of twelve months, for a reasonable period (not in excess of 90 days), (iv) at the request of either Sommer Enterprises or LCI, whichever is entitled to designate four (4) representatives on the Board pursuant to
Section 2.1, provided that such party believes it to be commercially reasonable to so request, the Company shall defer a registration pursuant to a Section 6.1 Request and (vi) prior to LCI or Sommer

Enterprises, whichever is only entitled to designate two (2) representatives on the Board pursuant to Section 2.1, making any Section 6.1 Request, such party must first submit to the Board a letter from a reputable, nationally recognized underwriter stating that a Public Sale is economically feasible. Any Stockholder may, during any such postponement, revoke such registration request by providing written notice to the Company and such request shall thereafter not be counted as a registration request pursuant to this Article VI.

          6.2 REGISTRATION STATEMENT FORM. Registrations under this Article VI shall be on such appropriate registration form of the SEC for the disposition of the Registrable Securities as shall be selected by the Company and shall be reasonably acceptable to any Stockholders who are the registered holders of Registrable Securities participating in the registration representing in the aggregate at least the Requisite Share Number.

          6.3 EXPENSES. The Company shall pay all Registration Expenses in connection with each registration requested pursuant to this Article VI; PROVIDED that each Stockholder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Stockholder's Registrable Securities pursuant to a registration statement requested pursuant to this Article VI.

          6.4 EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this Article VI shall not be deemed to have been effected unless a registration statement with respect thereto has become effective; PROVIDED that
(a) a registration statement that does not become effective after the Company has filed a registration statement with respect thereto by reason of the refusal to proceed of the Stockholder or Stockholders who made the Section 6.1 Request with respect thereto (other than a refusal to proceed based upon the written advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company unless such Stockholder or Stockholders shall have elected to pay all Registration Expenses in connection with such registration and (b) after a registration has become effective the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such registration will be deemed not to have been effected.

          6.5 PRIORITY IN REQUESTED REGISTRATIONS. If the managing underwriter for a requested registration pursuant to this Article VI shall advise the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the Stockholder or Stockholders who made the Section 6.1 Request, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (a) first, Registrable Securities, if any, the Company proposes to Sell, (b) second, Registrable Securities allocated pro rata among all Stockholders requesting that Registrable Securities be included in such registration on the basis of the relative number of shares of such Registrable Securities each such Stockholder has requested to be included in such registration, and (c) third, Registrable Securities, if any, any Third Party proposes to Sell.

          6.6  UNDERWRITERS.  If a requested registration pursuant to this
Article VI involves an underwritten offering, the Company shall have the right to select the investment banker(s) that shall manage the offering.

                                     ARTICLE VII

                               INCIDENTAL REGISTRATION

          7.1 RIGHT TO INCLUDE REGISTRABLE SECURITIES. If the Company at any time proposes to register any Registrable Securities (the "PRIMARY REGISTRABLE SECURITIES") under the Securities Act, whether or not for sale for its own account (other than a registration on Form S-4 or Form S-8, or any successor or similar forms and other than pursuant to a registration under Section 6.1), it will each such time promptly give written notice to all Stockholders who hold of record any Registrable Securities of its intention to do so, of the registration form of the SEC that has been selected by the Company and of such Stockholders' rights under this Section 7.1 (the "SECTION 7.1 NOTICE"). The Company will use its best efforts to effect the registration of all Registrable Securities that the Company is requested in writing, within 15 business days after the Section
7.1 Notice is given (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), to register by the Stockholders thereof (the "STOCKHOLDERS' REGISTRABLE SECURITIES"); PROVIDED that if, at any time after giving written notice of its intention to register the Primary Registrable Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of the Primary Registrable Securities, the Company may, at its election, give written notice of such determination to all such Stockholders who requested registration and, thereupon, (a) in the case of a determination by the Company not to register any of the Primary Registrable Securities, the Company shall be relieved of its obligation to register any Stockholders' Registrable Securities in connection with such abandoned registration (but not from its obligation to pay expenses in connection therewith), without prejudice, however, to the rights of Stockholders under Article VI and (b) in case of a determination by the Company to delay registration of the Primary Registrable Securities, the Company shall be permitted to delay the registration of any Stockholders' Registrable Securities for the same period as the delay in registering the Primary Registrable Securities. No registration effected under this Article VII shall relieve the Company of its obligations to effect registrations upon request under Article VI.

          7.2 EXPENSES. The Company shall pay all Registration Expenses in connection with each registration requested pursuant to this Article VII; PROVIDED, HOWEVER, that each Stockholder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Stockholder's Registrable Securities pursuant to a registration statement requested pursuant to this Article VII.

          7.3 PRIORITY IN INCIDENTAL REGISTRATIONS. If the managing underwriter for a registration pursuant to this Article VII that involves an underwritten offering shall advise the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number (the "SECTION 7.3 SALE NUMBER") that can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such offering (a) first, all the securities the Company proposes to register for its own account, (b) second, to the extent that the Registrable Securities to be included by the Company are less than the Section
7.3 Sale Number, all Registrable Securities requested to be included by all Stockholders and (c) to the extent that the Registrable Securities to be included by the Company and all other Stockholders are less than the Section 7.3 Sale Number, all Registrable Securities requested to be included by Third Parties, PROVIDED that, if the number of such Registrable Securities exceeds the Section 7.3 Sale Number less the number of securities included pursuant to clause (a) then the number of such Registrable Securities included in such registration shall be allocated pro rata among all requesting Stockholders, on the basis of the relative number of shares of such Registrable Securities each such Stockholder has requested to be included in such registration.

          7.4  UNDERWRITERS.  If a requested registration pursuant to this
Article VII involves an underwritten offering, the Company shall have the right to select the investment banker(s) that shall manage the offering.

                                     ARTICLE VIII

                               REGISTRATION PROCEDURES

          8.1 REGISTRATION PROCEDURES. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as soon as practicable:

          (a) prepare and file with the SEC (in any event within 60 days after the end of the period within which requests for registration may be given to the Company) the requisite registration statement to effect such registration and thereafter to use its best efforts to cause such registration statement to become and remain effective; PROVIDED that the Company may discontinue any registration of its securities that is being effected pursuant to Article VII at any time prior to the effective date of the registration statement relating thereto;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period (which shall not exceed 120 days after such registration statement becomes effective) as any seller of such Registrable Securities shall request and to comply with the provisions of the Securities Act with respect to the Sale of all securities covered by such registration statement during such period;

          (c) furnish to each seller of Registrable Securities covered by such registration statement and each underwriter, if any, of the securities being Sold by such seller such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller and underwriter may reasonably request in order to facilitate the Public Sale of the Registrable Securities owned by such seller;

          (d) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities laws or "blue sky" laws of such jurisdictions as any sellers of Registrable Securities representing in the aggregate at least the Requisite Share Number or any managing underwriter shall reasonably request, and do any and all other acts and things that may be necessary or advisable to enable such seller and each managing underwriter, if any, to consummate the disposition in such jurisdictions of such Registrable Securities owned by such seller; PROVIDED that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

          (e) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of any discovery by the Company that the prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (f) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first day of the Company' first full calendar quarter after the effective date of the registration statement, which earning statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

          (g) use its best efforts to cause all Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar equity securities issued by the Company are then listed or eligible for listing, if any, if the listing of such securities is then permitted under the rules of such exchange;

          (h) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

          (i) in connection with any underwritten offering, enter into an underwriting agreement with the underwriter of such offering in the form customary for such underwriter for similar offerings, including such representations and warranties by the Company, provisions regarding the delivery of opinions of counsel for the Company and accountants' letters, provisions regarding indemnification and contribution, and such other terms and conditions as are at the time customarily contained in such underwriter's underwriting agreements for similar offerings (the sellers of Registrable Securities which are to be distributed by such underwriter(s) may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriter(s) shall also be made to and for the benefit of such sellers of Registrable Securities and such sellers of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriter(s) other than repre-sentations, warranties or agreements regarding such sellers and such sellers' intended methods of distribution);

          (j) upon receipt of such confidentiality agreements as the Company may reasonably request, make available for inspection by any seller of Registrable Securities covered by such registration statement and by any attorney, accountant or other agent retained by any such seller, all pertinent financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause all of the Company's and its subsidiaries' officers, directors and employees to supply all information reasonably requested by any such seller, attorney, accountant or agent in connection with such registration statement; and

          (k) permit any holder of Registrable Securities who, in the sole judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, that in the judgment of such holder, as aforesaid, should be included.

          8.2 INFORMATION. The Company may require each seller of Registrable Securities covered by the registration statement to furnish to the Company such information regarding such seller and the distribution of its Registrable Securities as the Company may from time to time request in writing.

          8.3 COOPERATION. Each holder of Registrable Securities agrees that upon receipt of any notice from the Company of the kind described in Section 8.1(e), such holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 8.1(e), and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities that was in effect prior to such amendment or supplement. In the event the Company shall give any such notice, the period set forth in Section 8.1(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section

8.1(e) to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 8.1(e).

                                      ARTICLE IX

                                   INDEMNIFICATION

          9.1 INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities of the Company under the Securities Act pursuant to Articles VI or VII, the Company will, and hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, its directors and officers or general and limited partners (and the directors and officers thereof), each Person who participates as an underwriter, if any, in the offering or sale of such securities and each Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such seller, or any such director or officer or general or limited partner or any such underwriter or controlling Person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), if used prior to the effective date of such registration statement, or contained in the prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse such seller and each such director, officer, general or limited partner, underwriter and controlling Person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage or liability (or action or proceeding in respect thereof); PROVIDED that the Company shall not be liable to any such seller or any such director, officer, general or limited partner, underwriter or controlling Person in any such case to the extent that any such loss, claim, damage or liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or in any such preliminary, final or summary prospectus, or amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such seller or any such director, officer, general or limited partner, underwriter or controlling Person, specifically stating that it is for use in the preparation thereof; and PROVIDED FURTHER that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities, if any, or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 9.1 with respect to any preliminary, final or summary prospectus or the final prospectus as amended or supplemented as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter Sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such Sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter and such final prospectus, as then amended or supplemented, has corrected any such misstatement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any director, officer, general or limited partner, underwrit-er or controlling Person and shall survive the transfer of the Registrable Securities by such seller.

          9.2 INDEMNIFICATION BY THE SELLERS. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Articles VI or VII, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities and any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 9.1) the Company and its directors and officers and each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, general and limited partners and respective controlling Persons with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if, and only if, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers or any of their respective directors, officers, general or limited partners or controlling Persons and shall survive the transfer of such securities by such seller.

          9.3 NOTICES OF CLAIMS, ETC. As soon as possible after the commencement of any action or proceeding against an indemnified party hereunder with respect to which a claim for indemnification may be made pursuant to this
Article IX, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Article IX, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party there-of, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; PROVIDED that the indemnifying party shall not be entitled to so participate or so assume the defense if, in the indemnified party's reasonable judgment, a conflict of interest between the indemnified party and the indemnifying party exists in respect of such claim. After notice from the indemnifying party to such indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Article IX for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; PROVIDED that the sellers and their respective officers, directors, general and limited partners and controlling Persons or the Company and its officers, directors and controlling Persons, as the case may be, shall have the right to employ one counsel to represent such indemnified parties if, in such indemnified parties' reasonable judgment, a conflict of interest between the indemnified parties exists in respect of such claim, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party; and PROVIDED FURTHER that if, in the reasonable judgment of any of the indemnified parties, a conflict of interest exists between such indemnified parties and any other indemnified parties, such indemnified parties shall be entitled to additional counsel or counsels and the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. No indemnifying party, without the consent of the indemnified party, will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

          9.4 OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding paragraphs of this Article IX (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any State securities and "blue sky" laws.

          9.5  CONTRIBUTION.  If the indemnification provided for in this
Article IX is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in Sections 9.1 or 9.2 in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 9.5 were to be determined by pro rata allocation or by any other method of allocation of Registrable Securities which does not take account of the equitable considerations referred to in the first sentence of this Section 9.5; PROVIDED that the Company and each holder of Registrable Securities agree with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that the underwriters' portion of such contribution shall not exceed the underwriting discount. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section
9.5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in the preceding sentence and in Section 9.3 if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this
Section 9.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this
Section 9.5 of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this Section 9.5, such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in Section 9.3 has not been given with respect to such action; PROVIDED that the omission to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise under this Section 9.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.

          9.6 LIMITATION. Notwithstanding anything in this Article IX to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Article IX to contribute any amount in excess of the amount by which (a) in the case of a seller of Registrable Securities, the proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, or (b) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public, exceeds, in any such case, the amount of any damages which such seller or underwriter has otherwise been required to pay the Company or any underwriter by reason of such untrue or alleged untrue statement or omission.

                                      ARTICLE X

                                       RULE 144

          10.1 RULE 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder, subject to the terms and provisions of this Agreement to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with the requirements of this Article X.



                                        LEGEND

          11.1 LEGEND. Each Stockholder and the Company shall take all such action necessary (including exchanging with the Company certificates representing shares of Stock issued prior to the date hereof) to cause each certificate representing outstanding shares of Stock to bear a legend containing the following words:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT."

          "IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT DATED AS OF __________________ BY THE COMPANY AND THE PARTIES THERETO, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE COMPANY."

          11.2 TERMINATION OF REQUIREMENT. The requirement that the above securities legend be placed upon certificates or instruments evidencing shares of Stock shall cease and terminate upon the earliest of the following events:
(a) when such securities are Sold in a Public Sale or (b) when such securities are Sold in any other transaction if the seller delivers to the Company an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Company, or a "no-action" letter from the staff of the SEC, in either case to the effect that such legend is no longer neces-sary in order to protect the Company against a violation by it of the Securities Act upon any sale or other disposition of such securities without registration thereunder. Upon the consummation of any event requiring the removal of a legend hereunder, the Company, upon the surrender of certificates or instruments containing such legend, shall, at its own expense, deliver to the holder of any such securities as to which the requirement for such legend shall have ceased and terminated, one or more new certificates or instruments evidencing such securities not bearing such legend.

                                     ARTICLE XII

                            REPRESENTATIONS AND WARRANTIES

          12.1 REPRESENTATIONS AND WARRANTIES. Each party hereto represents and warrants to the other parties hereto as follows:

               (a) it has full power and authority to execute, deliver and perform its obligations under this Agreement;

               (b) this Agreement has been duly and validly authorized, executed and delivered by it, and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally;

               (c) the execution, delivery and performance of this Agreement by it does not (i) violate, conflict with, or constitute a breach of or default under its organizational documents, if any, or any material agreement to which it is a party or by which it is bound, or (ii) violate any law, regulation, order, writ, judgment, injunction or decree applicable to it;

               (d) no consent or approval of, or filing with, any governmental or regulatory body is required to be obtained or made by it in connection with the transactions contemplated hereby; and


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

               (e) it is not a party to any agreement which is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions hereof.

                                     ARTICLE XIII

                                     NON-COMPETE

          13.1 LCI. So long as LCI is a Stockholder and for a period of one year thereafter, LCI agrees that, other than through the Company, LCI and its Affiliates shall not, directly or indirectly, engage in the development of or own, operate, lease, manage, control, invest in, act as consultant or advisor to or otherwise assist any Person that engages in the development or operation of gaming operations which (a) involve or are in any way associated with golf resorts located in Clark County, Nevada, or (b) are located in Las Vegas, Nevada and involve or are in any way associated with operations of a type similar to the Salle Privee Facilities located in Las Vegas, Nevada, without the consent of the Company; PROVIDED that LCI and its Affiliates may own and/or operate a casino and/or hotel project in Las Vegas, Nevada that is so involved or associated if they first provide to the Company detailed written descriptions of such proposed venture (including financial analysis and projections) and offer the Company the opportunity to invest equally with and on substantially the same terms as LCI and its Affiliates, and the Company (by way of the Board, excluding the B Directors) declines such opportunity or fails to take up such opportunity within a reasonable time period.

          13.2 SOMMER ENTERPRISES. So long as Sommer Enterprises is a Stockholder and for a period of one year thereafter, Sommer Enterprises agrees that, other than through the Company, Sommer Enterprises and its Affiliates shall not, directly or indirectly, engage in the development of or own, operate, lease, manage, control, invest in, act as consultant or advisor to or otherwise assist any Person that engages in the development or operation of any casino and/or hotel project in Las Vegas, Nevada, other than the Mountain Spa Resort; PROVIDED that Sommer Enterprises and its Affiliates may own and/or operate a casino and/or hotel project in Las Vegas, Nevada if such opportunity has been offered to the Company and LCI or the members of the Board other than the A Directors have caused the Company to decline to take up, or to fail to pursue, such opportunity.

          13.3 REASONABLE TERMS. (a) LCI and Sommer Enterprises acknowledge and agree that the covenants set forth in this Article XIII are reasonable in geographical and temporal scope and in all other respects and that the Other Stockholders would not have entered into this Agreement but for the covenants contained in this Article XIII.

               (b) If, at the time of enforcement of this Article XIII, a court shall hold that the duration, scope, or area restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum duration, scope, or area reasonable under such circumstances shall be substituted for the stated duration, scope, or area.

               (c) LCI and Sommer Enterprises recognize and affirm that in the event of a breach of any provision of this Article XIII money damages would be inadequate and the damaged party would have no adequate remedy at law. Accordingly, the Company and the Other Stockholders shall have the right, in addition to any other rights and remedies existing in their favor, to enforce its rights under this Article XIII not only by an action or actions for damages, but also by an action or actions for specific performance, injunction and/or equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the provisions of this Article XIII.

                                     ARTICLE XIV

                                    MISCELLANEOUS

          14.1 DURATION OF AGREEMENT. The rights and obligations of a Stockholder under this Agreement shall terminate at such time as such Stockholder no longer is the beneficial owner of any Stock.

          14.2 FURTHER ASSURANCES. At any time or from time to time after the date hereof, the parties agree to cooperate with each other and, at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evi-dence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

          14.3 AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Stockholder unless such modification, amendment or waiver is approved in writing by the Company and the Stockholders. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          14.4 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          14.5 ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement and the documents contemplated hereby embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          14.6 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and each Stockholder and their respective successors, assigns, heirs and personal representatives, so long as they hold Stock. Except pursuant to a Sale of Stock in compliance with this Agreement (other than pursuant to a Public Sale), no Stockholder shall have the right to assign its rights and obligations under this Agreement without the consent of each of the other Stockholders.

          14.7 REMEDIES. Each Stockholder shall be entitled to enforce its rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement.

          14.8 NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) or sent by facsimile transmission to:

          (a) in the case of a Stockholder, such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party; and

          (b)  in the case of the Company, at:

               [Aladdin Gaming, Inc.]
               [Address]
               Attn:
               Telephone:
               Facsimile:

          Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail, one business day after deposit with a reputable overnight courier service and when receipt of facsimile transmission is acknowledged.

          14.9 DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

          14.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Nevada and of the United States of America, in each case located in Clark County, for any action, proceeding or investigation in any court or before any governmental authority ("LITIGATION") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Nevada or the United States of America, in each case located in Clark County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

          14.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement, regardless of any investigation made by or on behalf of any party.

          14.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.













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

          IN WITNESS WHEREOF, this Agreement was executed and delivered as of the date first above written.

                                        [ALADDIN GAMING, INC.]



                                        By:
                                           --------------------------------
                                           Name:
                                           Title:



                                        [STOCKHOLDERS]









                                          37